   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2001.



                                                      REGISTRATION NO. 333-71642

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                         INGERSOLL-RAND COMPANY LIMITED
             (Exact name of Registrant as Specified in its Charter)

              BERMUDA                                3585                                 N/A
  (State or Other Jurisdiction of        (Primary Standard Industrial               (I.R.S. Employer
   Incorporation or Organization)        Classification Code Number)              Identification No.)

                            200 CHESTNUT RIDGE ROAD
                        WOODCLIFF LAKE, NEW JERSEY 07677
                                 (201) 573-0123

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                            PATRICIA NACHTIGAL, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            200 CHESTNUT RIDGE ROAD
                        WOODCLIFF LAKE, NEW JERSEY 07677
                                 (201) 573-0123
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code of
                               Agent for Service)

                             ---------------------

                                   COPIES TO:

               JONATHAN B. NEWTON, ESQ.                              THOMAS J. EGAN, JR., ESQ.
                   BAKER & MCKENZIE                                       BAKER & MCKENZIE
              2300 TRAMMELL CROW CENTER                             815 CONNECTICUT AVENUE, N.W.
                   2001 ROSS AVENUE                                    WASHINGTON, D.C. 20006
                 DALLAS, TEXAS 75201                                       (202) 452-7000
                    (214) 978-3000

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger contemplated by the Agreement and Plan of Merger described in the enclosed proxy statement/ prospectus have been satisfied or waived.

                             ---------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[LOGO]                                                        INGERSOLL-RAND COMPANY    200 Chestnut Ridge Road
                                                                                        Woodcliff Lake, NJ 07677
                                                                                        (201) 573-3139
                                                                                        (201) 573-3406 Fax
                                                                                        herb_henkel@irco.com
HERBERT L. HENKEL
Chairman, President and
Chief Executive Officer



Dear Shareholder:                                               November 2, 2001


     We are pleased to present for your approval a proposal for reorganizing Ingersoll-Rand Company (which we refer to as IR-New Jersey) that will result in IR-New Jersey changing its domicile from New Jersey to Bermuda. Ingersoll-Rand Company Limited, a Bermuda company we recently formed (which we refer to as IR-Limited), will become the parent holding company of IR-New Jersey. The reorganization will be accomplished through a merger of a newly-formed merger subsidiary into IR-New Jersey. IR-New Jersey will be the surviving company and continue to exist as an indirect, wholly-owned subsidiary of IR-Limited. After completion of the reorganization, IR-Limited and its subsidiaries will continue to conduct the businesses now conducted by IR-New Jersey and its subsidiaries.

     If the merger is completed, the shares of IR-New Jersey common stock that you own will automatically become IR-Limited Class A common shares. The number of IR-Limited Class A common shares you will own will be the same as the number of shares of IR-New Jersey common stock that you own immediately prior to the completion of the merger, and your proportionate ownership and relative voting rights will remain unchanged.

     We believe that reorganizing as a Bermuda company will enable us to realize a variety of potential business, financial and strategic benefits. We also believe the reorganization will allow us to implement our business strategy more effectively. Specifically, the reorganization should help enhance our business growth and cash flow and reduce our worldwide effective tax rate. Additionally, we believe IR-Limited will be a more attractive investment alternative to a wider range of investors.

     Generally, for U.S. federal income tax purposes, shareholders who are U.S. persons will recognize gain, if any, but not loss, on the receipt of IR-Limited Class A common shares in the merger. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

     Accompanying this letter is a notice of special meeting of shareholders and a proxy statement/prospectus. We urge all shareholders to carefully read the proxy statement/prospectus for details about the merger and related reorganization transactions.

     The reorganization cannot be completed unless at least a majority of votes cast at the special meeting that were entitled to vote as of October 31, 2001 approve the merger. YOUR VOTE IS VERY IMPORTANT. Please vote your proxy via the Internet, by telephone or by completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed envelope, whether or not you expect to attend the special meeting. You may revoke your proxy and vote in person if you decide to attend the special meeting.

     Your board of directors has unanimously approved the Agreement and Plan of Merger and recommends that you vote "FOR" its adoption.

     We urge you to join us in supporting this important opportunity.

                                          Sincerely,



                                          /s/ HERBERT L. HENKEL



                                          HERBERT L. HENKEL
                                          Chairman, President and
                                          Chief Executive Officer

[LOGO]                                                        INGERSOLL-RAND COMPANY    Corporate Headquarters
                                                                                        200 Chestnut Ridge Road
                                                                                        Woodcliff Lake, NJ 07677


                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 14, 2001

                             ---------------------

     A special meeting of the shareholders of Ingersoll-Rand Company will be held at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey, on December 14, 2001, at 2:00 p.m., local time, for the following purposes:

          1. To adopt the Agreement and Plan of Merger, substantially in the form attached to the accompanying proxy statement/prospectus as Annex I, among Ingersoll-Rand Company, IR Merger Corporation and Ingersoll-Rand Company Limited, a Bermuda company, whereby Ingersoll-Rand Company will effectively change its domicile from New Jersey to Bermuda by merging IR Merger Corporation into Ingersoll-Rand Company, which will be the surviving company and become a wholly-owned, indirect subsidiary of Ingersoll-Rand Company Limited, and pursuant to which each share of Ingersoll-Rand Company common stock will automatically become a Class A common share of Ingersoll-Rand Company Limited and all current shareholders of Ingersoll-Rand Company will become Class A common shareholders of Ingersoll-Rand Company Limited.

          2. To transact such other business as may properly come before the special meeting.

     The board of directors has fixed the close of business on October 31, 2001, as the record date for determination of shareholders entitled to notice of, and to vote at, the special meeting or adjournments thereof.

     YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOUR SHARES ARE REPRESENTED, YOU SHOULD VOTE YOUR PROXY VIA THE INTERNET, BY TELEPHONE OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE SPECIAL MEETING.

                                          By Order of the Board of Directors:


                                          R. G. HELLER

                                          Vice President and Secretary


November 2, 2001

INGERSOLL-RAND COMPANY                            INGERSOLL-RAND COMPANY LIMITED


                                     [LOGO]
                             ---------------------

             PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS OF
                             INGERSOLL-RAND COMPANY


             PROSPECTUS FOR UP TO 168,374,485 CLASS A COMMON SHARES

                       OF INGERSOLL-RAND COMPANY LIMITED
                             ---------------------

     The board of directors of Ingersoll-Rand Company (which we refer to as IR-New Jersey) has unanimously approved a corporate reorganization that will result in IR-New Jersey changing its domicile from New Jersey to Bermuda. Ingersoll-Rand Company Limited, a Bermuda company that we recently formed (which we refer to as IR-Limited), will become the parent holding company of IR-New Jersey. The reorganization will be accomplished through a merger of a newly-formed merger subsidiary into IR-New Jersey. IR-New Jersey will be the surviving company and continue to exist as an indirect, wholly-owned subsidiary of IR-Limited. After completion of the reorganization, IR-Limited and its subsidiaries will continue to conduct the businesses now conducted by IR-New Jersey and its subsidiaries.

     If the merger is completed, the shares of IR-New Jersey common stock that you own will automatically become IR-Limited Class A common shares. The number of IR-Limited Class A common shares you will own will be the same as the number of shares of IR-New Jersey common stock that you own immediately prior to the completion of the merger, and your proportionate ownership and relative voting rights will remain unchanged.

     We believe that reorganizing as a Bermuda company will enable us to realize a variety of potential business, financial and strategic benefits. We also believe the reorganization will allow us to implement our business strategy more effectively. Specifically, the reorganization should help enhance our business growth and cash flow and reduce our worldwide effective tax rate. Additionally, we believe IR-Limited will be a more attractive investment alternative to a wider range of investors.


     IR-New Jersey common stock is currently traded on the New York Stock Exchange under the symbol "IR." Immediately following the merger, IR-Limited Class A common shares will be traded on the New York Stock Exchange under the same symbol.


     Generally, for U.S. federal income tax purposes, shareholders who are U.S. persons will recognize gain, if any, but not loss, on the receipt of IR-Limited Class A common shares in the merger. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

     This proxy statement/prospectus provides you with detailed information about the reorganization and the special meeting of shareholders. We encourage you to carefully read this entire document and the documents incorporated by reference. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14.

     The reorganization cannot be completed unless at least a majority of votes cast by holders of shares present in person or represented by proxy at the special meeting and entitled to vote as of October 31, 2001 approve the merger. Your board of directors has unanimously approved the Agreement and Plan of Merger and recommends that you vote "FOR" its adoption.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     THIS PROXY STATEMENT/PROSPECTUS IS DATED NOVEMBER 2, 2001, AND IS FIRST BEING MAILED TO IR-NEW JERSEY SHAREHOLDERS ON OR ABOUT NOVEMBER 2, 2001.

                               TABLE OF CONTENTS


                                           PAGE
                                        ----------
CAUTIONARY STATEMENT REGARDING
  FORWARD-LOOKING STATEMENTS..........       1
QUESTIONS AND ANSWERS ABOUT THE
  REORGANIZATION......................       2
SUMMARY...............................       6
Risk Factors..........................       6
Parties to the Merger.................       6
The Reorganization....................       7
Reasons for the Reorganization........       8
Conditions to Consummation of the
  Merger..............................       8
Effective Time........................       8
Income Tax Consequences of the
  Reorganization......................       8
Rights of Shareholders................       9
Stock Compensation Plans..............       9
Dividend Reinvestment Plan............       9
Shareholder Rights Plan...............       9
Stock Exchange Listing................      10
Market Price..........................      10
Rights of Dissenting Shareholders.....      10
Accounting Treatment of the
  Reorganization......................      10
Special Meeting.......................      10
Recommendation of the Board of
  Directors...........................      10
Required Vote for the Merger..........      11
Voting Your Shares and Changing Your
  Vote................................      11
SELECTED HISTORICAL CONSOLIDATED
  FINANCIAL DATA......................      12
SUMMARY PRO FORMA FINANCIAL
  INFORMATION.........................      13
RECENT DEVELOPMENTS...................      13
RISK FACTORS..........................      14
THE REORGANIZATION....................      17
Structure of the Reorganization.......      17
Reasons for the Reorganization........      17
The Merger Agreement..................      19
Conditions to Consummation of the
  Merger..............................      19
Effective Time........................      19
Amendment or Termination..............      19



                                           PAGE
                                        ----------
Automatic Share Conversion............      20
Management of IR-Limited..............      20
Required Vote for the Merger..........      20
Rights of Dissenting Shareholders.....      21
Dividends.............................      21
Stock Compensation Plans..............      21
Dividend Reinvestment Plan............      21
Shareholder Rights Plan...............      22
Stock Exchange Listing................      22
Accounting Treatment of the
  Reorganization......................      22
Recommendation of the Board of
  Directors...........................      22
SPECIAL MEETING.......................      23
When and Where the Special Meeting
  Will be Held........................      23
What Will be Voted Upon...............      23
Only IR-New Jersey Shareholders of
  Record as of October 31, 2001 Are
  Entitled to Vote....................      23
Majority of Outstanding Shares Must be
  Represented for a Vote to be
  Taken...............................      23
Required Vote for the Merger..........      23
Voting Your Shares and Changing Your
  Vote................................      24
How Proxies Are Counted...............      24
Cost of Solicitation..................      25
DESCRIPTION OF AUTHORIZED SHARES OF
  IR-LIMITED..........................      26
Authorized Share Capital..............      26
Voting................................      26
Changes to Rights of a Class or
  Series..............................      27
Quorum for General Meetings...........      27
Dividend Rights.......................      27
Rights Upon Liquidation...............      27
Liability for Further Calls or
  Assessments; No Sinking Fund........      27
Pre-Emptive Rights....................      27
Redemption, Repurchase and
  Conversion..........................      27
Restrictions on Transfer..............      28
Stock Exchange Listing................      28
Other Classes or Series of Shares.....      29
Compulsory Acquisition of Shares Held
  by Minority Holders.................      29
Transfer Agent........................      30

                                           PAGE
                                        ----------
Anti-Takeover Provisions..............      30
Preference Shares.....................      31
Shareholder Rights Plan...............      32
COMPARISON OF RIGHTS OF
  SHAREHOLDERS........................      35
Shareholder Meetings..................      35
Board of Directors....................      39
Amendments to Organizational
  Documents...........................      41
Issuance of Preference Shares/Stock...      42
Distributions and Dividends...........      42
Repurchases and Redemptions...........      42
Shareholder Approval for Certain
  Actions.............................      43
Shareholder Rights Plan...............      46
Other Corporate Governance
  Provisions..........................      46
INCOME TAX CONSEQUENCES OF THE
  REORGANIZATION......................      48
U.S. Federal Income Tax Consequences
  of the Reorganization...............      48

                                           PAGE
                                        ----------
Bermuda Tax Consequences of the
  Reorganization......................      52
SHAREHOLDER PROPOSALS AND
  NOMINATIONS.........................      53
EXPERTS...............................      53
LEGAL MATTERS.........................      53
WHERE YOU CAN FIND MORE INFORMATION...      53
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE...........................      54

AGREEMENT AND PLAN OF MERGER..........    ANNEX I
MEMORANDUM OF ASSOCIATION OF INGERSOLL-RAND
  COMPANY LIMITED.....................   ANNEX II
AMENDED AND RESTATED BYE-LAWS OF INGERSOLL-RAND
  COMPANY LIMITED.....................  ANNEX III

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. SUCH INFORMATION IS AVAILABLE WITHOUT CHARGE TO OUR SHAREHOLDERS UPON WRITTEN OR ORAL REQUEST. SUCH REQUEST SHOULD BE MADE TO INGERSOLL-RAND COMPANY, 200 CHESTNUT RIDGE ROAD, WOODCLIFF LAKE, NEW JERSEY 07677, ATTN: VICE PRESIDENT AND SECRETARY, TELEPHONE NUMBER (201) 573-0123. TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST SUCH INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE THE DATE THAT YOU MUST MAKE YOUR INVESTMENT DECISION. YOU MUST REQUEST THIS INFORMATION BY DECEMBER 7, 2001.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains or incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the reorganization and our financial condition, results of operations and business. This Act protects public companies from liability for forward-looking statements in private securities litigation if the forward-looking statement is identified and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements by their nature involve a degree of risk and uncertainty, including, but not limited to, the risks and uncertainties referred to under "Risk Factors" and elsewhere herein or in the documents incorporated by reference. All statements regarding the expected benefits of the reorganization are forward-looking statements. The forward-looking statements may include statements for the period following completion of the reorganization. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "continues," "may," "intends," "plans" or similar expressions in this proxy statement/prospectus or in the documents incorporated by reference. You should be aware that any forward-looking statements in this proxy statement/prospectus only reflect current expectations and are not guarantees of performance. Actual results may differ materially from those expressed or implied by forward-looking statements. As you make your decision how to vote, please take into account that forward-looking statements speak only as of the date of this proxy statement/prospectus or, in the case of documents incorporated by reference, the date of any such document.

     We have identified factors that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include, but are not limited to, the following:

     - an inability to realize expected benefits of the reorganization within the anticipated time frame, or at all;

     - changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof, including taxing authorities not agreeing with our assessment of the effects of such laws, treaties and regulations;

     - an inability to execute our business strategy;

     - costs or difficulties related to the merger and related reorganization transactions, which could be greater than expected;

     - changes in the rate of economic growth in the U.S. or in other major international economies;

     - significant changes in trade, monetary or fiscal policies worldwide, including changes in interest rates;

     - currency fluctuations between the U.S. dollar and other currencies;

     - demand for products and services;

     - distributor inventory levels;

     - performance issues with key suppliers or subcontractors;

     - failure to achieve our productivity targets;

     - costs and effects of unanticipated legal and administrative proceedings; and

     - competitive actions, such as unanticipated pricing actions or cost reduction strategies and entry into direct product line competition.

                 QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION

WHAT AM I BEING ASKED TO VOTE ON?

     You are being asked to vote in favor of a merger by which IR-New Jersey will become a wholly-owned, indirect subsidiary of a new holding company, IR-Limited. Your shares of IR-New Jersey common stock will automatically become an identical number of IR-Limited Class A common shares.

HOW WILL THE MERGER BE ACCOMPLISHED?


     Changing IR-New Jersey's domicile from New Jersey to Bermuda involves the merger and related reorganization transactions. To effect the merger, a New Jersey company, which is a newly-formed subsidiary of IR-Limited and which has been formed specifically for the merger, will merge into IR-New Jersey. IR-New Jersey will be the surviving company in the merger and become a wholly-owned, indirect subsidiary of IR-Limited. As a result of the merger, each currently outstanding share of IR-New Jersey common stock will automatically become an IR-Limited Class A common share. This procedure will result in you becoming a shareholder in IR-Limited, the new Bermuda parent company of the entire Ingersoll-Rand group. After this merger, you will own an interest in a Bermuda holding company that, together with its subsidiaries, will continue to conduct the same businesses that IR-New Jersey and its subsidiaries now conduct. Your proportionate ownership and relative voting rights will not change as a result of the reorganization. The steps in the reorganization are more fully described in "The Reorganization -- Structure of the Reorganization" on page 17.


WHAT ARE THE BENEFITS TO IR-NEW JERSEY OF COMPLETING THIS REORGANIZATION?

     We believe that reorganizing as a Bermuda company will enable us to realize a variety of potential business, financial and strategic benefits, including, but not limited to, some or all of the following:

     - enhancement of our business growth;

     - creation of a more favorable corporate structure for expansion of our current business;

     - improvement in expected cash flow for use in investing in further earnings growth, including by developing higher-growth product lines and acquiring complementary higher-growth businesses;

     - improvement in expected cash flow for use in reducing the amount of our debt;

     - reduction in our worldwide effective tax rate;

     - implementation of our business strategy more effectively; and

     - expansion of our investor base as IR-Limited's shares may become more attractive to non-U.S. investors.

     See "The Reorganization -- Reasons for the Reorganization" on page 17.

WILL THE REORGANIZATION DILUTE MY OWNERSHIP INTEREST?

     No. The reorganization will not dilute your ownership interest. Immediately after the reorganization is completed, you will own the same percentage of IR-Limited Class A common shares as you own of IR-New Jersey common stock immediately prior to the completion of the reorganization. In connection with the reorganization, IR-Limited will issue a special class of non-voting shares, Class B common shares. Only IR-New Jersey and other wholly-owned subsidiaries of IR-Limited will own IR-Limited Class B common shares. IR-Limited Class B common shares that are held by IR-New Jersey or other IR-Limited subsidiaries immediately following the merger will not dilute your ownership interest because IR-New Jersey and those subsidiaries will be wholly-owned, indirect subsidiaries of IR-Limited. See "The Reorganization -- Structure of the Reorganization" on page 17 and "Comparison of Rights of Shareholders -- Shareholder Meetings -- Voting Rights" on page 35.

WHY ARE WE PROPOSING THE REORGANIZATION?

     The objective of the reorganization is to enhance shareholder value. However, we cannot predict what impact, if any, the reorganization will have in the long-term in light of the fact that the achievement of our objectives depends on many factors, including our ability to react to any changes in tax laws, treaties and regulations in the various jurisdictions in which we operate.

WILL IR-NEW JERSEY SHAREHOLDERS BE TAXED AS A RESULT OF THE MERGER OR THE RELATED REORGANIZATION TRANSACTIONS?

     Generally, for U.S. federal income tax purposes, shareholders who are U.S. persons will recognize gain, if any, but not loss, on the receipt of IR-Limited Class A common shares in the merger. Such a holder will generally recognize gain equal to the difference, if any, between the fair market value of IR-Limited Class A common shares received in exchange for IR-New Jersey common stock in the merger and the holder's adjusted tax basis in the holder's shares of IR-New Jersey common stock exchanged therefor. Generally, any such gain will be capital gain. Shareholders will not be permitted to recognize any loss realized on the exchange of their shares of IR-New Jersey common stock in the merger, but their aggregate adjusted tax basis in IR-Limited Class A common shares received would equal the aggregate adjusted tax basis of their shares of IR-New Jersey common stock. Thus, any loss would be preserved.

     WE URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

WILL IR-NEW JERSEY BE TAXED AS A RESULT OF THE MERGER OR THE RELATED REORGANIZATION TRANSACTIONS?

     Very likely not. We believe that IR-New Jersey will not incur significant U.S. federal income or withholding tax as a result of the merger or the related reorganization transactions.

HAS THE INTERNAL REVENUE SERVICE RENDERED AN OPINION ON THE MERGER OR THE RELATED REORGANIZATION TRANSACTIONS?

     No. We are not requesting any ruling from the Internal Revenue Service.

WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

     We hope to complete the merger shortly after the special meeting of IR-New Jersey shareholders, assuming that it is approved by the shareholders at that meeting.

WILL I BE ABLE TO TRADE MY SHARES DURING THE TIME BETWEEN THE DATE OF THIS PROXY STATEMENT/PROSPECTUS AND THE EFFECTIVE TIME OF THE MERGER?

     Yes. You will be able to trade your shares during the time between the date of this proxy statement/ prospectus and the effective time of the merger.

WHY WAS BERMUDA SELECTED AS THE DOMICILE OF THE NEW PARENT COMPANY?

     We chose Bermuda for its political stability, legal framework and business-friendly environment. The first international (i.e., not locally-owned) company was incorporated in Bermuda in the 1930s, and there are currently many companies, which have chosen Bermuda for their domicile, that are publicly traded on U.S. and European markets. Bermuda has an established screening policy to formally check on the ownership of companies that request domicile there. Under current Bermuda law, a Bermuda company is not required to pay taxes in Bermuda on either income or capital gains. In addition, despite certain differences, the corporate legal system, based on English law, is such that your rights as an IR-Limited shareholder will be substantially the same as your rights as a shareholder in IR-New Jersey. We encourage you to read the section entitled "Comparison of Rights of Shareholders" beginning on page 35 for a more detailed description of the differences between your rights under New Jersey law and Bermuda law.

WILL THE PROPOSAL AFFECT CURRENT OPERATIONS? WHAT ABOUT THE FUTURE?

     The reorganization should have no material impact on how we conduct day-to-day operations. The location of future operations will depend on the needs of the business, independent of our legal domicile.

WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?

     In order to have a quorum, the holders of record of the shares entitled to cast a majority of the IR-New Jersey votes must be represented in person or by proxy at the special meeting. The affirmative vote of at least a majority of the votes cast by holders of shares present in person or represented by proxy at the special meeting and entitled to vote as of the record date on the merger is required to approve the merger. Abstentions are counted as "shares present" at the special meeting for the purposes of determining whether a quorum exists. However, since abstentions are not votes cast in favor or against the merger, they will not affect the outcome of the vote. Proxies submitted by brokers that do not indicate a vote because brokers do not have discretionary voting authority and have not received instructions as to how to vote (so-called "broker non-votes") are also considered "shares present," but also will not affect the outcome of any vote. See "Special Meeting -- Required Vote for the Merger" on page 23.

HOW DO I VOTE IF MY SHARES ARE REGISTERED IN MY NAME?

     You may vote by any one of the following methods:


          1. CALL (866) 246-8472 (toll free) to vote by telephone anytime up to 5:00 p.m., New York time, on December 13, 2001;



          2. GO TO THE WEBSITE: http://www.proxyvotenow.com/irc to vote over the Internet anytime up to 5:00 p.m., New York time, on December 13, 2001; or



          3. MARK, SIGN, DATE AND MAIL your proxy card in the enclosed postage-prepaid envelope; if you are voting by telephone or by the Internet, please do not return your proxy card.


     Please vote as soon as possible even if you currently plan to attend the special meeting in person, so that your shares may be represented and voted at the special meeting.

HOW DO I VOTE IF MY BROKER HOLDS MY SHARES IN "STREET NAME?"

     You should follow the voting instructions provided by your broker or complete and return the enclosed proxy card.

IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES FOR ME?

     NO. IF YOU FAIL TO INSTRUCT YOUR BROKER ON HOW TO VOTE YOUR "STREET NAME" SHARES, YOUR BROKER WILL NOT BE PERMITTED TO VOTE YOUR SHARES. You should instruct your broker on how to vote your shares or complete and return the enclosed proxy card.

WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

     There are three ways in which you may revoke your proxy and change your vote:

          1. you may send a written notice to our proxy solicitor, Georgeson Shareholder Communications, Inc., stating that you would like to revoke your proxy; this notice must be received prior to the special meeting;

          2. you may complete and submit a new, later-dated proxy by any of the three methods described above; the latest dated proxy actually received by IR-New Jersey prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked; or

          3. you may attend the special meeting and vote in person; however, simply attending the special meeting will not revoke your proxy.

     If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from that person to change or revoke your proxy.

DO I HAVE TO EXCHANGE MY STOCK CERTIFICATE(S)?

     No. After the merger is completed, your stock certificate(s) will automatically represent the same number of IR-Limited Class A common shares. For further information, please see "The Reorganization -- Automatic Share Conversion" on page 20.

WHOM DO I CONTACT WITH FURTHER QUESTIONS?

     You should contact:


    IR-New Jersey:        Ingersoll-Rand Company
                          200 Chestnut Ridge Road
                          Woodcliff Lake, New Jersey 07677
                          (201) 573-0123
                          Attn: Vice President and Secretary

    the Proxy Solicitor:  Georgeson Shareholder Communications, Inc.
                          17 State Street
                          New York, New York 10004
                          (212) 440-9800 (banks and brokers -- call collect)
                          (800) 223-2064 (all other inquiries)

                                    SUMMARY

     This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. The proposed reorganization includes the merger and related reorganization transactions. To understand the reorganization more fully, and for a more complete legal description of the merger, you should carefully read the entire proxy statement/prospectus, including the annexes and the other documents to which we have referred you. See also "Where You Can Find More Information" on page 53. The Agreement and Plan of Merger is attached as Annex I to this proxy statement/ prospectus. The memorandum of association and bye-laws that will govern IR-Limited are attached as Annex II and Annex III, respectively. In this document, "we," "us," and "our" refer to IR-New Jersey and its subsidiaries or IR-Limited and its subsidiaries, as the context requires, and "you" refers to the shareholders of IR-New Jersey or the shareholders of IR-Limited, as the context requires. In addition, as the context requires, references to IR-New Jersey common stock and IR-Limited Class A common shares include the associated IR-New Jersey preference stock purchase rights and IR-Limited preference share purchase rights, respectively.

RISK FACTORS

     SEE PAGE 14 FOR CERTAIN RISKS THAT SHOULD BE CONSIDERED RELATING TO THE REORGANIZATION.

PARTIES TO THE MERGER

  INGERSOLL-RAND COMPANY

     IR-New Jersey was organized in 1905 under the laws of the State of New Jersey as a consolidation of Ingersoll-Sergeant Drill Company and the Rand Drill Company, whose businesses were established in the early 1870s. Over the years, additional products that have been developed internally or obtained through acquisition have supplemented the original businesses.

     IR-New Jersey is a leading provider of climate control, industrial productivity, infrastructure and security and safety products and services. In each of these markets, IR-New Jersey offers a diverse product portfolio that includes well-recognized industrial and commercial brands.

     Climate Control. Climate Control offers a range of temperature-control products for protecting food and other perishables. These products include:
Thermo King transport temperature control units for truck trailers, small trucks and seagoing containers, air conditioning for buses, and Hussmann refrigerated display cases for supermarkets, delicatessens and other commercial and institutional refrigeration applications.

     Industrial Productivity. Industrial Productivity has a diverse group of businesses offering products and services to enhance industrial efficiency. These products and services include: Ingersoll-Rand air compressors and components for compressed-air systems, tools and material handling equipment, fluid handling products, Club Car golf cars and utility vehicles and Torrington bearings, components and motion-control technologies. In addition, this segment includes the Independent Power business which focuses on identifying, developing and marketing alternative-power and energy-management solutions and includes IR-New Jersey's PowerWorks microturbine technologies.

     Infrastructure. Infrastructure supplies products and services for all types of construction projects and industrial and commercial development, including Bobcat compact equipment and Ingersoll-Rand road pavers, compactors, portable-power products and drilling equipment.

     Security and Safety. Security and Safety markets architectural hardware and access-control products and services for residential, commercial and institutional buildings. Led by the familiar Schlage brand, products include locks and locksets, door closers, exit devices, steel doors and frames, power-operated doors, architectural columns and biometric and electronic access control technologies.

  INGERSOLL-RAND COMPANY LIMITED

     IR-Limited is a newly-formed Bermuda company and is currently wholly-owned by IR-New Jersey. IR-Limited has no significant assets or capitalization and has not engaged in any business or other activities other than in connection with its formation and the merger and related reorganization transactions. As a result of the reorganization, IR-Limited will become the indirect parent holding company of IR-New Jersey.

  IR MERGER CORPORATION

     IR Merger Corporation (which we refer to as IR-Merger Sub) is a newly-formed New Jersey company and a wholly-owned, indirect subsidiary of IR-Limited. IR-Merger Sub was formed to accomplish the proposed merger. It has no significant assets or capitalization and has not engaged in any business or other activities except in connection with its formation and the merger and related reorganization transactions.


     The principal executive offices of IR-New Jersey, IR-Limited and IR-Merger Sub are located at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677. The telephone number of each party at that address is (201) 573-0123. The principal registered office of IR-Limited is located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.


THE REORGANIZATION (SEE PAGE 17)

     IR-New Jersey's board of directors has unanimously approved, and recommends that you adopt, the Agreement and Plan of Merger that effectively changes our domicile from New Jersey to Bermuda. The terms of the merger are set forth in the Agreement and Plan of Merger attached as Annex I to this proxy statement/ prospectus. As a result of the merger, your shares of IR-New Jersey common stock will automatically become IR-Limited Class A common shares so that you will own shares in a Bermuda company rather than a New Jersey company. In addition, the preference stock purchase rights associated with your IR-New Jersey common stock will expire and you will receive an equal number of equivalent preference share purchase rights with each IR-Limited Class A common share. For a more detailed description of the major differences between your rights under New Jersey law and Bermuda law, please see "Comparison of Rights of Shareholders" on page 35. After completion of the reorganization, IR-Limited and its subsidiaries will continue to conduct the same businesses that IR-New Jersey and its subsidiaries now conduct.

     The reorganization will involve the following steps:

          1. IR-Merger Sub will merge into IR-New Jersey. IR-New Jersey will be the surviving company and become a wholly-owned, indirect subsidiary of IR-Limited.

          2. In the merger, the outstanding shares of IR-New Jersey common stock will automatically become IR-Limited Class A common shares, and the current shareholders of IR-New Jersey will own exactly the same number of IR-Limited Class A common shares as they currently own of IR-New Jersey common stock. For a description of the terms of IR-Limited Class A common shares, please see "Description of Authorized Shares of IR-Limited" on page 26.

          3. As part of the reorganization, IR-New Jersey and certain of its subsidiaries will transfer shares of certain existing subsidiaries of IR-New Jersey (the "Transferred Assets") and issue certain debt (the "Debt") to IR-Limited in exchange for which IR-Limited will issue that number of IR-Limited Class B common shares that has an aggregate value equal to the fair market value of the Transferred Assets and the amount of the Debt. For a description of the terms of IR-Limited Class B common shares, please see "Description of Authorized Shares of IR-Limited" on page 26.


          4. The number of IR-Limited Class B common shares owned by IR-New Jersey and other IR-Limited subsidiaries will reflect the fair market values as of the effective time of the merger of the Transferred Assets and IR-New Jersey, based on the market value of IR-New Jersey common stock at that time. We currently estimate the aggregate number of IR-Limited Class B common shares to be issued for the Transferred Assets and for the Debt to be approximately 140,000,000 shares.


     IR-New Jersey shareholders will not be required to exchange their stock certificate(s) as a result of the merger. Each outstanding stock certificate representing shares of IR-New Jersey common stock will automatically represent the same number of IR-Limited Class A common shares. Following the merger, certificates bearing the name of "Ingersoll-Rand Company Limited" will be issued in the normal course upon surrender of certificates bearing the name of "Ingersoll-Rand Company" for exchange or transfer.

REASONS FOR THE REORGANIZATION (SEE PAGE 17)

     We believe that reorganizing as a Bermuda company will enable us to realize a variety of potential business, financial and strategic benefits.

          1. The reorganization should help enhance our business growth and cash flow. We also believe the reorganization will allow us to implement our business strategy more effectively. Growth through acquisitions and investments in higher-growth product lines are important parts of our strategy, and we believe significant growth opportunities currently exist in the marketplace. Any improvement in our cash flow should help us to develop higher-growth product lines and to acquire higher-growth businesses. Increased cash flow would also put us in a better position to reduce the amount of our debt.

          2. We anticipate that the reorganization will reduce our worldwide effective tax rate and may facilitate tax savings through a more flexible corporate structure. However, we cannot give any assurance as to the amount of taxes we will pay as a result of or after the reorganization. The amount of taxes we will pay will depend in part on our treatment by the taxing authorities in the jurisdictions in which we operate.

          3. We also believe that the reorganization may increase IR-Limited's attractiveness to non-U.S. investors.

     THE REORGANIZATION WILL EXPOSE US AND YOU TO SOME RISKS. FOR A DISCUSSION OF RISK FACTORS ASSOCIATED WITH THE REORGANIZATION, PLEASE SEE THE DISCUSSION UNDER "RISK FACTORS" ON PAGE 14.

CONDITIONS TO CONSUMMATION OF THE MERGER (SEE PAGE 19)

     The consummation of the merger is conditioned on several factors, including the affirmative vote of at least a majority of the votes cast by holders of shares present in person or represented by proxy at the special meeting and entitled to vote as of the record date, and that none of the parties to the Agreement and Plan of Merger are subject to any governmental or regulatory authority that prohibits the consummation of the reorganization. For additional factors, please see "The Reorganization -- Conditions to Consummation of the Merger" on page 19.

EFFECTIVE TIME (SEE PAGE 19)

     If the Agreement and Plan of Merger is adopted by the requisite vote of IR-New Jersey's shareholders, the merger will become effective pursuant to a certificate of merger filed with the Treasurer of the State of New Jersey in accordance with New Jersey law. IR-New Jersey expects to file the certificate of merger following the special meeting and cause the merger to become effective as soon as possible thereafter in accordance with the certificate of merger.

     In the event the conditions to the merger are not satisfied, the merger may be abandoned or delayed even after the Agreement and Plan of Merger has been adopted by our shareholders. In addition, the merger may be abandoned or delayed for any reason by the board of directors of IR-New Jersey or IR-Limited, in their sole discretion, at any time prior to its becoming effective, even though the Agreement and Plan of Merger has been adopted by our shareholders and all conditions to the merger have been satisfied. For additional details, please see "The Reorganization -- Amendment or Termination" on page 19.

INCOME TAX CONSEQUENCES OF THE REORGANIZATION (SEE PAGE 48)

     Generally, for U.S. federal income tax purposes, shareholders who are U.S. persons will recognize gain, if any, but not loss, on the receipt of IR-Limited Class A common shares in the merger. Such a holder will generally recognize gain equal to the difference, if any, between the fair market value of the IR-Limited Class A common shares received in exchange for IR-New Jersey common stock in the merger and the holder's adjusted tax basis in the holder's shares of IR-New Jersey common stock exchanged therefor. Generally, any such gain will be capital gain. Shareholders will not be permitted to recognize any loss realized on the exchange of their shares of IR-New Jersey common stock in the merger, but their aggregate adjusted tax basis in the IR-Limited Class A common shares received would equal the aggregate adjusted tax basis of their shares of IR-New Jersey common stock. Thus, any loss would be preserved.

     WE ENCOURAGE YOU TO READ THE SECTION ENTITLED "INCOME TAX CONSEQUENCES OF THE REORGANIZATION" ON PAGE 48 FOR A MORE DETAILED DESCRIPTION OF THESE TAX CONSEQUENCES. WE ALSO URGE YOU TO CONSULT YOUR OWN TAX ADVISORS REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

RIGHTS OF SHAREHOLDERS (SEE PAGES 26 AND 35)

     The principal attributes of IR-New Jersey common stock and IR-Limited Class A common shares will be similar. However, there are differences between your rights as a shareholder under New Jersey law and Bermuda law, which is modeled after English law. In addition, there are differences between our current certificate of incorporation and by-laws and IR-Limited's memorandum of association and bye-laws. We encourage you to read the sections entitled "Description of Authorized Shares of IR-Limited" on page 26 for a more detailed description of IR-Limited Class A common shares and "Comparison of Rights of Shareholders" on page 35 for a more detailed discussion of these differences.

STOCK COMPENSATION PLANS (SEE PAGE 21)

     As part of the reorganization, IR-New Jersey's stock-based compensation and equity incentive plans will be amended as necessary to give effect to the reorganization including to provide that IR-Limited Class A common shares will thereafter be issued, held, available or used to measure benefits, as appropriate, under the plans in lieu of IR-New Jersey common stock, including upon the exercise of any options issued under the plans. As part of the reorganization, certain of IR-New Jersey's stock-based compensation and equity incentive plans will also be adopted and assumed by IR-Limited. Shareholder approval of the Agreement and Plan of Merger will also constitute any required shareholder approval of the plan amendments and the adoption and assumption by IR-Limited of the plans it assumes as part of the reorganization. For additional details, please see "The Reorganization -- Stock Compensation Plans" on page 21.

DIVIDEND REINVESTMENT PLAN (SEE PAGE 21)

     As part of the reorganization, IR-New Jersey's dividend reinvestment plan will be amended to provide that IR-Limited will assume all the rights and obligations of IR-New Jersey under the plan and such plan will be deemed to provide for the issuance or purchase of, or otherwise relate to, IR-Limited Class A common shares. Shareholder approval of the Agreement and Plan of Merger will also constitute any required shareholder approval of the amendments to IR-New Jersey's dividend reinvestment plan and shall constitute any required shareholder approval of the adoption and assumption of the dividend reinvestment plan by IR-Limited.

SHAREHOLDER RIGHTS PLAN (SEE PAGE 22)

     IR-New Jersey has adopted a shareholder rights plan under which preference stock purchase rights have been issued to shareholders of IR-New Jersey at the rate of one right for each outstanding share of IR-New Jersey common stock. In connection with the merger, the IR-New Jersey shareholder rights plan will be amended to provide that the existing rights will expire immediately prior to the effective time of the merger. This amendment of the IR-New Jersey shareholder rights plan will not result in the issuance of any preference stock pursuant to the rights or trigger redemption of the rights and will effectively terminate the IR-New Jersey shareholder rights plan. Shareholder approval of the Agreement and Plan of Merger will also constitute any required shareholder approval of the amendment to the IR-New Jersey shareholder rights plan.


     The board of directors of IR-Limited has adopted a plan substantially similar to the IR-New Jersey shareholder rights plan, which plan provides for the issuance of new preference share purchase rights that are equivalent to the IR-New Jersey preference stock purchase rights. The IR-Limited shareholder rights plan will expire on the original expiration date of the IR-New Jersey shareholder rights plan. Initially, the new rights will attach to all IR-Limited Class A common shares issued on or after the effective time of the merger.

     For additional details, please see "The Reorganization -- Shareholder Rights Plan" on page 22 and "Comparison of Rights of Shareholders -- Shareholder Rights Plan" on page 46.

STOCK EXCHANGE LISTING (SEE PAGE 22)


     Immediately following the merger, IR-Limited Class A common shares will be listed on the New York Stock Exchange under the symbol "IR," the symbol under which IR-New Jersey common stock is currently listed. Since IR-Limited Class B common shares will be held only by IR-New Jersey and other wholly-owned subsidiaries of IR-Limited, they will not be registered with the Securities and Exchange Commission or pursuant to any foreign securities laws and will not be publicly traded. IR-New Jersey is currently included in the S&P 500 Index. We have been advised by Standard & Poor's that the company's status as a member of the S&P 500 Index will not be affected by the pending change of domicile to Bermuda.


MARKET PRICE

     The closing price per share of IR-New Jersey common stock on the New York Stock Exchange was US$39.84 on October 15, 2001, the last trading day before the public announcement of the reorganization. The high and low sales prices of IR-New Jersey's common stock on the New York Stock Exchange were US$39.95 and US$39.11 on October 15, 2001. We urge you to check current stock prices before you make any decision about the merger.


RIGHTS OF DISSENTING SHAREHOLDERS (SEE PAGE 21)


     Shareholders voting against the Agreement and Plan of Merger will not be eligible for dissenters' rights.

ACCOUNTING TREATMENT OF THE REORGANIZATION (SEE PAGE 22)

     The reorganization will be accounted for as a reorganization of entities under common control that will not result in changes in our historical consolidated carrying amount of assets, liabilities and shareholders' equity.

SPECIAL MEETING (SEE PAGE 23)

  TIME, DATE AND PLACE

     The special meeting of shareholders will be held at 2:00 p.m., local time, on December 14, 2001, at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey.

  RECORD DATE

     Only IR-New Jersey shareholders of record at the close of business on October 31, 2001, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the special meeting.

  QUORUM

     In order to have a quorum, the holders of record of the shares entitled to cast a majority of the IR-New Jersey votes must be represented in person or by proxy at the special meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF IR-NEW JERSEY HAS UNANIMOUSLY APPROVED THE AGREEMENT AND PLAN OF MERGER AND RECOMMENDS THAT YOU VOTE "FOR" ITS ADOPTION.

REQUIRED VOTE FOR THE MERGER (SEE PAGE 20)


     In order to approve the merger, the Agreement and Plan of Merger must be adopted by the affirmative vote of at least a majority of the votes cast by the holders of shares present in person or represented by proxy at the special meeting and entitled to vote as of the record date. Abstentions will be counted as "shares present" at the special meeting for the purposes of determining whether a quorum exists. However, since abstentions are not votes cast in favor or against the merger, they will not affect the outcome of the vote. Proxies submitted by brokers that do not indicate a vote because brokers do not have discretionary voting authority and have not received instructions as to how to vote (so-called "broker non-votes") are also considered "shares present," but also will not affect the outcome of any vote. As of October 31, 2001, the record date, there were 167,986,731 shares of IR-New Jersey common stock outstanding and entitled to vote. As of the record date, our directors and executive officers and their affiliates owned and were entitled to vote, in the aggregate, approximately 73,000 shares of IR-New Jersey common stock, which represents less than 1% of the outstanding IR-New Jersey common stock. These persons have informed us that they intend to vote their shares in favor of the proposal to adopt the Agreement and Plan of Merger.


VOTING YOUR SHARES AND CHANGING YOUR VOTE (SEE PAGE 24)

  GENERAL

     Shareholders of record may vote by any one of the following methods:


          1. CALL (866) 246-8472 (toll free) to vote by telephone anytime up to 5:00 p.m., New York time, on December 13, 2001;



          2. GO TO THE WEBSITE: http://www.proxyvotenow.com/irc to vote over the Internet anytime up to 5:00 p.m., New York time, on December 13, 2001; or



          3. MARK, SIGN, DATE AND MAIL your proxy card in the enclosed postage-prepaid envelope; if you are voting by telephone or by the Internet, please do not return your proxy card.


     If you hold your shares of IR-New Jersey common stock in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

     You may be receiving these materials because of shares held for you in certain stock-based compensation plans of IR-New Jersey in which you participate. In that case, you may use the enclosed proxy card to instruct the plan trustees of those plans how to vote your shares, or give those instructions over the telephone or the Internet. They will vote the shares in accordance with your instructions and the terms of the applicable plan. If you do not provide voting instructions for shares held for you in any of these plans, the plan trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.

     To be effective, a form of proxy must be received by us prior to the beginning of voting at the special meeting.

  REVOCATION

     There are three ways in which you may revoke your proxy and change your vote:

          1. you may send a written notice to our proxy solicitor, Georgeson Shareholder Communications, Inc., stating that you would like to revoke your proxy; this notice must be received prior to the special meeting;

          2. you may complete and submit a new later-dated proxy by any of the three methods described above; the latest dated proxy actually received by IR-New Jersey prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked; or

          3. you may attend the special meeting and vote in person; however, simply attending the special meeting will not revoke your proxy.

     If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from that person to change or revoke your proxy.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The selected historical consolidated financial data of IR-New Jersey in the table below was derived from IR-New Jersey's audited consolidated financial statements as of and for the five years ended December 31, 2000, IR-New Jersey's unaudited interim consolidated financial statements as of and for the six months ended June 30, 2001 and 2000 and IR-New Jersey's Current Report on Form 8-K dated September 30, 2001. In IR-New Jersey management's opinion, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of IR-New Jersey for the periods presented. This data should be read in conjunction with the audited and unaudited interim consolidated financial statements of IR-New Jersey, including the notes to the financial statements and the Form 8-K referred to above, incorporated by reference into this proxy statement/ prospectus.

     We have not included data for IR-Limited or IR-Merger Sub because such entities did not conduct business during any of the periods discussed below.

                                               SIX MONTHS ENDED
                                                   JUNE 30,                        YEARS ENDED DECEMBER 31,
                                             ---------------------   -----------------------------------------------------
                                               2001        2000        2000        1999       1998       1997       1996
                                             ---------   ---------   ---------   --------   --------   --------   --------
                                                                (IN MILLIONS, EXCEPT PER SHARE FIGURES)
INCOME STATEMENT DATA:
  Revenues.................................  $ 4,763.3   $ 4,649.0   $ 9,621.6   $7,842.6   $7,540.2   $6,374.2   $5,973.5
    Income from continuing operations......  $   112.2   $   309.4   $   546.2   $  563.1   $  481.6   $  367.6   $  342.3
    Income from discontinued operations,
      net of taxes.........................         --         2.0       123.2       28.0       27.5       12.9       15.7
    Net income.............................  $   112.2   $   311.4   $   669.4   $  591.1   $  509.1   $  380.5   $  358.0
INCOME PER COMMON SHARE DATA:
  Basic:
    Income from continuing operations......  $    0.69   $    1.92   $    3.39   $   3.44   $   2.94   $   2.25   $   2.12
    Income from discontinued operations,
      net of taxes.........................         --        0.01        0.76       0.17       0.17       0.08       0.10
    Net income.............................  $    0.69   $    1.93   $    4.15   $   3.61   $   3.11   $   2.33   $   2.22
  Diluted:
    Income from continuing operations......  $    0.69   $    1.90   $    3.36   $   3.40   $   2.91   $   2.23   $   2.11
    Income from discontinued operations,
      net of taxes.........................         --        0.01        0.76       0.17       0.17       0.08       0.10
    Net income.............................  $    0.69   $    1.91   $    4.12   $   3.57   $   3.08   $   2.31   $   2.21
BALANCE SHEET DATA (at period end)
  Total assets.............................  $10,984.6   $11,596.7   $10,944.4   $8,390.4   $7,918.1   $8,026.7   $5,235.6
  Long-term debt, excluding current
    maturities.............................    2,992.5     1,676.1     1,540.4    2,113.3    2,166.0    2,528.0    1,163.8
  Shareholders' equity.....................    3,841.0     3,221.1     3,481.2    3,073.2    2,721.8    2,357.7    2,098.9
  Cash dividends per common share..........  $    0.34   $    0.34   $    0.68   $   0.64   $   0.60   $   0.57   $   0.52

                    SUMMARY PRO FORMA FINANCIAL INFORMATION

     A pro forma condensed consolidated balance sheet for IR-Limited is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to the historical consolidated balance sheet of IR-New Jersey as of December 31, 2000 and June 30, 2001. That balance sheet is included in IR-New Jersey's Quarterly Report on Form 10-Q for the six months ended June 30, 2001 and IR-New Jersey's Current Report on Form 8-K dated September 30, 2001, which are incorporated by reference herein.

     A pro forma condensed consolidated income statement for IR-Limited is not presented in this proxy statement/prospectus because there would be no significant pro forma adjustments required to be made to income from operations in the historical consolidated income statements of IR-New Jersey for the year ended December 31, 2000 or the six months ended June 30, 2001. Those income statements are included in IR-New Jersey's Annual Report on Form 10-K for the year ended December 31, 2000, IR-New Jersey's Quarterly Report on Form 10-Q for the six months ended June 30, 2001 and IR-New Jersey's Current Report on Form 8-K dated September 30, 2001, which are incorporated by reference herein.

     Costs incurred in connection with the reorganization are not expected to be material and will be expensed as incurred.


                              RECENT DEVELOPMENTS



     On October 18, 2001, we reported our results for the third quarter and nine months ended September 30, 2001. All amounts reported include the results of Dresser-Rand Company on a fully consolidated basis since acquisition.



     Revenues from continuing operations in the third quarter were $2,383.1 million, a decrease of 5% compared to the third quarter of 2000. Revenues for the first nine months of 2001 were $7,146.4 million, a slight decrease from the $7,160.9 million reported for the comparable period in 2000.



     Reported net earnings for the third quarter of 2001 were $33.9 million or diluted earnings per share ("DEPS") of 20 cents. Net earnings were $76.3 million, excluding charges related to restructuring and productivity investments, or DEPS of 45 cents. Reported continuing net earnings for the third quarter of 2000 were $130.7 million or DEPS of 80 cents. Third-quarter 2000 net earnings from continuing operations were $139.6 million, or DEPS of 86 cents, excluding one-time gains related to the sale of Ingersoll-Dresser Pump Company and the compression services business of Dresser-Rand Company, as well as charges related to restructuring and productivity investments.



     Reported net earnings for the nine months ended September 30, 2001 were $146.1 million or DEPS of 89 cents. For the nine months, net earnings excluding restructuring and productivity investments, were $249.2 million, or DEPS of $1.51. Reported continuing net earnings for the nine months ended September 30, 2000 were $440.1 million or DEPS of $2.70. For the first nine months of 2000, net earnings from continuing operations excluding one-time gains, restructuring and productivity investments, were $449.0 million, or DEPS of $2.76.

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                                  RISK FACTORS

THE REORGANIZATION AND RELATED TRANSFERS OF ASSETS COULD RESULT IN A TAXABLE
GAIN.

     In connection with the reorganization, IR-New Jersey and certain of its subsidiaries intend to transfer the Transferred Assets and issue the Debt to IR-Limited in exchange for which IR-Limited will issue IR-Limited Class B common shares to IR-New Jersey and those subsidiaries. There is a possibility of U.S. withholding tax if the Internal Revenue Service successfully disputes the value of the Transferred Assets. Therefore, while we believe that IR-New Jersey (and IR-Limited) will not incur significant U.S. federal income or withholding taxes as a result of the transfer of the Transferred Assets, our projections will not be binding on the Internal Revenue Service. There can be no assurance that our anticipated tax costs with respect to the Transferred Assets will be borne out, that the Internal Revenue Service will not contest our determination, or that the Internal Revenue Service will not succeed in any such contest.

CERTAIN SHAREHOLDERS OF IR-LIMITED MAY BE SUBJECT TO ADDITIONAL TAX IF IR-LIMITED OR ANY OF ITS NON-U.S. SUBSIDIARIES IS CONSIDERED A "CONTROLLED FOREIGN CORPORATION" OR "CFC" UNDER CURRENT U.S. TAX LAWS.

     A non-U.S. corporation (a "foreign corporation"), such as IR-Limited, will constitute a "controlled foreign corporation" or "CFC" for U.S. federal income tax purposes if U.S. shareholders owning (directly, indirectly, or constructively) 10% or more of the foreign corporation's total combined voting power collectively own (directly, indirectly, or constructively) more than 50% of the total combined voting power or total value of the foreign corporation's stock. Following the merger, IR-New Jersey will be deemed for tax purposes, through its ownership of the non-voting Class B common shares, to own up to approximately 45% of the total value of the shares of IR-Limited. As a consequence, any Class A common shareholder who is considered to own 10% of the voting power in IR-Limited could cause the foreign subsidiaries of IR-Limited or (if the Internal Revenue Service successfully takes the position that the Class B common shares held by IR-New Jersey in IR-Limited are voting stock) IR-Limited itself to be treated as a CFC.

     If IR-Limited or any of its foreign subsidiaries is treated as a CFC, this status should have no adverse effect on any shareholder of IR-Limited who does not own (directly, indirectly, or constructively) 10% or more of the total combined voting power of all classes of stock of IR-Limited or any of its foreign subsidiaries. See "Comparison of Rights of Shareholders -- Shareholder Meetings -- Voting Rights" on page 35. If, however, IR-Limited or any of its foreign subsidiaries is treated as a CFC for an uninterrupted period of 30 days or more during any taxable year, any U.S. shareholder who owns (directly, indirectly, or constructively) 10% or more of the total combined voting power of all classes of stock of IR-Limited or the subsidiary on any day during the taxable year and who directly or indirectly owns any stock in the corporation on the last day of such year in which it is a CFC will have to include in its gross income for U.S. federal income tax purposes its pro rata share of the corporation's "subpart F income" relating to the period during which the corporation is a CFC.

     In addition, gain on the sale of stock in IR-Limited, if treated as a CFC, realized by such a shareholder would be treated as ordinary income to the extent of the shareholder's proportionate share of the undistributed earnings and profits of IR-Limited and its CFC subsidiaries accumulated during the shareholder's holding period of the stock while IR-Limited is a CFC.

     If the U.S. shareholder is a corporation, however, it may be eligible to credit against its U.S. tax liability with respect to these potential inclusions foreign taxes paid on the earnings and profits associated with the included income. A disposition of shares by a U.S. shareholder may result in termination of the CFC status of IR-Limited or its foreign subsidiaries. See "Income Tax Consequences of the Reorganization -- U.S. Federal Income Tax Consequences of the Reorganization -- Controlled Foreign Corporation Considerations" on page 50.

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THE INTERNAL REVENUE SERVICE AND NON-U.S. TAXING AUTHORITIES MAY NOT AGREE WITH
OUR TAX TREATMENT OF VARIOUS ITEMS.

     We believe that the reorganization will help enhance our business growth and cash flow and reduce our worldwide effective tax rate. However, we cannot give any assurance as to the amount of taxes we will pay as a result of or after the reorganization. The amount of taxes we will pay will depend in part on our treatment by the taxing authorities in the jurisdictions in which we operate.

IR-LIMITED MAY BECOME SUBJECT TO U.S. CORPORATE INCOME TAX, WHICH WOULD REDUCE IR-LIMITED'S NET INCOME.

     IR-New Jersey is currently subject to U.S. corporate income tax on its worldwide income. After the reorganization, the earnings of IR-New Jersey and its U.S. subsidiaries will continue to be subject to U.S. corporate income tax. IR-Limited believes that after the reorganization its non-U.S. operations will generally not be subject to U.S. tax other than withholding taxes. However, if the Internal Revenue Service successfully contends that IR-Limited or any of its non-U.S. affiliates is engaged in a trade or business in the U.S., IR-Limited or that non-U.S. affiliate would, subject to possible income tax treaty exemptions, be required to pay U.S. corporate income tax and/or branch profits tax on income that is effectively connected with such trade or business.

TAX LAW CHANGES COULD ADVERSELY AFFECT IR-LIMITED, ITS SUBSIDIARIES AND ITS SHAREHOLDERS.

     Changes in tax laws, treaties or regulations or the interpretation or enforcement thereof could adversely affect the tax consequences of the reorganization to IR-Limited, its subsidiaries and its shareholders. In addition, if the Internal Revenue Service or other taxing authorities do not agree with our assessment of the effects of such laws, treaties and regulations, this could have a material adverse effect on the tax consequences of the reorganization.

ANTI-TAKEOVER PROVISIONS IN IR-LIMITED'S BYE-LAWS AND ITS SHAREHOLDER RIGHTS PLAN WILL MIRROR CERTAIN EXISTING ANTI-TAKEOVER PROVISIONS IN EFFECT WITH RESPECT TO IR-NEW JERSEY.

     Provisions in IR-Limited's bye-laws and shareholder rights plan, which mirror certain provisions in IR-New Jersey's certificate of incorporation, by-laws and shareholder rights plan and of the New Jersey Business Corporation Act (the "NJBCA"), could discourage unsolicited takeover bids from third parties or the removal of incumbent management. As a result, it may be less likely that you will receive premium prices for your shares in an unsolicited takeover by another party. These provisions include:

     - a classified board of directors;

     - the possible dilution of a potential acquiror's interest in IR-Limited as a result of the operation of the IR-Limited shareholder rights plan; and

     - a requirement that 80% of all shareholders approve a business combination with any interested shareholder (generally, a 10% or greater shareholder) if a majority of the board of directors has not previously approved the transaction.

     Similar to the authority of IR-New Jersey's board of directors, the board of directors of IR-Limited also may issue preference shares and determine their rights and qualifications. The issuance of preference shares may delay, defer or prevent a merger (referred to under Bermuda law as an "amalgamation"), tender offer or proxy contest involving IR-Limited. This may cause the market price of IR-Limited Class A common shares to significantly decrease. See "Description of Authorized Shares of IR-Limited -- Anti-Takeover Provisions" on page 30,
"-- Shareholder Rights Plan" on page 32 and "Comparison of Rights of Shareholders -- Issuance of Preference Shares/Stock" on page 42.

THE ENFORCEMENT OF JUDGMENTS IN SHAREHOLDER SUITS AGAINST IR-LIMITED MAY BE MORE DIFFICULT.

     IR-Limited is a Bermuda company. IR-Limited has been advised by its Bermuda counsel, Conyers Dill & Pearman, that a judgment for the payment of money rendered by a court in the U.S. based on civil liability would not be automatically enforceable in Bermuda. IR-Limited has also been advised by Conyers Dill & Pearman that with respect to a final and conclusive judgment obtained in a court of competent jurisdiction in the U.S. under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty), a Bermuda court would be expected to enforce a judgment based thereon, provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

     As a result, it may be difficult for a shareholder to effect service of process within the U.S. or to enforce judgments obtained against IR-Limited in U.S. courts. IR-Limited will irrevocably agree that it may be served with process with respect to actions based on offers and sales of securities made in the U.S. by having Ingersoll-Rand Company, 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, be IR-Limited's U.S. agent appointed for that purpose.


     A Bermuda court may impose civil liability on IR-Limited or its directors or officers in a suit brought in the Supreme Court of Bermuda against IR-Limited or such persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Bermuda law.

                               THE REORGANIZATION

STRUCTURE OF THE REORGANIZATION

     IR-New Jersey's board of directors has unanimously approved, and recommends that you adopt, the Agreement and Plan of Merger that effectively changes our domicile from New Jersey to Bermuda. The terms of the merger are set forth in the Agreement and Plan of Merger attached as Annex I to this proxy statement/ prospectus. As a result of the merger, your shares of IR-New Jersey common stock will automatically become the same number of IR-Limited Class A common shares so that you will own shares in a Bermuda company rather than a New Jersey company. In addition, the preference stock purchase rights associated with your IR-New Jersey common stock will expire and you will receive an equal number of equivalent preference share purchase rights with each IR-Limited Class A common share. After completion of the reorganization, you will own an interest in a Bermuda holding company which, through IR-New Jersey and IR-Limited's other subsidiaries, will continue to conduct the same businesses that IR-New Jersey and its subsidiaries now conduct.

     The reorganization will involve the following steps:

          1. IR-Merger Sub will merge into IR-New Jersey. IR-New Jersey will be the surviving company and become a wholly-owned, indirect subsidiary of IR-Limited.

          2. In the merger, the outstanding shares of IR-New Jersey common stock will automatically become IR-Limited Class A common shares, and the current shareholders of IR-New Jersey will own exactly the same number of IR-Limited Class A common shares as they currently own of IR-New Jersey common stock. IR-New Jersey shareholders will not be required to exchange their stock certificate(s) as a result of the merger. Each outstanding stock certificate representing shares of IR-New Jersey common stock will automatically represent the same number of IR-Limited Class A common shares following the merger. For a description of the terms of IR-Limited Class A common shares, please see "Description of Authorized Shares of IR-Limited."

          3. As part of the reorganization, IR-New Jersey and certain of its subsidiaries will transfer the Transferred Assets and issue the Debt to IR-Limited in exchange for which IR-Limited will issue that number of IR-Limited Class B common shares that has an aggregate value equal to the fair market value of the Transferred Assets and the amount of the Debt. For a description of the terms of IR-Limited Class B common shares, please see "Description of Authorized Shares of IR-Limited."


          4. The number of IR-Limited Class B common shares owned by IR-New Jersey and other IR-Limited subsidiaries will reflect the fair market values as of the effective time of the merger of the Transferred Assets and IR-New Jersey, based on the market value of IR-New Jersey common stock at that time. We currently estimate the aggregate number of IR-Limited Class B common shares to be issued for the Transferred Assets and for the Debt to be approximately 140,000,000 shares.


REASONS FOR THE REORGANIZATION

  GENERAL

     We believe that reorganizing as a Bermuda company will allow us to realize a variety of potential business, financial and strategic benefits. In particular, the board of directors is recommending the reorganization because it believes that the reorganization should:

     - help enhance business growth;

     - result in a more favorable corporate structure for expansion of our current business;

     - improve expected cash flow for use in investing in further earnings growth, including by developing higher-growth product lines and the complementary higher-growth businesses;

     - improve expected cash flow for use in reducing the amount of our debt;

     - reduce our worldwide effective tax rate;

     - enable us to implement our business strategy more effectively; and

     - expand our investor base as IR-Limited's shares may become more attractive to non-U.S. investors.

     We discuss some of these expected benefits in more detail below.

  EFFECT ON BUSINESS STRATEGY

     The reorganization should help enhance our business growth and cash flow. We also believe that the reorganization will enable us to implement our business strategy more effectively. Growth through acquisition and investment in higher-growth product lines are important parts of our strategy and we believe significant growth opportunities currently exist in the marketplace. Any improvement in our cash flow should help us to develop higher-growth product lines and to acquire higher-growth businesses. Increased cash flow would also put us in a better position to reduce the amount of our debt.

  EXPECTED TAX BENEFITS

     IR-New Jersey is currently subject to U.S. corporate income tax on its worldwide income. After the reorganization, the earnings of IR-New Jersey and its U.S. subsidiaries will continue to be subject to U.S. corporate income tax. IR-Limited believes that after the reorganization its non-U.S. operations will generally not be subject to U.S. tax other than withholding taxes. As a result, we believe the reorganization:

     - will reduce our worldwide effective tax rate; and

     - may facilitate tax savings through a more flexible corporate structure.


     As a result of the reorganization, we expect to realize annual, incremental net earnings of at least $40 million and expect to realize a one-time benefit to net earnings in the fourth quarter of 2001 of $50 million to $60 million, net of costs to effect the reorganization. However, we cannot give any assurance as to the amount of taxes we will pay as a result of or after the reorganization. The amount of taxes we will pay will depend in part on our treatment by the taxing authorities in the jurisdictions in which we operate.


  POTENTIAL EXPANSION OF INVESTOR BASE

     We believe that the reorganization may increase IR-Limited's attractiveness to non-U.S. investors. Distributions with respect to stock in a U.S. corporation to nonresident aliens can be subject to withholding taxes under the Internal Revenue Code of 1986, as amended (the "Code"). In addition, estate taxes are payable in some cases in respect of the value of shares in a U.S. corporation owned by a non-U.S. investor. As we will be a non-U.S. corporation following the reorganization, these taxes will generally no longer be applicable to non-U.S. investors. As a result, non-U.S. investors may be more receptive to an investment in IR-Limited Class A common shares.

  POTENTIAL RISKS

     The reorganization will expose us and you to some risks. For a discussion of risk factors associated with the reorganization, please see the discussion under "Risk Factors." There are also differences between New Jersey law and Bermuda law and the organizational documents of IR-New Jersey and IR-Limited. For a discussion of the major differences, please see "Comparison of Rights of Shareholders." The board of directors of IR-New Jersey has determined that the potential advantages of the reorganization substantially outweigh these risks and differences. Accordingly, the board of directors of IR-New Jersey has unanimously approved the Agreement and Plan of Merger and recommends that shareholders vote "FOR" its adoption. However, no assurances can be given that the anticipated benefits of the reorganization will be realized.

THE MERGER AGREEMENT

     IR-New Jersey, IR-Limited and IR-Merger Sub have entered into the Agreement and Plan of Merger, which is the legal document that governs the merger. We recommend that you carefully read the complete Agreement and Plan of Merger for the precise legal terms of the merger and other information that may be important to you. The Agreement and Plan of Merger is attached to this proxy statement/prospectus as Annex I.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived:

     - the Agreement and Plan of Merger is adopted by the affirmative vote of at least a majority of the votes cast by holders of shares present in person or represented by proxy at the special meeting and entitled to vote as of the record date;

     - none of the parties to the Agreement and Plan of Merger is subject to any decree, order or injunction that prohibits the consummation of any of the steps in the reorganization;

     - no stop order is in effect with respect to the registration statement of which this proxy statement/ prospectus is a part;

     - IR-Limited Class A common shares to be issued pursuant to the merger are authorized for listing on the New York Stock Exchange subject to official notice of issuance; and

     - all material filings required by a governmental or regulatory agency are made and all consents and approvals required by any court or governmental or regulatory agency and all other third parties are received.

     We are parties to certain agreements that require the consent of third parties prior to the implementation of the merger. We believe that we will obtain all material consents required prior to the completion of the merger and that the failure to obtain any other consents will not have a material impact on our business or our ability to consummate the reorganization.

EFFECTIVE TIME

     If the Agreement and Plan of Merger is adopted by the requisite vote of IR-New Jersey's shareholders, the merger will become effective pursuant to a certificate of merger filed with the Treasurer of the State of New Jersey in accordance with New Jersey law. IR-New Jersey expects to file the certificate of merger following the special meeting and cause the merger to become effective as soon as possible thereafter in accordance with the certificate of merger.

AMENDMENT OR TERMINATION

     The Agreement and Plan of Merger may be amended, modified or supplemented at any time before or after its adoption. However, after adoption, no amendment, modification or supplement may be made or effected without additional shareholder approval that does any of the following:

     - alters or changes the amount or kind of shares to be received by shareholders in the merger;

     - alters or changes any term of the certificate of incorporation of the surviving company, except for alterations or changes that could otherwise be adopted by the directors of the surviving company; or

     - alters or changes any other terms and conditions of the Agreement and Plan of Merger if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the holders of IR-New Jersey common stock.

     In the event the conditions to the merger are not satisfied, the merger may be abandoned or delayed even after the Agreement and Plan of Merger has been adopted by our shareholders. In addition, the merger may be abandoned or delayed for any reason by the board of directors of IR-New Jersey or IR-Limited, in their sole discretion, at any time prior to its becoming effective, even though the Agreement and Plan of Merger has been adopted by our shareholders and all conditions to the merger have been satisfied.

AUTOMATIC SHARE CONVERSION

     If you hold IR-New Jersey common stock, you WILL NOT be required to exchange your stock certificate(s) as a result of the merger. Shares of IR-New Jersey common stock will automatically become IR-Limited Class A common shares upon the completion of the merger. AS A RESULT, YOU DO NOT NEED TO TENDER YOUR SHARES IN ORDER TO EXERCISE YOUR RIGHTS AS A SHAREHOLDER OF IR-LIMITED. Your stock certificate(s) representing IR-New Jersey common stock will, at the effective time of the merger, automatically represent the same number of IR-Limited Class A common shares.

     If you desire to sell some or all of your IR-Limited Class A common shares after the effective time of the merger, delivery of the stock certificate(s) that previously represented shares of IR-New Jersey common stock will be sufficient. Your right to sell shares of IR-New Jersey common stock before the effective time of the merger will also not be affected.

     Following the merger, certificates bearing the name of "Ingersoll-Rand Company Limited" will be issued in the normal course upon surrender of certificates bearing the name of "Ingersoll-Rand Company" for exchange or transfer. If you surrender a stock certificate and request the new stock certificate to be issued in a name other than the one appearing on the surrendered stock certificate, you must endorse the stock certificate or otherwise prepare it to be in proper form for transfer.

MANAGEMENT OF IR-LIMITED

     When the reorganization is completed, all of the directors and all of the executive officers of IR-New Jersey will become directors and executive officers of IR-Limited and the current directors of IR-New Jersey will carry over their remaining terms of office to IR-Limited.

REQUIRED VOTE FOR THE MERGER

     In order to approve the merger, the Agreement and Plan of Merger must be adopted by the affirmative vote of at least a majority of the votes cast by holders of shares present in person or represented by proxy at the special meeting and entitled to vote as of the record date. Each share of IR-New Jersey common stock is entitled to one vote. Abstentions will be counted as "shares present" at the special meeting for the purposes of determining whether a quorum exists. However, since abstentions are not votes cast in favor or against the merger, they will not affect the outcome of the vote. Proxies submitted by brokers that do not indicate a vote because brokers do not have discretionary voting authority and have not received instructions as to how to vote (so-called "broker non-votes") are also considered "shares present," but also will not affect the outcome of any vote. Under the rules of the New York Stock Exchange, brokers who hold shares in street name for customers have the authority to vote on many "routine" proposals when they have not received instructions from beneficial owners. Under these rules, brokers are precluded from exercising their voting discretion with respect to proposals for non-routine matters like the merger. Thus, absent specific instructions from you, your broker is not empowered to vote your shares with respect to the adoption of the Agreement and Plan of Merger.


     As of the record date for the special meeting, there were 167,986,731 shares of IR-New Jersey common stock outstanding and entitled to vote. As of the record date, our directors and executive officers and their affiliates owned and were entitled to vote, in the aggregate, approximately 73,000 shares of IR-New Jersey common stock, which represents less than 1% of the outstanding IR-New Jersey common stock. These persons have informed us that they intend to vote their shares in favor of the proposal to adopt the Agreement and Plan of Merger.

RIGHTS OF DISSENTING SHAREHOLDERS

     Under New Jersey law, you will not have "dissenters' rights" in connection with the merger because, among other reasons, IR-New Jersey common stock is listed on the New York Stock Exchange.

DIVIDENDS

     We have paid consecutive quarterly cash dividends on IR-New Jersey common stock since 1919 and annual dividends since 1910. We have paid quarterly cash dividends of US$.17 per share since September 1, 1999. Although IR-Limited currently plans to pay these quarterly and annual cash dividends following the merger, any future declaration and payment of dividends by IR-Limited will continue to be:

     - dependent upon its results of operations, financial condition, cash requirements and other relevant factors;

     - subject to the discretion of its board of directors;

     - subject to the ability of its subsidiaries to pay dividends; and

     - subject to the reasonable belief by its board of directors that after the payment is made, IR-Limited would be able to pay its liabilities as they become due or that the realizable value of IR-Limited's assets would not be less than the aggregate of its liabilities and its issued share capital and share premium account. The share premium account is made up of the excess of the consideration paid on the issuance of shares over the aggregate par value of such shares. Share premium may be distributed in certain limited circumstances. For example, it may be used to pay-up unissued shares which may be distributed to shareholders in proportion to their holdings.

STOCK COMPENSATION PLANS

     As part of the reorganization, the Ingersoll-Rand Company Savings and Stock Investment Plan, the I-R/ Clark Leveraged Employee Stock Ownership Plan, the Ingersoll-Rand/Thermo King Savings and Stock Investment Plan, the Ingersoll-Rand Company Incentive Stock Plan of 1998, the Ingersoll-Rand Company Incentive Stock Plan of 1995, the Ingersoll-Rand Company Incentive Stock Plan of 1990, the Ingersoll-Rand Company Savings Plan for Bargaining Unit Employees, the Dresser-Rand Company Retirement Savings Plan, the Dresser-Rand Company Retirement Savings Plan B, the Thermo King de Puerto Rico Retirement Savings Plan, the IR Executive Deferred Compensation Plan, the Management Incentive Unit Plan of Ingersoll-Rand Company, the Ingersoll-Rand Company Employee Stock Purchase Plan, the Ingersoll-Rand Company Supplemental Savings and Stock Investment Plan and the IR Director Deferred Compensation and Stock Award Plan will be amended as necessary to give effect to the reorganization including to provide that IR-Limited Class A common shares will thereafter be issued, held, available or used to measure benefits, as appropriate, under the plans in lieu of IR-New Jersey common stock, including upon the exercise of any options issued under the plans. As part of the reorganization the Ingersoll-Rand Company Incentive Stock Plan of 1998, the Ingersoll-Rand Company Incentive Stock Plan of 1995, the Ingersoll-Rand Company Incentive Stock Plan of 1990 and the IR Director Deferred Compensation and Stock Award Plan, and such other plans as shall be agreed to by IR-Limited and IR-New Jersey, will be adopted and assumed by IR-Limited. Shareholder approval of the Agreement and Plan of Merger will also constitute any required shareholder approval of the plan amendments and the adoption and assumption by IR-Limited of the plans it assumes as part of the reorganization. Plans that provide benefits to employees of IR-New Jersey will continue to provide benefits to such employees subsequent to their assumption by IR-Limited.

DIVIDEND REINVESTMENT PLAN

     As part of the reorganization, IR-New Jersey's dividend reinvestment plan will be amended to provide that IR-Limited will assume all the rights and obligations of IR-New Jersey under the plan and such plan will be deemed to provide for the issuance or purchase of, or otherwise relate to, IR-Limited Class A common shares. Shareholder approval of the Agreement and Plan of Merger will also constitute any required shareholder approval of the amendments to IR-New Jersey's dividend reinvestment plan and will constitute any required shareholder approval of the adoption and assumption of the dividend reinvestment plan by IR-Limited.

SHAREHOLDER RIGHTS PLAN

     IR-New Jersey has adopted a shareholder rights plan under which preference stock purchase rights have been issued to shareholders of IR-New Jersey at the rate of one right for each outstanding share of IR-New Jersey common stock. In connection with the merger, the IR-New Jersey shareholder rights plan will be amended to provide that the existing rights will expire immediately prior to the effective time of the merger. This amendment of the IR-New Jersey shareholder rights plan will not result in the issuance of any preference stock pursuant to the rights or trigger redemption of the rights and will effectively terminate the IR-New Jersey shareholder rights plan. Shareholder approval of the Agreement and Plan of Merger will also constitute any required shareholder approval of the amendment to the IR-New Jersey shareholder rights plan.


     The board of directors of IR-Limited has adopted a plan substantially similar to the IR-New Jersey shareholder rights plan, which plan provides for the issuance of new preference share purchase rights that are equivalent to the IR-New Jersey preference stock purchase rights. The IR-Limited shareholder rights plan will expire on the original expiration date of the IR-New Jersey shareholder rights plan. Initially, the new rights will attach to all IR-Limited Class A common shares issued on or after the effective time of the merger.


     For additional details, please see "Description of Authorized Shares of IR-Limited -- Shareholder Rights Plan" and "Comparison of Rights of Shareholders -- Shareholder Rights Plan."

STOCK EXCHANGE LISTING


     IR-New Jersey common stock is currently listed on the New York Stock Exchange. There is currently no established public trading market for IR-Limited Class A common shares. Immediately following the merger, IR-Limited Class A common shares will be listed on the New York Stock Exchange under the symbol "IR," the same symbol under which IR-New Jersey common stock is currently listed. IR-New Jersey common stock is also currently listed on the London Stock Exchange and the Amsterdam Stock Exchange. The Company has determined that the cost and expense of continued listings on such exchanges outweigh any benefits of such listings. As a consequence, IR-Limited Class A common shares will not be listed on such foreign exchanges. Since IR-Limited Class B common shares will be held only by IR-New Jersey and other wholly-owned subsidiaries of IR-Limited, they will not be registered with the Securities and Exchange Commission or pursuant to any foreign securities laws and will not be publicly traded. IR-New Jersey is currently included in the S&P 500 Index. We have been advised by Standard & Poor's that the company's status as a member of the S&P 500 Index will not be affected by the pending change of domicile to Bermuda.


ACCOUNTING TREATMENT OF THE REORGANIZATION

     The reorganization will be accounted for as a reorganization of entities under common control that will not result in changes in our historical consolidated carrying amount of assets, liabilities and shareholders' equity.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF IR-NEW JERSEY HAS UNANIMOUSLY APPROVED THE AGREEMENT AND PLAN OF MERGER AND RECOMMENDS THAT YOU VOTE "FOR" ITS ADOPTION.

                                SPECIAL MEETING


     This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of IR-New Jersey common stock by the IR-New Jersey board of directors relating to the merger and other matters to be voted upon at the special meeting and at any adjournment or postponement of the special meeting. This proxy statement/prospectus is also a prospectus for IR-Limited Class A common shares to be issued in the merger. IR-New Jersey mailed this proxy statement/prospectus to shareholders beginning on or about November 2, 2001. You should read this proxy statement/prospectus carefully before voting your shares.


WHEN AND WHERE THE SPECIAL MEETING WILL BE HELD

     The special meeting of shareholders will be held at 2:00 p.m., local time, on December 14, 2001, at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey.

WHAT WILL BE VOTED UPON

     At the special meeting, you will be asked to consider and vote upon the following items:

     - to adopt the Agreement and Plan of Merger, substantially in the form attached to this proxy statement/prospectus as Annex I, among IR-New Jersey, IR-Merger Sub and IR-Limited, whereby IR-New Jersey will effectively change its domicile from New Jersey to Bermuda by merging IR-Merger Sub into IR-New Jersey, which will be the surviving company and become a wholly-owned, indirect subsidiary of IR-Limited, and pursuant to which each share of IR-New Jersey common stock will automatically become an IR-Limited Class A common share and all current shareholders of IR-New Jersey will become IR-Limited Class A common shareholders; and

     - to transact such other business as may properly come before the special meeting.

ONLY IR-NEW JERSEY SHAREHOLDERS OF RECORD AS OF OCTOBER 31, 2001 ARE ENTITLED TO VOTE


     Only IR-New Jersey shareholders of record at the close of business on October 31, 2001, as shown in our records, will be entitled to vote, or to grant proxies to vote, at the special meeting. On the record date, there were approximately 167,986,731 shares of IR-New Jersey common stock outstanding and entitled to vote at the special meeting.


MAJORITY OF OUTSTANDING SHARES MUST BE REPRESENTED FOR A VOTE TO BE TAKEN

     In order to have a quorum, the holders of record of the shares entitled to cast a majority of the IR-New Jersey votes must be represented in person or by proxy at the special meeting. If a quorum is not present, a majority of shares that are represented at the special meeting may adjourn or postpone the special meeting.

REQUIRED VOTE FOR THE MERGER

     In order to approve the merger, the Agreement and Plan of Merger must be adopted by the affirmative vote of at least a majority of the votes cast by holders of shares present in person or represented by proxy at the special meeting and entitled to vote as of the record date. Each share of IR-New Jersey common stock is entitled to one vote. As of the record date, our directors and executive officers and their affiliates owned and were entitled to vote, in the aggregate, approximately 73,000 shares of IR-New Jersey common stock, which represents less than 1% of the outstanding IR-New Jersey common stock. These persons have informed us that they intend to vote their shares in favor of the proposal to adopt the Agreement and Plan of Merger.

VOTING YOUR SHARES AND CHANGING YOUR VOTE

  VOTING YOUR SHARES

     The IR-New Jersey board of directors is soliciting proxies from the IR-New Jersey shareholders. This will give you the opportunity to vote at the special meeting. When you deliver a valid proxy, the shares represented by that proxy will be voted in accordance with your instructions.

     Shareholders of record may vote by any one of the following methods:


          1. CALL (866) 246-8472 (toll free) to vote by telephone anytime up to 5:00 p.m., New York time, on December 13, 2001;



          2. GO TO THE WEBSITE: http://www.proxyvotenow.com/irc to vote over the Internet anytime up to 5:00 p.m., New York time, on December 13, 2001; or



          3. MARK, SIGN, DATE AND MAIL your proxy card in the enclosed postage-prepaid envelope; if you are voting by telephone or by the Internet, please do not return your proxy card.


     If you hold your shares of IR-New Jersey common stock in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

     If you participate in the Ingersoll-Rand Company Savings and Stock Investment Plan, the I-R/Clark Leveraged Employee Stock Ownership Plan, the Ingersoll-Rand/Thermo King Savings and Stock Investment Plan, the Ingersoll-Rand Company Savings Plan for Bargaining Unit Employees, the Dresser-Rand Company Retirement Savings Plan, the Dresser-Rand Company Retirement Savings Plan B or the Thermo King de Puerto Rico Retirement Savings Plan then you may be receiving these materials because of shares held for you in those plans. In that case, you may use the enclosed proxy card to instruct the plan trustees of those plans how to vote your shares, or give those instructions over the telephone or the Internet. They will vote the shares in accordance with your instructions and the terms of the applicable plan. If you do not provide voting instructions for shares held for you in any of these plans, the plan trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.

     To be effective, your form of proxy must be received by us prior to the beginning of voting at the special meeting.

     PLEASE VOTE AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE SPECIAL MEETING.

  CHANGING YOUR VOTE BY REVOKING YOUR PROXY

     There are three ways in which you may revoke your proxy and change your vote:

          1. you may send a written notice to our proxy solicitor, Georgeson Shareholder Communications, Inc., stating that you would like to revoke your proxy; this notice must be received prior to the special meeting;

          2. you may complete and submit a new later-dated proxy by any of the three methods described above; the latest dated proxy actually received by IR-New Jersey prior to the special meeting will be the one that is counted, and all earlier proxies will be revoked; or

          3. you may attend the special meeting and vote in person; however, simply attending the special meeting will not revoke your proxy.

     If you have instructed a bank, broker or other nominee to vote your shares, you must follow the directions you receive from that person to change or revoke your proxy.

HOW PROXIES ARE COUNTED

     If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted as recommended by the IR-New Jersey board of directors.

A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the special meeting. A properly executed proxy marked "ABSTAIN" will not be voted. Abstentions will be counted as "shares present" at the special meeting for the purposes of determining whether a quorum exists. However, since abstentions are not votes cast in favor or against the merger, they will not affect the outcome of the vote. Proxies submitted by brokers that do not indicate a vote because brokers do not have discretionary voting authority and have not received instructions as to how to vote (so-called "broker non-votes") are also considered "shares present," but also will not affect the outcome of any vote. The New York Stock Exchange rules do not permit brokers and nominees to vote the shares that they hold beneficially either for or against the adoption of the Agreement and Plan of Merger without specific instructions from the person who beneficially owns those shares. Therefore, if your shares are held by a broker or other nominee and you do not give them instructions on how to vote your shares, your shares will not be voted, and will not have an effect on the outcome of the vote.

COST OF SOLICITATION

     IR-New Jersey will pay the cost of soliciting proxies. In addition to solicitation by mail, telephone or other means, IR-New Jersey will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. IR-New Jersey will, upon request, reimburse these institutions for their reasonable expenses. IR-New Jersey has retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies for a fee of approximately US$15,000, plus certain additional ancillary charges based on the number of proxies solicited, plus reasonable costs and expenses.

     YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARDS.

                 DESCRIPTION OF AUTHORIZED SHARES OF IR-LIMITED

     The following discussion is a summary of IR-Limited's share capital and should be read in conjunction with "Comparison of Rights of Shareholders." This summary is not complete and is subject to the complete text of IR-Limited's memorandum of association and bye-laws as they will be in effect on the date of the merger. IR-Limited is subject to the Companies Act 1981 of Bermuda (the "Companies Act"). IR-Limited's memorandum of association is attached to this proxy statement/prospectus as Annex II and its bye-laws are attached as Annex
III. You should read these documents carefully. Under Bermuda law, shareholders are referred to as members, although we refer to them as shareholders in this description for ease of reference.

AUTHORIZED SHARE CAPITAL

     The authorized share capital of IR-Limited is US$1,175,010,000, consisting of (1) 1,175,000,000 common shares, par value US$1.00 per share, which common shares consist of (a) 600,000,000 Class A common shares and (b) 575,000,000 Class B common shares, and (2) 10,000,000 preference shares, par value US$0.001 per share, which preference shares consist of 600,000 Series A preference shares and such other series of preference shares as may be designated from time to time with the respective rights and restrictions determined by the board of directors. Only Class A common shares (and associated preference share purchase rights) will be issued to holders of IR-New Jersey common stock in the merger.

VOTING

     Each holder of IR-Limited Class A common shares will be entitled to one vote per common share held, subject to any required preference share class votes, and directors will be elected in accordance with the procedures described below. Except as otherwise specifically provided in IR-Limited's bye-laws or in the Companies Act, any action to be taken by the shareholders at any general meeting at which a quorum is in attendance shall be decided by the affirmative vote of a majority of the votes cast at the general meeting.


     Generally, the holders of IR-Limited Class B common shares will not be entitled to vote. However, under the Companies Act, each share of IR-Limited carries the right to vote in respect of an amalgamation or merger, whether or not it otherwise carries the right to vote. IR-New Jersey and IR-Limited have entered into a voting agreement which provides that in those limited instances where IR-Limited Class B common shares have the right to vote, IR-New Jersey or any other IR-Limited subsidiary holding IR-Limited Class B common shares shall vote (or abstain from voting) the shares in the same proportion as the holders of IR-Limited Class A common shares. Therefore, IR-Limited Class B common shares will not dilute the voting power of IR-Limited Class A common shares.


     Subject to the interested shareholder provisions described below in "-- Anti-Takeover Provisions," shareholders holding a majority of the shares voting at a general meeting (including IR-Limited Class B common shares voting as a class with IR-Limited Class A common shares), and each class or series of shares present and voting at a general meeting, and entitled to vote as a class or series, is required to approve a merger.

     Cumulative voting in the election of directors is permitted under IR-Limited's bye-laws. As such, at all elections of directors, each holder of IR-Limited Class A common shares will be entitled to as many votes as shall equal the number of votes that the holder would be entitled to cast at a general meeting, multiplied by the number of directors to be elected. A holder may cast all such votes for a single director, or may distribute them among two or more of the nominated directors as the holder may see fit.

     Directors are divided into three classes, with each class to consist, as nearly as possible, of 1/3rd of the total number of directors. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain each class as nearly equal as possible. No reduction shall have the effect of shortening the term of any incumbent director. Except for two classes of directors that shall initially hold terms expiring at the annual general meetings in 2002 and 2003, respectively, the term of office of each class shall be until the third annual general meeting following a director's election and until the election and qualification of a director's successor.

CHANGES TO RIGHTS OF A CLASS OR SERIES

     Any rights attached to any class or series of shares of IR-Limited, unless otherwise provided by the terms of that class or series, may be varied only with the consent in writing of the holders of 75% of that class or series or by a resolution passed at a separate general meeting of holders of the shares of that class or series. Each holder of shares of the class or series present will have one vote for each share of the class or series held to the extent such class or series has voting rights. Outstanding shares will not be deemed to be varied by the creation or issue of shares that rank in any respect prior to or equivalent with those shares.

QUORUM FOR GENERAL MEETINGS

     Holders of shares representing a majority of the shares entitled to vote shall constitute a quorum at a general meeting of shareholders.

DIVIDEND RIGHTS

     Subject to any rights and restrictions of any other class or series of shares (none of which will be outstanding immediately following the reorganization), the board of directors may from time to time declare dividends and other distributions on the issued IR-Limited Class A common shares and IR-Limited Class B common shares and authorize payment of such dividends and other distributions. Such dividends or other distributions may be in cash, shares or property of IR-Limited out of assets or funds legally available therefor.

     If at any time a dividend or other distribution in cash, shares or other property is declared or paid on IR-Limited Class A common shares, a like dividend or other distribution in cash, shares or other property shall also be declared and paid on IR-Limited Class B common shares in an equal amount per share.

RIGHTS UPON LIQUIDATION

     Upon the liquidation of IR-Limited, after full amounts that holders of any other issued shares ranking senior to the common shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of IR-Limited common shares are entitled to receive, pro rata, any remaining assets of IR-Limited available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with IR-Limited. The assets received by the holders of IR-Limited common shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders. For a general description of rights upon liquidation with respect to the Series A preference shares, please see "-- Shareholder Rights Plan."

LIABILITY FOR FURTHER CALLS OR ASSESSMENTS; NO SINKING FUND

     IR-Limited Class A common shares to be issued in the merger, and IR-Limited Class B common shares to be issued in conjunction with the reorganization, will be duly and validly issued, fully paid and nonassessable. IR-Limited shares have no sinking fund provisions.

PRE-EMPTIVE RIGHTS

     Subject to any series of preference shares granting such rights, holders of shares of IR-Limited will have no pre-emptive or preferential right to purchase any securities of IR-Limited.

REDEMPTION, REPURCHASE AND CONVERSION

     IR-Limited Class A common shares will not be convertible into shares of any other class or series or be subject to redemption either by IR-Limited or the holders of IR-Limited Class A common shares, provided, however, that subject to compliance with Bermuda law, IR-Limited may repurchase shares for cancellation with the consent of the holder of such shares.

     IR-Limited Class B common shares will be convertible by the holder thereof into IR-Limited Class A common shares on a one-for-one basis in the following circumstances:


     - to satisfy the obligations of IR-Limited or any of its subsidiaries or affiliated companies to issue IR-Limited Class A common shares with regard to the issuance of shares under any stock or deferred compensation plans of IR-Limited or any of its subsidiaries or affiliated companies; or

     - as consideration for any acquisition of stock or assets of a third party. See "-- Restrictions on Transfer."

     In addition, and subject to the Companies Act, holders of IR-Limited Class B common shares will have the right at any time following the issuance thereof upon notice to IR-Limited to require IR-Limited to purchase for cancellation any or all of the IR-Limited Class B common shares for cash at the per share fair market value of the IR-Limited Class A common shares as of the date of such notice. The purchased IR-Limited Class B common shares will then be cancelled by IR-Limited. The fair market value per share of the IR-Limited Class A common shares, as of any date, means the average of the high and low sales prices of a share of the IR-Limited Class A common shares as reported on the New York Stock Exchange composite tape on the applicable date. If no sales of IR-Limited Class A common shares were made on the New York Stock Exchange on that date, the average of the high and low prices as reported on the composite tape for the most recent preceding day on which sales of the IR-Limited Class A common shares were made will be the fair market value. Payment will be made within 180 calendar days of the date of the notice and will include interest at the prime rate of Chase Manhattan Bank or its successor from the date of the notice until the date of payment.

RESTRICTIONS ON TRANSFER

     IR-Limited Class A common shares are not subject to restrictions on transfer, other than as required to comply with applicable Bermuda law and U.S. and other securities laws.

     It is our intention that IR-Limited Class B common shares will only be held by IR-New Jersey and other wholly-owned subsidiaries of IR-Limited, and as such, would not be transferred out of the IR-Bermuda consolidated group prior to being converted to IR-Limited Class A common shares as described above under "-- Redemption, Repurchase and Conversion." The IR-Limited bye-laws provide that in the event IR-Limited Class B common shares are transferred to any person or entity other than a wholly-owned, direct or indirect, subsidiary of IR-Limited, the shares so transferred will convert automatically into IR-Limited Class A common shares on a one-for-one basis. Any transfer of IR-Limited Class A common shares following conversion from IR-Limited Class B common shares will only be made in accordance with the applicable securities laws and rules of the New York Stock Exchange, including those rules relating to required shareholder approvals.

     Subject to the Companies Act, any shareholder may transfer any or all of the holder's shares by an instrument of transfer in a usual common form or in another form which the board of directors or IR-Limited's transfer agent may approve. The board of directors may also decline to register any transfer unless:

     - it is accompanied by a duly executed instrument of transfer and by the certificate in respect of the shares to which it relates, if a certificate has been issued by IR-Limited in respect of the shares to be transferred, and by such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; and

     - all applicable consents, authorizations and permissions of any governmental body or agency in Bermuda have been obtained.

STOCK EXCHANGE LISTING


     Immediately following the merger, IR-Limited Class A common shares will be listed on the New York Stock Exchange under the symbol "IR," the same symbol under which IR-New Jersey common stock is currently listed on such exchange. Because IR-Limited Class B common shares will be held only by IR-New Jersey and other IR-Limited subsidiaries, they will not be registered with the Securities and Exchange Commission or pursuant to any foreign securities laws and will not be publicly traded. IR-New Jersey is currently included in the S&P 500 Index. We have been advised by Standard & Poor's that the company's status as a member of the S&P 500 Index will not be affected by the pending change of domicile to Bermuda.


OTHER CLASSES OR SERIES OF SHARES

     The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of the issue of that class or series, to provide from time to time for the issuance of other classes or series of preference shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law. See "-- Preference Shares" and "Comparison of Rights of Shareholders -- Issuance of Preference Shares/Stock" for specific provisions with respect to preference shares.

COMPULSORY ACQUISITION OF SHARES HELD BY MINORITY HOLDERS

     An acquiring party is generally able to compulsorily acquire the common shares of minority shareholders in one of the following ways:

     - By a procedure under the Companies Act known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the consent for the arrangement of the board of directors of IR-Limited and of holders of the Class A common shares and Class B common shares voting together as a class by a majority vote of 75% of those shares voting at a meeting at which a quorum is present in person or by proxy. Any shareholder who does not vote in favor of the arrangement may, within one month of the notice to shareholders of the special meeting to consider such arrangement, apply to the Bermuda court to appraise the fair value of such shares. If a scheme of arrangement receives all necessary consents, all holders of Class A common shares and Class B common shares could be compelled to sell their shares under the terms of the scheme of arrangement at the fair value of such shares as determined by the Bermuda court.

     - If the acquiring party is a company, by acquiring pursuant to a tender offer, 90% of the shares or class of shares not already owned by the acquiring party (the "offeror"). If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by the offeror, obtained the approval of or acquired 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which such approval is obtained, require by a "notice of acquisition" any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares. Nontendering shareholders have a one-month period from the date of the notice of acquisition in which to apply to a Bermuda court to enjoin the acquisition.

     - By acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, where the acquiring party holds not less than 95% of the shares or the class of shares of IR-Limited, the shares of such remaining shareholders or class of shareholders. When such a notice is given, the purchaser is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in such notice, unless a remaining shareholder applies to the Bermuda court for an appraisal of the value of its shares. This provision only applies where the purchaser offers the same terms to all holders of shares whose shares are being acquired.

TRANSFER AGENT

     The transfer agent and registrar for IR-Limited Class A common shares will be The Bank of New York, Church Street Station, P.O. Box 11258, New York, New York 10286-1258, telephone number (800) 524-4458.

ANTI-TAKEOVER PROVISIONS

     The bye-laws and shareholder rights plan of IR-Limited contain provisions that may be considered to have certain "anti-takeover" effects such as discouraging unsolicited takeover bids from third parties or making it more difficult to remove incumbent management. These provisions are intended to mirror provisions currently in IR-New Jersey's certificate of incorporation, by-laws and shareholder rights plan and in the NJBCA. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage transactions that may involve an actual or threatened change of control of IR-Limited that the board of directors does not believe is in the best interests of IR-Limited.

     The bye-laws of IR-Limited provide that the board of directors will consist of not less than three nor more than twenty persons, with the exact number to be set from time to time by the board of directors. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors within the stated range and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees. Directors are also divided into three classes each holding three year terms, with each class to consist, as nearly as possible, of 1/3rd of the total number of directors. A classified board makes it more difficult to replace a majority or all of the board.

     The bye-laws of IR-Limited provide that IR-Limited may not engage in any "business combination" with any interested shareholder (generally, a 10% or greater shareholder) unless the business combination receives the affirmative vote of the holders of 80% of the shares then in issue of all classes of shares entitled to vote considered for purposes of this provision as one class, provided that the above vote requirement does not apply to:

     - any business combination with an interested shareholder that has been approved by the board of directors; or

     - any agreement for the amalgamation, merger or consolidation of any subsidiary of IR-Limited with IR-Limited or with another subsidiary of IR-Limited if (1) the relevant bye-law provisions will not be changed or otherwise affected by or by virtue of the amalgamation, merger or consolidation and (2) the holders of greater than 50% of the voting power of IR-Limited or the subsidiary, as appropriate, immediately prior to the amalgamation, merger or consolidation continue to hold greater than 50% of the voting power of the amalgamated company immediately following the amalgamation, merger or consolidation.

     The bye-laws of IR-Limited provide that "business combination" means:

     - any amalgamation, merger or consolidation of IR-Limited or one of its subsidiaries with an interested shareholder or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an interested shareholder;

     - any transfer or other disposition to or with an interested shareholder or any affiliate or associate of an interested shareholder of all or any material part of the assets of IR-Limited or one of its subsidiaries; and

     - any issuance or transfer of shares of IR-Limited upon conversion of or in exchange for the securities or assets of any interested shareholder, or with any company that is, or would be after such merger or consolidation, an affiliate or associate of an interested shareholder.

     The bye-laws of IR-Limited provide that at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the bye-laws or by any shareholder pursuant to the valid exercise of the power granted under the Companies Act. For business to be properly brought before an annual general meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the secretary of IR-Limited and satisfied all requirements under applicable rules promulgated by the Securities and Exchange Commission and by the New York Stock Exchange or any other exchange on which IR-Limited's securities are traded. To be timely for consideration at the annual general meeting, a shareholder's notice must be received by the secretary at IR-Limited's principal executive offices not later than the date which is 90 days in advance of the anniversary of the immediately preceding annual general meeting or, if the date of the annual general meeting occurs more than 30 days before, or 60 days after, the anniversary of such immediately preceding annual general meeting, not later than the seventh day after the date on which notice of such annual general meeting is given. For purposes of determining these dates in years 2001-2002, the date of IR-New Jersey's last annual meeting will be considered the date of the immediately preceding annual general meeting of IR-Limited. See "Shareholder Proposals and Nominations."

     Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of IR-Limited common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares required or permitted to take such action. Under the bye-laws, a special general meeting may be called by the chairman of the board of directors, the president, a majority of the board of directors, or upon the request of shareholders holding at least 10% of IR-Limited's shares as provided in the Companies Act. The bye-laws of IR-Limited provide that any matter to be voted upon at a meeting called by shareholders requires the affirmative vote of at least 66 2/3% of the shares entitled to vote.

     The board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to issue from time to time any authorized and unissued preference shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the IR-Limited Class A common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then-current market price of the shares.

     Immediately following the merger, IR-Limited will have in place the IR-Limited shareholder rights plan, which is substantially similar to the IR-New Jersey shareholder rights plan currently in place. The operation of the IR-Limited shareholder rights plan could result in the possible dilution of a potential acquiror's interest in IR-Limited. Consequently, the provisions of the IR-Limited shareholder rights plan could discourage unsolicited takeover bids for IR-Limited from third parties. See "-- Shareholder Rights Plan."

PREFERENCE SHARES

     The board of directors may from time to time authorize the issuance of preference shares in one or more series of preference shares, and in the resolution or resolutions providing for the issuance of such shares, the board of directors is expressly authorized to fix for each such series the number of shares which shall constitute such series, voting power, full or limited, or no voting power, and designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof. Such a "blank check" preference share provision could have certain "anti-takeover" effects. See "-- Anti-Takeover Provisions."

     The IR-Limited board of directors in authorizing such series may provide, among others, that any such series may be (in each case, as set forth in the resolutions authorizing the series of preference shares):

     - subject to redemption at the option of IR-Limited or the holders, or both, at such time or times and at such price or prices;

     - entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;

     - entitled to such rights upon the liquidation, dissolution or winding up of IR-Limited;

     - convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of IR-Limited at such price or prices or at such rates of exchange and with such adjustments; and

     - subject to the preferences, rights and qualifications of any other series.

SHAREHOLDER RIGHTS PLAN

  ISSUANCE OF RIGHTS

     The IR-Limited shareholder rights plan provides for the issuance of one right (a "right") to purchase one one-thousandth of an IR-Limited Series A preference share for each IR-Limited Class A common share in issue as of the effective time of the merger (the "record date").

  EVIDENCE OF RIGHTS

     Under the shareholder rights plan, until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "acquiring person") has acquired beneficial ownership of 15% or more of the shares in issue of IR-Limited Class A common shares or (ii) 10 business days (or such later date as may be determined by action of the board of directors of IR-Limited prior to such time as any person or group of affiliated persons becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the shares in issue of IR-Limited Class A common shares (the earlier of such dates being called the "distribution date"), the rights will be evidenced, with respect to any of the IR-Limited Class A common share certificates in issue as of the record date, by such IR-Limited Class A common share certificates together with a summary of the rights.

     The shareholder rights plan provides that, until the distribution date (or earlier redemption or expiration of the rights), the rights will be transferred with and only with IR-Limited Class A common shares. Until the distribution date (or earlier redemption or expiration of the rights), new IR-Limited Class A common share certificates issued after the record date upon transfer or new issuances of IR-Limited Class A common shares will contain a notation incorporating the IR-Limited shareholder rights plan by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender for transfer of any certificates for IR-Limited Class A common shares in issue as of the record date, even without such notation or a copy of the summary of rights, will also constitute the transfer of the rights associated with IR-Limited Class A common shares represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of IR-Limited Class A common shares as of the close of business on the distribution date and such separate certificates alone will evidence the rights.

  DURATION OF RIGHTS

     The rights are not exercisable until the distribution date. The rights will expire on December 22, 2008, unless this date is extended or unless the rights are earlier redeemed or exchanged by IR-Limited, in each case as described below.

  ADJUSTMENTS

     The purchase price payable, and the number of Series A preference shares or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (i) in the event of a share dividend on, or a subdivision, combination or reclassification of, the Series A preference shares, (ii) upon the grant to holders of the Series A preference shares of certain rights or warrants to subscribe for or purchase Series A preference shares at a price, or securities convertible into Series A preference shares, with a conversion price less than the then-current market price of the Series A preference shares or (iii) upon the distribution to holders of the Series A preference shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Series A preference shares) or of subscription rights or warrants (other than those referred to above).

     The number of rights in issue is also subject to adjustment in the event of a share division of IR-Limited Class A common shares or a share dividend on IR-Limited Class A common shares payable in IR-Limited Class A common shares or subdivisions, consolidations or combinations of IR-Limited Class A common shares occurring, in any such case, prior to the distribution date.

  SERIES A PREFERENCE SHARES

     Series A preference shares purchasable upon exercise of the rights will not be redeemable. Each Series A preference share will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of US$1.00 per share but will be entitled to an aggregate dividend of 1000 times the dividend declared per IR-Limited Class A common share. In the event of liquidation, the holders of the Series A preference shares will be entitled to a minimum preferential liquidation payment of US$100 per share (plus any accrued but unpaid dividends) and will be entitled to an aggregate payment of 1000 times the payment made per IR-Limited Class A common share. Each Series A preference share will have 1000 votes, voting together with IR-Limited Class A common shares. Finally, in the event of any amalgamation, merger, consolidation or other transaction in which IR-Limited Class A common shares are converted or exchanged, each Series A preference share will be entitled to receive 1000 times the amount received per IR-Limited Class A common share. These rights are protected by customary antidilution provisions.

     Because of the nature of the Series A preference shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a Series A preference share purchasable upon exercise of each right should approximate the value of one IR-Limited Class A common share.

  EXERCISE OF RIGHTS

     In the event that any person or group of affiliated or associated persons becomes an acquiring person, each holder of a right, other than rights beneficially owned by the acquiring person (which will thereupon become void), will thereafter have the right to receive upon exercise of a right at the then-current exercise price of the right, that number of IR-Limited Class A common shares having a market value of two times the exercise price of the right.

     In the event that, after a person or group has become an acquiring person, IR-Limited is acquired in an amalgamation, merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a right (other than rights beneficially owned by an acquiring person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the right, that number of common shares of the person with whom IR-Limited has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the exercise price of the right.

  EXCHANGE OF RIGHTS

     At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the IR-Limited Class A common shares in issue or the occurrence of an event described in the prior paragraph, the board of directors of IR-Limited may exchange the rights (other than rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one IR-Limited Class A common share, or one one-thousandth of a Series A preference share (or of a share of a class or series of IR-Limited's preference shares having equivalent rights, preferences and privileges), per right (subject to adjustment).

  NO FRACTIONAL SHARES

     With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price. No fractional Series A preference shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Series A preference share, which may, at the election of IR-Limited, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series A preference shares on the last trading day prior to the date of exercise.

  REDEMPTION

     At any time prior to the time an acquiring person becomes such, the board of directors of IR-Limited may redeem the rights in whole, but not in part, at a price of US$.01 per right (the "redemption price"). The redemption of the rights may be made effective at such time, on such basis and with such conditions as the board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

  AMENDMENT OF RIGHTS

     The terms of the rights may be amended by the board of directors of IR-Limited without the consent of the holders of the rights, including an amendment to lower the 15% threshold for an acquiring person described above to not less than the greater of (i) the sum of .001% and the largest percentage of the IR-Limited Class A common shares in issue then known to IR-Limited to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an acquiring person no such amendment may adversely affect the interests of the holders of the rights.

  NO RIGHTS AS A SHAREHOLDER

     Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of IR-Limited including, without limitation, the right to vote or to receive dividends.

  CERTAIN ANTI-TAKEOVER EFFECTS

     The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire IR-Limited on terms not approved by the board of directors of IR-Limited, except pursuant to an offer conditioned on a substantial number of rights being acquired. The rights should not interfere with any amalgamation, merger or other business combination approved by the board of directors since the rights may be redeemed by IR-Limited at the redemption price prior to the time that a person or group has acquired beneficial ownership of 15% or more of the IR-Limited Class A common shares.

     See "The Reorganization -- Shareholder Rights Plan" and "Comparison of Rights of Shareholders -- Shareholder Rights Plan."

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

     Your rights as a shareholder of IR-New Jersey are governed by New Jersey law and IR-New Jersey's certificate of incorporation and by-laws. After the merger, you will become a holder of IR-Limited Class A common shares, and your rights will be governed by Bermuda law and IR-Limited's memorandum of association and bye-laws. Shareholders are referred to as "members" under Bermuda law, but we use the term "shareholder" in this description for ease of comparison.

     The principal attributes of IR-New Jersey common stock and IR-Limited Class A common shares will be similar; however, there are certain differences between your rights as a shareholder under New Jersey law and Bermuda law, which is modeled after English law. In addition, there are certain differences between IR-New Jersey's certificate of incorporation and by-laws and IR-Limited's memorandum of association and bye-laws. It is our intent that your rights as a shareholder be substantially the same before and after the merger and, accordingly, the principal differences will arise as a consequence of the differences between Bermuda law and New Jersey law.

     The following table includes a summary of material changes in your rights as a shareholder resulting from the merger. We encourage you to read this summary carefully and in conjunction with "Description of Authorized Shares of IR-Limited." This summary does not purport to be complete or to cover all of the aspects in which Bermuda law or IR-Limited's constituent documents may differ from laws generally applicable to New Jersey corporations and their shareholders or IR-New Jersey's constituent documents. Additionally, while we believe this summary is materially accurate, it is subject to the complete text of the relevant provisions of the Companies Act, the NJBCA, IR-New Jersey's certificate of incorporation and by-laws, and IR-Limited's memorandum of association (attached as Annex II to this proxy statement/prospectus) and bye-laws (attached as Annex III to this proxy statement/prospectus).

------------------------------------------------------------------------------------------------
        PROVISION                      IR-LIMITED                        IR-NEW JERSEY
------------------------------------------------------------------------------------------------
SHAREHOLDER MEETINGS
------------------------------------------------------------------------------------------------
QUORUM REQUIREMENTS         Holders of shares representing a   The provisions of IR-New Jersey's
                            majority of the shares entitled    organizational documents are
                            to vote shall constitute a quorum  substantially similar.
                            at a general meeting of
                            shareholders.
------------------------------------------------------------------------------------------------
VOTING RIGHTS               Each holder of IR-Limited Class A  The provisions of IR-New Jersey's common shares will be entitled to  organizational documents are one vote per common share held on  substantially similar, except
                            all matters submitted to a vote    that IR-New Jersey has only one
                            of the shareholders, subject to    class of common stock and the
                            any required preference share      NJBCA does not provide that every
                            class votes, and will vote         share of a corporation carries
                            together as one class with the     the right to vote in respect of a
                            holders of IR-Limited Class B      merger.
                            common shares and preference
                            shares on any matter for which
                            holders of IR-Limited Class B
                            common shares are entitled to
                            vote under the Companies Act and
                            on any matter which the holders
                            of preference shares are entitled
                            to vote under the Companies Act
                            or the applicable series of
                            preference shares. Except as
                            otherwise specifically provided
                            in the bye-laws or in the
                            Companies Act, any action to be
                            taken by the shareholders at any
                            general meeting at which a quorum
                            is in attendance shall be decided
                            by the affirmative

------------------------------------------------------------------------------------------------
        PROVISION                      IR-LIMITED                        IR-NEW JERSEY
------------------------------------------------------------------------------------------------
                            vote of a majority of the votes
                            cast at a general meeting.
                            Directors will be elected in
                            accordance with the procedures
                            described below.
                            Generally, the holders of
                            IR-Limited Class B common shares
                            will not be entitled to vote.
                            However, under the Companies Act,
                            each share of IR-Limited carries
                            the right to vote in respect of
                            an amalgamation or merger,
                            whether or not it otherwise
                            carries the right to vote. IR-New
                            Jersey and IR-Limited have
                            entered into a voting agreement
                            with respect to IR-Limited Class
                            B common shares to ensure that,
                            in the limited instances a vote
                            is granted to the holders of
                            IR-Limited Class B common shares,
                            such vote will not dilute the
                            voting power of IR-Limited Class
                            A common shares. See "Description
                            of Authorized Shares of
                            IR-Limited -- Voting."
                            At all elections of directors,
                            each holder of IR-Limited Class A
                            common shares will be entitled to
                            as many votes as shall equal the
                            number of votes that the holder
                            would be entitled to cast at a
                            general meeting, multiplied by
                            the number of directors to be
                            elected. A holder may cast all
                            such votes for a single director,
                            or may distribute them among two
                            or more of the nominated
                            directors as the holder may see
                            fit.
------------------------------------------------------------------------------------------------
VOTING REQUIREMENT FOR      Except as otherwise specifically   The provisions of IR-New Jersey's
SHAREHOLDER ACTION          provided in the bye-laws or in     organizational documents are
                            the Companies Act, any action to   substantially similar.
                            be taken by the shareholders may
                            be taken by the affirmative vote
                            of a majority of the votes cast
                            at a general meeting.
                            Voting requirements for meetings
                            (i) called by shareholders or
                            (ii) with respect to mergers and
                            other business combinations are
                            described below under "-- Action
                            by Written Consent," "-- Calling
                            a Special Meeting" and
                            "-- Shareholder Approval for
                            Certain Actions." See also
                            "-- Voting Rights" with respect
                            to voting

------------------------------------------------------------------------------------------------
        PROVISION                      IR-LIMITED                        IR-NEW JERSEY
------------------------------------------------------------------------------------------------
                            procedures in the election of
                            directors.
------------------------------------------------------------------------------------------------
ACTION BY WRITTEN CONSENT   The Companies Act provides that    The NJBCA provides that
                            shareholders may take action by    shareholders may take action by
                            written consent only with the      written consent with the
                            unanimous written consent of all   percentage of shareholder consent
                            shareholders entitled to vote.     that would be necessary to
                                                               authorize the action at a
                                                               meeting, provided, however, that
                                                               in the case of an annual meeting
                                                               of shareholders for the election
                                                               of directors, the consent must be
                                                               unanimous, and further provided
                                                               that, in the case of mergers,
                                                               consolidations, sales of all or
                                                               substantially all the assets of
                                                               the corporation and certain other
                                                               actions described in the NJBCA,
                                                               such actions may be taken without
                                                               a meeting only if all
                                                               shareholders consent thereto in
                                                               writing or if all shareholders
                                                               entitled to vote thereon consent
                                                               thereto in writing and IR-New
                                                               Jersey provides notice prior to
                                                               the effectiveness of such action
                                                               to all other shareholders.
------------------------------------------------------------------------------------------------
ADVANCE NOTICE              The Companies Act provides that    The provisions of IR-New Jersey's
REQUIREMENTS FOR            shareholders may, as set forth     organizational documents are
SHAREHOLDER PROPOSALS AND   below and at their own expense     substantially similar, but there
DIRECTOR NOMINATIONS        (unless a company otherwise        is no provision in the NJBCA
                            resolves), require a company to    similar to that described under
                            give notice of any resolution      the Companies Act for a
                            that the shareholders can          requisition of a resolution.
                            properly propose at the next
                            annual general meeting or to       IR-New Jersey is also subject to
                            circulate a statement prepared by  the Exchange Act.
                            the shareholders in respect of
                            any matter referred to in a
                            proposed resolution or any
                            business to be conducted at a
                            general meeting. The number of
                            shareholders necessary for such a
                            requisition of a resolution is
                            either that number of
                            shareholders representing at
                            least 5% of the total voting
                            rights of all shareholders having
                            a right to vote at the meeting to
                            which the requisition relates or
                            not less than 100 shareholders.
                            IR-Limited's bye-laws provide
                            that all shareholder nominations
                            for nominees for election to the
                            board of directors must be made
                            following written notice to the
                            secretary of IR-Limited
                            accompanied by certain background
                            and other information

------------------------------------------------------------------------------------------------
        PROVISION                      IR-LIMITED                        IR-NEW JERSEY
------------------------------------------------------------------------------------------------
                            specified in the bye-laws. In
                            connection with any annual
                            general meeting, written notice
                            of a shareholder's intention to
                            make such nominations must be
                            given to the secretary of
                            IR-Limited not later than the
                            date which is 90 days in advance
                            of the anniversary of the
                            immediately preceding annual
                            general meeting or, if the date
                            of the annual general meeting
                            occurs more than 30 days before,
                            or 60 days after, the anniversary
                            of such immediately preceding
                            annual general meeting, not later
                            than the seventh day after the
                            date on which notice of such
                            annual general meeting is given.
                            In order for a shareholder to
                            bring other business before a
                            shareholder meeting, timely
                            notice must be received by the
                            secretary of IR-Limited within
                            the time limits described above.
                            The notice must include a
                            description of the proposed item,
                            the reasons the shareholder
                            believes support its position
                            concerning the item, and other
                            specified matters.
                            IR-Limited will be subject to the
                            Securities Exchange Act of 1934,
                            as amended (the "Exchange Act"),
                            which provides that a shareholder
                            who continuously holds at least
                            US$2,000 in market value or 1% of
                            a company's voting securities for
                            at least one year prior to the
                            submission of a shareholder
                            proposal and through the
                            shareholder meeting date may,
                            provided that certain conditions
                            are met, present a proposal to be
                            voted on at a shareholder
                            meeting.
------------------------------------------------------------------------------------------------
ANNUAL MEETING              The annual general meeting of      The annual meeting of IR-New
                            IR-Limited shall be held in each   Jersey shall be held on the
                            year other than the year of        fourth Thursday of April, in each
                            organization at such time and      year, or such other date as the
                            place as the board of directors    board of directors may determine.
                            shall appoint.
------------------------------------------------------------------------------------------------
CALLING A SPECIAL MEETING   A special general meeting of       A special meeting of the
                            shareholders may be called by the  shareholders may be called by the
                            chairman of the board of           chairman of the board of
                            directors, the president, a        directors, a vice-chairman of the
                            majority of the board of           board of directors, the
                            directors or upon the request of   president, a majority of the
                            shareholders holding at least 10%  board of directors, or, upon the
                            of                                 application of the holder

------------------------------------------------------------------------------------------------
        PROVISION                      IR-LIMITED                        IR-NEW JERSEY
------------------------------------------------------------------------------------------------
                            IR-Limited's shares as provided    or holders of not less than 10%
                            in the Companies Act, provided     of all the shares entitled to
                            that any matter to be voted upon   vote at a meeting, the New Jersey
                            at a meeting called by             Superior Court, for good cause
                            shareholders requires the          shown, may order a special
                            affirmative vote of at least       meeting of the shareholders to be
                            66 2/3% of the shares entitled to  called and held at such time and
                            vote. See "-- Voting Requirement   place, upon such notice and for
                            for Shareholder Action,"           the transaction of such business
                            "-- Action by Written Consent"     as may be designated in such
                            and "-- Shareholder Approval for   order.
                            Certain Actions."
------------------------------------------------------------------------------------------------
BOARD OF DIRECTORS
------------------------------------------------------------------------------------------------
SIZE OF BOARD OF DIRECTORS  IR-New Jersey, as sole             The board of directors must
                            shareholder of IR-Limited,         contain not less than eight
                            approved a resolution providing    directors, as determined by the
                            that the board of directors must   board of directors pursuant to a
                            contain not less than three        resolution adopted by the
                            directors and not more than        affirmative vote of a majority of
                            twenty directors, as determined    the directors in office.
                            by the board of directors
                            pursuant to a resolution adopted
                            by the affirmative vote of a
                            majority of the board of
                            directors then in office.
------------------------------------------------------------------------------------------------
CLASSIFIED BOARD OF         Directors are divided into three   The provisions of IR-New Jersey's
DIRECTORS                   classes, with each class to        organizational documents are
                            consist, as nearly as possible,    substantially similar, except
                            of 1/3rd of the total number of    that no class of directors may
                            directors. If the number of        consist of less than two members.
                            directors is changed, any
                            increase or decrease will be
                            apportioned among the classes so
                            as to maintain each class as
                            nearly equal as possible. No
                            reduction shall have the effect
                            of shortening the term of any
                            incumbent director.
------------------------------------------------------------------------------------------------
TERM OF OFFICE              Except for two classes of          The provisions of IR-New Jersey's
                            directors that shall initially     organizational documents are
                            hold terms expiring at the annual  substantially similar.
                            general meetings in 2002 and
                            2003, respectively, the term of
                            office of each class shall be
                            until the third annual general
                            meeting following a director's
                            election and until the election
                            and qualification of a director's
                            successor.
------------------------------------------------------------------------------------------------
VACANCIES ON THE BOARD OF   Any vacancy among directors of     The provisions of IR-New Jersey's
DIRECTORS                   any class, including a vacancy     organizational documents are
                            that results from an increase in   substantially similar, except
                            the number of directors within     that newly created directorships
                            the range stated in the bye-laws,  resulting from any increase in
                            may be filled by a vote of the     the number of directors may be
                            majority of remaining directors,   filled by a majority of the
                            regardless of class, provided      directors, though less than a
                            that a quorum is present. During   quorum, or by the sole remaining
                            any vacancy the remaining          director.
                            directors shall have full power
                            to act as the board of directors.

------------------------------------------------------------------------------------------------
        PROVISION                      IR-LIMITED                        IR-NEW JERSEY
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------
REMOVAL OF DIRECTORS        Directors may be removed without   The provisions of IR-New Jersey's
                            cause upon the affirmative vote    organizational documents are
                            of the holders of at least 80% of  substantially similar, except
                            the shares entitled to vote for    that removal of directors for
                            the election of directors.         cause by the board of directors
                            Directors may be removed for       requires the affirmative vote of
                            cause upon the affirmative vote    66 2/3% of the entire board of
                            of the holders of at least         directors.
                            66 2/3% of the shares entitled to
                            vote for the election of
                            directors.
------------------------------------------------------------------------------------------------
INDEMNIFICATION OF          The bye-laws of IR-Limited         With respect to indemnification,
DIRECTORS, OFFICERS AND     provide that IR-Limited shall      the provisions of IR-New Jersey's
EMPLOYEES; LIMITATION OF    indemnify any current or former    organizational documents are
LIABILITY                   director or officer or any person  substantially similar.
                            serving or who has served at the
                            request of IR-Limited as a         The certificate of incorporation
                            director, officer, partner,        of IR-New Jersey provides that a
                            venturer, proprietor, trustee,     director or officer shall not be
                            employee, agent or similar         personally liable to IR-New
                            functionary of another foreign or  Jersey or its shareholders for
                            domestic corporation, general or   damages for breach of any duty
                            limited partnership, firm,         owed to IR-New Jersey or its
                            association, trust, estate,        shareholders, except that such
                            company (including a limited       director or officer shall not be
                            liability company) or other        relieved from liability for any
                            enterprise to the fullest extent   breach of duty based upon an act
                            permitted under Bermuda law.       or omission (1) in breach of such
                            IR-Limited may also indemnify any  person's duty of loyalty to
                            employee or agent of IR-Limited    IR-New Jersey or its
                            to the fullest extent provided by  shareholders, (2) not in good
                            Bermuda law.                       faith or involving a knowing
                                                               violation of law or (3) resulting
                            The indemnification provisions in  in receipt by such person of an
                            the bye-laws of IR-Limited are     improper personal benefit.
                            not exclusive of other rights to
                            which a director or officer may
                            be entitled.
                            Under the Companies Act, a
                            company shall not indemnify any
                            individual that is adjudged to be
                            liable for fraud or dishonesty in
                            the performance of his or her
                            duties to IR-Limited.
                            The bye-laws of IR-Limited
                            provide that each shareholder
                            agrees to exempt a director or
                            officer from any claim or right
                            of action such shareholder may
                            have, whether individually or by
                            or in the right of IR-Limited,
                            against any director or officer
                            on account of any action taken by
                            such director or officer, or the
                            failure of such director or
                            officer to take any action in the
                            performance of his or her duties
                            with or for IR-Limited, provided
                            that such waiver shall not extend
                            to any matter

------------------------------------------------------------------------------------------------
        PROVISION                      IR-LIMITED                        IR-NEW JERSEY
------------------------------------------------------------------------------------------------
                            of fraud or dishonesty which may
                            attach to such director or
                            officer.
------------------------------------------------------------------------------------------------
INTERESTED DIRECTOR         Under the Companies Act, without   Under the NJBCA, no contract or
TRANSACTIONS                the consent of the holders of      other transaction between a
                            shares carrying at least 90% of    corporation and one or more of
                            the total voting rights or in      its directors, or between a
                            certain other limited instances,   corporation and another entity in
                            a company may not make a loan to   which one or more of its
                            or enter into any guarantee or     directors are directors or are
                            provide security in respect of     otherwise interested, shall be
                            any loan made to any person who    void or voidable solely by reason
                            is a director (or certain related  of the common directorship or
                            persons or companies) of           interest, or solely because the
                            IR-Limited (or of its holding      director or directors are present
                            company, if there is one).         at the meeting that authorizes or
                                                               approves the contract or
                            In addition, a director who has    transaction, or solely because
                            an interest in any material        his or her or their votes are
                            contract or proposed material      counted for that purpose, if:
                            contract (or in any person that
                            is a party to the contract) with   - the contract or other
                            IR-Limited or any of its           transaction is fair and
                            subsidiaries and who fails to        reasonable as to IR-New Jersey
                            disclose the interest shall be       at the time;
                            deemed not to be acting honestly
                            and in good faith.                 - the fact of the common
                                                                 directorship or interest is
                                                                 disclosed or known to the board
                                                                 and the board authorizes the
                                                                 transaction by unanimous
                                                                 written consent, provided at
                                                                 least one director so
                                                                 consenting is disinterested, or
                                                                 by the affirmative vote of a
                                                                 majority of the disinterested
                                                                 directors; or
                                                               - the fact of common directorship
                                                               or interest is disclosed or known
                                                                 to the shareholders, and they
                                                                 authorize the transaction.
                                                               Common or interested directors
                                                               may be counted in determining the
                                                               presence of a quorum at a meeting
                                                               that authorizes the contract or
                                                               the transaction.
------------------------------------------------------------------------------------------------
AMENDMENTS TO
ORGANIZATIONAL DOCUMENTS
------------------------------------------------------------------------------------------------
AMENDMENT OF THE            Under the Companies Act,           Under the NJBCA, amendments to
MEMORANDUM OF               amendments to the memorandum of    the certificate of incorporation
ASSOCIATION/CERTIFICATE OF  association must be approved by a  require (1) the recommendation of
INCORPORATION               majority of the shareholders       the board of directors, (2) the
                            voting on the amendments.          affirmative vote of a majority of
                                                               the votes cast by the holders of
                                                               the shares entitled to vote
                                                               thereon and (3) the affirmative
                                                               vote of a majority of the votes
                                                               cast in each class entitled to
                                                               vote thereon.
------------------------------------------------------------------------------------------------
AMENDMENT OF THE            The bye-laws may only be amended   The by-laws may be amended by a
BYE-LAWS/BY-LAWS            by both a resolution of the board  majority vote of the entire board
                            of                                 of

------------------------------------------------------------------------------------------------
        PROVISION                      IR-LIMITED                        IR-NEW JERSEY
------------------------------------------------------------------------------------------------
                            directors and the affirmative      directors, but any by-law made by
                            vote of a majority of the          the board of directors may be
                            shareholders voting on the         altered or repealed by the
                            amendment at a general meeting,    shareholders at any annual or
                            or without a meeting, by           special meeting.
                            unanimous written consent.
------------------------------------------------------------------------------------------------
ISSUANCE OF PREFERENCE      The bye-laws provide that the      The provisions of IR-New Jersey's
SHARES/ STOCK               board of directors of IR-Limited   organizational documents are
                            may from time to time authorize    substantially similar, except
                            by means of a board resolution     that certain preference stock
                            the issuance of preference shares  rights, including certain voting
                            in one or more series of           and amendment rights, that are
                            preference shares, and in the      set forth in IR-New Jersey's
                            resolution or resolutions          certificate of incorporation are
                            providing for the issue of such    not included in IR-Limited's
                            shares, the board of directors is  bye-laws and may be included or
                            expressly authorized to fix for    omitted in a resolution of
                            each such series the number of     IR-Limited establishing a series
                            shares which shall constitute      of preference shares.
                            such series, voting power, full
                            or limited, or no voting power,
                            and designations, preferences and
                            relative, participating, optional
                            or other special rights and
                            qualifications, limitations or
                            restrictions thereof. Such a
                            "blank check" preference share
                            provision could have certain
                            "anti-takeover" effects. See
                            "Description of Authorized Shares
                            of IR-Limited -- Anti-Takeover
                            Provisions."
------------------------------------------------------------------------------------------------
DISTRIBUTIONS AND           Subject to the rights, if any, of  The provisions of IR-New Jersey's
DIVIDENDS                   holders of preference shares,      organizational documents are
                            IR-Limited may make distributions  substantially similar, except
                            and pay dividends, to the extent   that IR-New Jersey does not have
                            not prohibited by applicable law,  any Class B common stock.
                            by action of the board of
                            directors.
                            If at any time a dividend or
                            other distribution is declared or
                            paid on IR-Limited Class A common
                            shares, a like dividend or other
                            distribution must also be
                            declared and paid on IR-Limited
                            Class B common shares in an equal
                            amount per share.
------------------------------------------------------------------------------------------------
REPURCHASES AND             IR-Limited Class A common shares   The provisions of IR-New Jersey's
REDEMPTIONS                 will not be convertible into       organizational documents are
                            shares of any other class or       substantially similar, except
                            series or be subject to            that IR-New Jersey does not have
                            redemption either by IR-Limited    any Class B common stock.
                            or the holder of the IR-Limited
                            Class A common shares, provided,
                            however, that subject to
                            compliance with Bermuda law,
                            IR-Limited may repurchase its own
                            shares for cancellation with the
                            consent of the holder of such
                            shares.
                            IR-Limited Class B common shares
                            will be convertible by the holder

------------------------------------------------------------------------------------------------
        PROVISION                      IR-LIMITED                        IR-NEW JERSEY
------------------------------------------------------------------------------------------------
                            thereof into IR-Limited Class A
                            common shares on a one-for-one
                            basis in the following
                            circumstances:
                            - to satisfy the obligations of
                              IR-Limited or its subsidiaries
                              or affiliated companies to
                              issue IR-Limited Class A common
                              shares with regard to the
                              exercise of share options,
                              grants or purchases of shares
                              pursuant to share incentive
                              plans, employee share purchase
                              plans, dividend reinvestment
                              plans or other stock-based
                              compensation, retirement or
                              deferred compensation plans
                              sponsored by IR-Limited or its
                              subsidiaries or affiliated
                              companies; or
                            - as consideration for any
                            acquisition of stock or assets of
                              a third party.
                            The bye-laws also provide that in
                            the event IR-Limited Class B
                            common shares are transferred to
                            any person or entity other than a
                            wholly-owned, direct or indirect,
                            subsidiary of IR-Limited, the
                            shares so transferred will
                            convert automatically into
                            IR-Limited Class A common shares
                            on a one-for-one basis. See
                            "Description of Authorized Shares
                            of IR-Limited -- Restrictions on
                            Transfer."
------------------------------------------------------------------------------------------------
SHAREHOLDER APPROVAL FOR
CERTAIN ACTIONS
------------------------------------------------------------------------------------------------
MERGER/SALE OF ASSETS       The Companies Act permits an       In general, under the NJBCA, a
                            amalgamation or merger between     plan of merger or consolidation
                            two or more Bermuda companies, or  must be approved by the
                            between one or more Bermuda        affirmative vote of a majority of
                            "exempted companies" and one or    the votes cast by the holders of
                            more foreign companies. As         shares of each such corporation
                            permitted by Bermuda law, subject  entitled to vote thereon, and, in
                            to the interested shareholder      addition, if any class or series
                            provisions discussed below in      is entitled to vote thereon as a
                            "-- Business Combinations with     class, the affirmative vote of a
                            Interested Shareholders,"          majority of the votes cast in
                            shareholders holding a majority    each class vote.
                            of the shares voting at a meeting
                            (including IR-Limited Class B      Similarly, a sale of all or
                            common shares voting as a class    substantially all of such
                            with IR-Limited Class A common     corporation's assets other than
                            shares), and each class of shares  in the ordinary course of
                            present and voting at a meeting,   business, or a voluntary
                            is required to approve a merger.   dissolution of such corporation,
                                                               requires the approval of such
                                                               corporation's board of directors
                                                               and the affirmative vote of a
                                                               majority of the votes cast by the
                                                               holders of shares of each such

------------------------------------------------------------------------------------------------
        PROVISION                      IR-LIMITED                        IR-NEW JERSEY
------------------------------------------------------------------------------------------------
                            Under Bermuda law, IR-Limited      corporation entitled to vote.
                            will be considered an "exempted
                            company" since it will be owned    See "-- Business Combinations
                            predominantly by non-Bermudians.   with Interested Shareholders."
                            See "Description of Authorized
                            Shares of
                            IR-Limited -- Compulsory
                            Acquisition of Shares Held by
                            Minority Holders" and
                            "-- Business Combinations with
                            Interested Shareholders."
------------------------------------------------------------------------------------------------
BUSINESS COMBINATIONS WITH  The bye-laws of IR-Limited         Under the NJBCA, no New Jersey
INTERESTED SHAREHOLDERS     provide that IR-Limited may not    corporation may engage in any
                            engage in any "business            "business combination" with any
                            combination" with any interested   interested shareholder
                            shareholder (generally, a 10% or   (generally, a 10% or greater
                            greater shareholder) unless the    shareholder) for a period of five
                            business combination receives the  years following such interested
                            affirmative vote of the holders    shareholder's stock acquisition,
                            of 80% of the shares then in       unless such business combination
                            issue of all classes of shares     is approved by the board of
                            entitled to vote considered for    directors of such corporation
                            purposes of this provision as one  prior to the stock acquisition.
                            class, provided that the above
                            vote requirement does not apply    Under the NJBCA, "business
                            to:                                combination" includes the
                                                               following:
                            - any business combination with
                            an interested shareholder that     - any merger or consolidation of
                              has been approved by the board   a resident domestic corporation
                              of directors; or                   or one of its subsidiaries with
                                                                 an interested shareholder or
                            - any agreement for the              any other corporation (whether
                              amalgamation, merger or            or not it is an interested
                              consolidation of any subsidiary    shareholder of the resident
                              of IR-Limited with IR-Limited      domestic corporation) that is,
                              or with another subsidiary of      or after a merger or
                              IR-Limited if (1) the relevant     consolidation would be, an
                              bye-law provisions will not be     affiliate or associate of that
                              changed or otherwise affected      interested shareholder;
                              by or by virtue of the
                              amalgamation, merger or          - any sale, lease, exchange,
                              consolidation and (2) the          mortgage, pledge, transfer or
                              holders of greater than 50% of     other disposition to or with an
                              the voting power of IR-Limited     interested shareholder or any
                              or the subsidiary, as              affiliate or associate of that
                              appropriate, immediately prior     interested shareholder of
                              to the amalgamation, merger or     assets of that resident
                              consolidation continue to hold     domestic corporation or any
                              greater than 50% of the voting     subsidiary of that resident
                              power of the amalgamated           domestic corporation (1) having
                              company immediately following      an aggregate market value equal
                              the amalgamation, merger or        to 10% of more of the aggregate
                              consolidation.                     market value of all the assets,
                                                                 determined on a consolidated
                            The bye-laws of IR-Limited           basis, of such resident
                            provide that "business               domestic corporation, (2)
                            combination" means:                  having an aggregate market
                                                                 value equal to 10% or more of
                            - any amalgamation, merger or        the aggregate market value of
                              consolidation of IR-Limited or     all the outstanding stock of
                              one of its subsidiaries with an    that resident domestic
                              interested shareholder or with     corporation or (3) representing
                              any person that is, or would be    10% or more of the earnings
                              after                              power

------------------------------------------------------------------------------------------------
        PROVISION                      IR-LIMITED                        IR-NEW JERSEY
------------------------------------------------------------------------------------------------
                              such amalgamation, merger or       or income, on a consolidated
                              consolidation, an affiliate or     basis, of such resident
                              associate of an interested         domestic corporation; and
                              shareholder;
                                                               - other specified self-dealing
                            - any transfer or other              transactions between such
                            disposition to or with an            resident domestic corporation
                              interested shareholder or any      and an interested shareholder
                              affiliate or associate of an       or any affiliate or associate
                              interested shareholder of all      thereof.
                              or any material part of the
                              assets of IR-Limited or one of   In addition, no resident domestic
                              its subsidiaries; and            corporation may engage, at any
                                                               time, in any business combination
                            - any issuance or transfer of      with any interested shareholder
                            shares of IR-Limited upon          of such corporation other than:
                              conversion of or in exchange
                              for the securities or assets of  - a business combination approved
                              any interested shareholder, or     by the board of directors of
                              with any company that is, or       such corporation prior to the
                              would be after such                stock acquisition;
                              amalgamation, merger or
                              consolidation, an affiliate or   - a business combination approved
                              associate of an interested         by the affirmative vote of the
                              shareholder.                       holders of 66 2/3% of the
                                                                 voting stock not beneficially
                                                                 owned by such interested
                                                                 shareholder at a meeting called
                                                                 for such purpose; or
                                                               - a business combination in which
                                                                 the interested shareholder
                                                                 meets certain fair price
                                                                 criteria.
                                                               Under IR-New Jersey's certificate
                                                               of incorporation, the affirmative
                                                               vote of the holders of 80% of the
                                                               outstanding shares of all classes
                                                               of stock entitled to vote, and
                                                               voting as one class, is required
                                                               to approve:
                                                               - the merger or consolidation of
                                                                 IR-New Jersey or any subsidiary
                                                                 of IR-New Jersey with or into
                                                                 any other corporation, person
                                                                 or entity;
                                                               - any sale, lease, exchange or
                                                               other disposition of all or any
                                                                 material part of the assets of
                                                                 IR-New Jersey or of any
                                                                 subsidiary of IR-New Jersey to
                                                                 or with any other corporation,
                                                                 person or entity; or
                                                               - any issuance or transfer of
                                                                 securities of IR-New Jersey
                                                                 upon conversion of or in
                                                                 exchange for securities or
                                                                 assets of any other
                                                                 corporation, person or entity;
                                                               if such other corporation, person
                                                               or entity is the beneficial owner
                                                               (as defined in IR-New Jersey's
                                                               certificate of incorporation),
                                                               directly or indirectly, of more
                                                               than 10% of any class of stock of
                                                               IR-New Jersey. This

------------------------------------------------------------------------------------------------
        PROVISION                      IR-LIMITED                        IR-NEW JERSEY
------------------------------------------------------------------------------------------------
                                                               approval requirement does not
                                                               apply to the merger of any
                                                               subsidiary of IR-New Jersey with
                                                               IR-New Jersey or with another
                                                               subsidiary of IR-New Jersey where
                                                               IR-New Jersey or such other
                                                               subsidiary is the surviving
                                                               corporation and where the above
                                                               provisions are not changed or
                                                               otherwise affected by virtue of
                                                               the merger.
------------------------------------------------------------------------------------------------
SHAREHOLDER RIGHTS PLAN     The board of directors of          IR-New Jersey adopted a
                            IR-Limited has adopted a plan      shareholder rights plan, dated
                            substantially similar to the       November 9, 1998. In connection
                            IR-New Jersey shareholder rights   with the merger, the IR-New
                            plan, which plan has been          Jersey shareholder rights plan
                            approved and adopted by IR-New     will be amended to provide that
                            Jersey as the sole shareholder of  the existing rights will expire
                            IR-Limited and provides for the    immediately prior to the
                            issuance of new preference share   effective time of the merger.
                            purchase rights that are           This amendment of the IR-New
                            equivalent to the IR-New Jersey    Jersey shareholder rights plan
                            preference stock purchase rights.  will not result in the issuance
                            The IR-Limited shareholder rights  of any preference stock pursuant
                            plan will expire on the original   to the rights or trigger
                            expiration date of the IR-New      redemption of the rights and will
                            Jersey shareholder rights plan.    effectively terminate the IR-New
                            Initially, the new rights will     Jersey shareholder rights plan.
                            attach to all IR-Limited Class A   Shareholder approval of the
                            common shares issued on or after   Agreement and Plan of Merger will
                            the effective time of the merger.  also constitute any required
                            See "The                           shareholder approval of the
                            Reorganization -- Shareholder      amendment to the IR-New Jersey
                            Rights Plan" and "Description of   shareholder rights plan.
                            Authorized Shares of
                            IR-Limited -- Shareholder Rights
                            Plan."
------------------------------------------------------------------------------------------------
OTHER CORPORATE GOVERNANCE
PROVISIONS
------------------------------------------------------------------------------------------------
SHAREHOLDER DERIVATIVE      Bermuda courts ordinarily follow   The NJBCA requires that a
SUITS                       English law precedent, which       shareholder bringing a derivative
                            permits a shareholder derivative   suit in New Jersey have been a
                            action only:                       holder of shares or of voting
                                                               trust certificates therefor at
                            - where the act complained of is   the time of the disputed
                              alleged to be beyond the         transaction, or its shares or
                              corporate power of IR-Limited    voting trust certificates
                              or to be illegal;                thereafter passed to the
                                                               shareholder by operation of law
                            - where an act requires approval   from a person who was a holder at
                            by a greater percentage of         that time.
                              IR-Limited's shareholders than
                              actually approved it; or         Under the NJBCA, a complaint in a
                                                               derivative suit must:
                            - where such an action is
                            necessary in order that there not  - state the plaintiff was a
                              be a violation of IR-Limited's     shareholder at the time of the
                              organizational documents.          transaction with respect to
                                                                 which the plaintiff complains
                                                                 or that the plaintiff's shares
                                                                 thereafter became the
                                                                 plaintiff's by operation of
                                                                 law;

------------------------------------------------------------------------------------------------
        PROVISION                      IR-LIMITED                        IR-NEW JERSEY
------------------------------------------------------------------------------------------------
                                                                 and
                                                               - (1) allege with particularity
                                                               the efforts plaintiff has made to
                                                                 obtain the action the plaintiff
                                                                 desires from the directors of
                                                                 the corporation or (2) state
                                                                 the reasons for the plaintiff's
                                                                 failure to obtain the action or
                                                                 for not making the effort to
                                                                 obtain the action.
------------------------------------------------------------------------------------------------
DISSENTERS' RIGHTS          Under the Companies Act, a         Under the NJBCA, a dissenting
                            dissenting shareholder of a        shareholder has the right to
                            company participating in a merger  receive the fair value for its
                            (other than a merger between a     shares if the shareholder objects
                            company and its wholly-owned       to certain (1) mergers or
                            subsidiary or between two or more  consolidations requiring subsidiaries of the same company)  shareholder approval and (2)
                            may apply to the Bermuda courts    dispositions of assets requiring
                            to appraise the fair value of its  shareholder approval.
                            shares.
                                                               No dissenters' rights are
                            There is no exception under        available with respect to shares
                            Bermuda law for dissenters'        that, at the applicable record
                            rights similar to the exception    date, were listed on a national
                            under the NJBCA for                securities exchange or held of
                            exchange-listed companies.         record by not less than 1000
                                                               holders.
------------------------------------------------------------------------------------------------
INSPECTION OF BOOKS AND     Bermuda law provides the general   Under the NJBCA, a shareholder
RECORDS                     public with a right of inspection  who has been a shareholder for at
                            of a Bermuda company's public      least six months or who holds, or
                            documents and provides a Bermuda   is authorized in writing by
                            company's shareholders with a      holders of, at least five percent
                            right of inspection of a Bermuda   of the outstanding shares of any
                            company's bye-laws, minutes of     class or series of stock of a
                            general meetings of shareholders   corporation has the right, for
                            and audited financial statements.  any proper purpose and upon at least five days' written notice,
                            A Bermuda company's share          to inspect the minutes of
                            register is open to inspection by  shareholder meetings and the
                            its shareholders and, upon         record of shareholders.
                            payment of a small fee, by any
                            other person. A Bermuda company
                            is required to keep at its
                            registered office a register of
                            its directors and officers that
                            is open for inspection by members
                            of the public without charge.
------------------------------------------------------------------------------------------------

                 INCOME TAX CONSEQUENCES OF THE REORGANIZATION

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REORGANIZATION

     The following general discussion summarizes the anticipated principal U.S. federal income tax consequences of the receipt of IR-Limited Class A common shares by certain holders of IR-New Jersey common stock pursuant to the merger. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular IR-New Jersey shareholders in light of their individual circumstances or to shareholders who, for U.S. federal income tax purposes, are subject to special rules, such as:

     - dealers or traders in securities or currencies;

     - tax-exempt entities;

     - banks, financial institutions, or insurance companies;

     - grantor trusts;

     - real estate investment trusts or regulated investment companies;

     - holders who hold IR-New Jersey common stock as part of a position in a straddle or as part of a hedging or conversion transaction for U.S. federal income tax purposes;

     - investors whose functional currency is not the U.S. dollar;

     - holders who acquired their IR-New Jersey common stock within 12 months of the effective time of the merger pursuant to the exercise of employee stock options or otherwise as compensation;

     - holders who, for U.S. federal income tax purposes, are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts, or foreign estates;

     - holders who own, or are deemed to own, 10% or more, determined by voting power or value, of IR-New Jersey common stock or IR-Limited Class A common shares; and

     - holders subject to taxation of U.S. expatriates.

     Further, this discussion does not address any U.S. federal estate, gift or alternative minimum tax consequences or any state, local or foreign tax consequences relating to the merger or the ownership and disposition of IR-Limited Class A common shares.

     EACH IR-NEW JERSEY SHAREHOLDER IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE RECEIPT OF IR-LIMITED CLASS A COMMON SHARES PURSUANT TO THE MERGER CONTEMPLATED BY THIS PROXY STATEMENT/PROSPECTUS AND THE OWNERSHIP AND DISPOSITION OF IR-LIMITED CLASS A COMMON SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN ITS PARTICULAR CIRCUMSTANCES.

     This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, including IRS Notice 94-93, 1994-2 C.B. 563, in each case as in effect and available on the date of this proxy statement/prospectus. All of the foregoing is subject to change, which change could apply with retroactive effect and could affect the tax consequences described below. Neither IR-New Jersey nor IR-Limited will request any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger and related reorganization transactions, but IR-New Jersey has obtained an opinion of counsel as to certain tax consequences with respect to the merger and related reorganization transactions.

     This discussion is also based on certain assumptions regarding the factual circumstances that will exist at the time of the merger, including certain representations made or to be made by IR-New Jersey and IR-Limited. Any change in the truth, accuracy or completeness of any of the facts, assumptions or representations on which this discussion is based could affect the tax consequences described below. This discussion assumes that IR-New Jersey shareholders hold their IR-New Jersey common stock and will hold IR-Limited Class A common shares as capital assets.

     For purposes of this discussion, a "U.S. holder" is a beneficial owner of IR-New Jersey common stock that, for U.S. federal income tax purposes, is:

     - a citizen or resident of the U.S.;

     - a corporation or partnership created or organized in or under the laws of the U.S. or any State thereof, including the District of Columbia;

     - an estate, the income of which is subject to U.S. federal income taxation regardless of its source;

     - a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a U.S. court can exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust; or

     - otherwise subject to U.S. federal income taxation on a net income basis on its shares of IR-New Jersey common stock.

  RECEIPT OF IR-LIMITED CLASS A COMMON SHARES

     Each U.S. holder will recognize gain, but not loss, on the receipt of IR-Limited Class A common shares for IR-New Jersey common stock pursuant to the merger in an amount equal to the difference, if any, between (1) the fair market value of the IR-Limited Class A common shares received by such U.S. holder and
(2) such U.S. holder's adjusted tax basis in its IR-New Jersey common stock converted thereto. Any gain recognized will be capital gain and will be long-term capital gain if the IR-New Jersey common stock has been held for more than one year at the time of the merger. A U.S. holder that recognizes gain with respect to the merger will have an aggregate adjusted tax basis in its IR-Limited Class A common shares equal to the aggregate adjusted tax basis in the IR-New Jersey common stock exchanged therefor, increased by the amount of gain recognized. A U.S. holder will not be permitted to recognize any loss realized on the exchange of its shares of IR-New Jersey common stock in the merger, but the aggregate adjusted tax basis of the IR-Limited Class A common shares received by a U.S. holder with a loss on its IR-New Jersey common stock will be equal to such U.S. holder's aggregate adjusted tax basis in its IR-New Jersey common stock surrendered in exchange therefor. Thus, any loss would be preserved. The holding period for any IR-Limited Class A common shares received by a U.S. holder recognizing gain with respect to the merger will begin at the effective time of the merger. The holding period for any IR-Limited Class A common shares received by U.S. holders with a loss on their IR-New Jersey common stock will include the holding period of the IR-New Jersey common stock exchanged therefor.

  DISTRIBUTIONS

     Subject to the discussion below under " -- Passive Foreign Investment Company Considerations," the gross amount of any distribution by IR-Limited of cash or property (other than certain distributions, if any, of common shares distributed pro rata to all shareholders of IR-Limited) with respect to IR-Limited Class A common shares will be includable in income by a U.S. holder as dividend income to the extent such distributions are paid out of the current or accumulated earnings and profits of IR-Limited as determined under U.S. federal income tax principles. Such dividends will not generally be eligible for the dividends received deduction generally allowed to U.S. holders that are corporations. Subject to the discussion below under " -- Passive Foreign Investment Company Considerations," to the extent, if any, that the amount of any distribution by IR-Limited exceeds IR-Limited's current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of the U.S. holder's adjusted tax basis in the common shares and amounts in excess of such basis will be treated as capital gain. IR-Limited will maintain calculations of its earnings and profits under U.S. federal income tax principles.

     The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution.

     It is anticipated that only a portion of the dividends received by a U.S. holder with respect to IR-Limited Class A common shares will be treated as foreign source income for purposes of calculating such holder's foreign tax credit limitation. This is because it is anticipated that (1) U.S. persons will own a majority of the IR-Limited Class A common shares after the merger and (2) a portion of the income derived by IR-Limited will be U.S. source income. To the extent that dividends distributed by IR-Limited are treated as foreign source income, they generally will constitute passive income, or, in the case of certain U.S. holders, financial services income.

  SALE OR EXCHANGE OF IR-LIMITED CLASS A COMMON SHARES

     Subject to the discussion below under " -- Passive Foreign Investment Company Considerations," a U.S. holder generally will recognize gain or loss on the sale or exchange of IR-Limited Class A common shares equal to the difference between the amount realized on such sale or exchange and the U.S. holder's adjusted tax basis in such IR-Limited Class A common shares. Such gain or loss will be capital gain or loss. In the case of a noncorporate U.S. holder, the maximum marginal U.S. federal income tax rate applicable to such gain is currently lower than the maximum marginal U.S. federal income tax rate applicable to ordinary income if such U.S. holder's holding period for such common shares exceeds one year. Gain or loss, if any, recognized by a U.S. holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

  CONTROLLED FOREIGN CORPORATION CONSIDERATIONS

     In certain circumstances the Code directly taxes each "United States shareholder" who owns stock of a "controlled foreign corporation" or "CFC" on a portion of the CFC's income. Section 951(b) of the Code defines a United States shareholder as any U.S. corporation, citizen, resident or other U.S. person who owns (directly, indirectly, or constructively) 10% or more of the total combined voting power of all classes of stock of a foreign corporation (a "U.S. Shareholder"). In general, a foreign corporation is treated as a CFC only if such U.S. shareholders collectively own more than 50% of the total combined voting power or total value of the corporation's stock.

     If a foreign corporation is treated as a CFC for an uninterrupted period of 30 days or more during any taxable year, a person who is a U.S. Shareholder in the corporation on any day during the taxable year and who directly or indirectly owns any stock in the corporation on the last day of such year in which it is a CFC will have to include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income" relating to the period during which the corporation is a CFC, even if the subpart F income is not distributed. In addition, gain on the sale of stock in a CFC realized by a U.S. shareholder of a CFC is treated as ordinary income to the extent of such shareholder's proportionate share of the CFC's undistributed earnings and profits (including earnings and profits of CFC subsidiaries of such CFC) accumulated during such shareholder's holding period of the stock while a CFC.

     IR-Limited does not expect to be a CFC under the rules set forth above. However, following the merger, IR-New Jersey will be deemed for U.S. tax purposes, through its ownership of the non-voting Class B common shares, to own up to approximately 45% of the total value of the shares of IR-Limited. As a consequence, any Class A common shareholder who is considered to own 10% of the voting power in IR-Limited could cause the foreign subsidiaries of IR-Limited or (if the Internal Revenue Service successfully takes the position that the Class B common shares held by IR-New Jersey in IR-Limited are voting stock) IR-Limited itself to be treated as CFCs.

     If IR-Limited or any of its foreign subsidiaries is treated as a CFC, this status should have no adverse effect on any shareholder of IR-Limited who does not own (directly, indirectly, or constructively within the meaning of section 958(a) or 958(b) of the Code) 10% or more of the total combined voting power of all classes of stock of IR-Limited or any of its foreign subsidiaries. See "Comparison of Rights of Shareholders -- Shareholder Meetings -- Voting Rights." If, however, IR-Limited or any of its foreign subsidiaries is treated as a CFC for an uninterrupted period of 30 days or more during any taxable year, a person who is a U.S. Shareholder of IR-Limited or the subsidiary on any day during such taxable year and who directly or indirectly owns any stock in the corporation on the last day of such year in which it is a CFC will have to include in its gross income for U.S. federal income tax purposes its pro rata share of the corporation's "subpart F income" relating to the period during which the corporation is a CFC.

     In addition, gain on the sale of stock in IR-Limited, if treated as a CFC, realized by such a shareholder would be treated as ordinary income to the extent of the shareholder's proportionate share of the undistributed earnings and profits of IR-Limited and its CFC subsidiaries accumulated during the shareholder's holding period of the stock while IR-Limited is a CFC.


     If the U.S. Shareholder is a corporation, however, it may be eligible to credit against its U.S. tax liability, with respect to these potential inclusions, foreign taxes paid on the earnings and profits associated with the included income. A disposition of shares by a U.S. Shareholder may result in termination of the CFC status of IR-Limited or its foreign subsidiaries. See "Risk Factors."


  PASSIVE FOREIGN INVESTMENT COMPANY CONSIDERATIONS

     A non-U.S. corporation will be classified as a passive foreign investment company (a "PFIC") for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules, either (1) at least 75% of its gross income is passive income or (2) at least 50% of the gross value of its assets is attributable to assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

     Based on certain estimates of its gross income and gross assets and the nature of its business, IR-Limited believes that it will not be classified as a PFIC for its current taxable year. IR-Limited's status in future years will depend on its assets and activities in those years. IR-Limited has no reason to believe that its assets or activities will change in a manner that would cause it to be classified as a PFIC. If IR-Limited was a PFIC, a U.S. holder of IR-Limited Class A common shares generally would be subject to imputed interest charges and other disadvantageous tax treatment with respect to any gain from the sale or exchange of, and certain distributions with respect to, IR-Limited Class A common shares.

     If IR-Limited is treated as a PFIC, a U.S. holder of IR-Limited Class A common shares could make a variety of elections that may alleviate the tax consequences referred to above, and one of these elections may be made retroactively. U.S. holders should consult their own tax advisors regarding the tax consequences that would arise if IR-Limited was treated as a PFIC.

  BACKUP WITHHOLDING TAX AND INFORMATION REPORTING REQUIREMENTS

     Currently, distributions with respect to IR-New Jersey common stock and proceeds from the sale or redemption of IR-New Jersey common stock are subject to U.S. backup withholding tax and information reporting rules. After the merger, it is anticipated that the same rules will apply to distributions with respect to IR-Limited Class A common shares and to proceeds from the sale or redemption of IR-Limited Class A common shares.

     U.S. backup withholding tax and information reporting requirements generally apply to certain payments to certain noncorporate holders of stock. Information reporting generally will apply to payments of dividends on, and to proceeds from the sale or redemption of, IR-Limited Class A common shares made within the U.S. to a holder of IR-Limited Class A common shares (other than an "exempt recipient," including a corporation, a payee that is not a U.S. person that provides an appropriate certification and certain other persons). A payor will be required to withhold 30.5% until January 1, 2002, 30% on or after January 1, 2002, 29% on or after January 1, 2004, and 28% on or after January 1, 2006 of any payments of dividends on, or proceeds from the sale or redemption of IR-Limited Class A common shares within the U.S. to a holder (other than an "exempt recipient") if such holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, such backup withholding tax requirements. In the case of such payments by a payor or middleman within the U.S. to a foreign simple trust, a foreign grantor trust, or a foreign partnership (other than payments to a foreign simple trust, a foreign grantor trust, or a foreign partnership that qualify as a "withholding foreign trust" or a "withholding foreign partnership" within the meaning of U.S. Treasury regulations and payments to a foreign simple trust, a foreign grantor trust, or a foreign partnership that are effectively connected with the conduct of a trade or business in the U.S.), the beneficiaries of the foreign simple trust, the persons treated as the owners of the foreign grantor trust, or the partners of the foreign partnership, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from backup withholding tax and information reporting requirements. Moreover, a payor or middleman may rely on a certification provided by a payee that is not a U.S. person only if such payor or middleman does not have actual knowledge or a reason to know that any information or certification stated in such certificate is incorrect.

BERMUDA TAX CONSEQUENCES OF THE REORGANIZATION

     Under current law, Bermuda will not impose on IR-Limited or any of its operations or the shares, debentures or other obligations of IR-Limited, any tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate, duty or inheritance tax. IR-Limited has obtained a written assurance from the Minister of Finance of Bermuda under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that in the event of the enactment in Bermuda of any legislation imposing any such tax, then the imposition of such tax shall not be applicable to IR-Limited or to any of its operations or the shares, debentures or other obligations of IR-Limited until March 28, 2016. The assurances are subject to the proviso that they are not construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda (IR-Limited is not currently so designated) or to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 of Bermuda or otherwise payable in relation to the land, if any, leased to IR-Limited. IR-Limited is required to pay certain annual Bermuda government and business fees. Under current rates, IR-Limited will pay a maximum fixed annual fee of US$27,825. In addition, all entities employing individuals in Bermuda are required to pay an employment tax. Currently there is no Bermuda withholding tax on dividends that may be paid by IR-Limited.

     Under current Bermuda law, there will be no Bermuda income or withholding tax on dividends paid by IR-Limited to its shareholders. Furthermore, no Bermuda tax or other levy is payable on the sale or other transfer (including by gift or on the death of the shareholder) of IR-Limited Class A common shares (other than by shareholders resident in Bermuda).

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

     Pursuant to the merger IR-Limited will become the parent holding company of IR-New Jersey and successor issuer of IR-New Jersey for purposes of U.S. securities laws.

     Any proposal by a shareholder intended to be presented at the 2002 Annual Meeting of Shareholders of IR-Limited must be received at IR-Limited's principal executive offices at 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677,
Attn: Vice President and Secretary, no later than November 19, 2001, for inclusion in the proxy materials relating to that meeting.

     IR-Limited's bye-laws provide that all shareholder nominations for nominees for election to the board of directors must be made following written notice to the secretary of IR-Limited accompanied by certain background and other information specified in the bye-laws. In connection with any annual general meeting, written notice of a shareholder's intention to make such nominations must be given to the secretary of IR-Limited not later than the date which is 90 days in advance of the anniversary of the immediately preceding annual general meeting or, if the date of the annual general meeting occurs more than 30 days before, or 60 days after, the anniversary of such immediately preceding annual general meeting, not later than the seventh day after the date on which notice of such annual general meeting is given. For purposes of determining these dates in years 2001-2002, the date of IR-New Jersey's last annual meeting will be considered the date of the immediately preceding annual general meeting of IR-Limited.

     In order for a shareholder to bring other business before a general meeting of shareholders, timely notice must be received by the secretary of IR-Limited within the time limits described above. The notice must include a description of the proposed item, the reasons the shareholder believes support its position concerning the item, and other specified matters. These requirements are separate from and in addition to the requirements you must meet to have a proposal included in IR-Limited's proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.

                                    EXPERTS

     The financial statements incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000, have been so incorporated in reliance on the report by PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     Certain legal matters in connection with IR-Limited Class A common shares have been passed upon for us by our Bermuda counsel, Conyers Dill & Pearman. Conyers Dill & Pearman has also rendered an opinion regarding the Bermuda tax consequences of the reorganization referred to in "Income Tax Consequences of the Reorganization -- Bermuda Tax Consequences of the Reorganization." Baker & McKenzie has rendered an opinion regarding the U.S. federal income tax consequences of the reorganization to shareholders referred to in "Income Tax Consequences of the Reorganization -- U.S. Federal Income Tax Consequences of the Reorganization."

                      WHERE YOU CAN FIND MORE INFORMATION

     IR-Limited has filed with the Securities and Exchange Commission a registration statement on Form S-4 (together with all amendments and exhibits, we refer to it as the "Registration Statement") under the Securities Act of 1933, as amended. This proxy statement/prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted as permitted by the rules and regulations of the Securities and Exchange Commission. For further information, reference is hereby made to the Registration Statement. Statements made in this proxy statement/prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Securities and Exchange Commission, reference is made to the copy so filed, and each such statement shall be deemed qualified in its entirety by such reference.


     IR-New Jersey is, and after the merger IR-Limited as successor issuer to IR-New Jersey will be, subject to the informational requirements of the Exchange Act, and in accordance therewith IR-New Jersey files and IR-Limited will file reports, proxy and information statements and other information with the Securities and Exchange Commission. Such reports, proxy and information statements and other information filed with the Securities and Exchange Commission, can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional office of the Securities and Exchange Commission at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at (800) SEC-0330. Copies of reports, proxy and information statements and other information regarding registrants that file electronically (including IR-New Jersey) are available on the Securities and Exchange Commission's web site at http://www.sec.gov.



     Upon completion of the reorganization, IR-Limited Class A common shares will be traded on the New York Stock Exchange, the same exchange on which IR-New Jersey common stock is currently traded. At the time of commencement of such trading, IR-New Jersey common stock will be delisted and will no longer be registered pursuant to Section 12 of the Exchange Act. At such time, your shares will have become IR-Limited Class A common shares and IR-Limited Class A common shares will be registered pursuant to Section 12 of the Exchange Act.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by IR-New Jersey with the Securities and Exchange Commission (File No. 1-985) pursuant to the Exchange Act are hereby incorporated by reference in this proxy statement/ prospectus:

         1. Current Report on Form 8-K, dated February 6, 2001;

         2. Current Report on Form 8-K, dated February 9, 2001;

         3. Current Report on Form 8-K/A, dated February 9, 2001;

         4. Current Report on Form 8-K, dated September 30, 2001;

         5. Current Report on Form 8-K, dated October 16, 2001;

         6. Proxy Statement filed March 15, 2001;

         7. Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         8. Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

         9. Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;
            and

        10. The description of the IR-New Jersey Series A preference share purchase rights in the Registration Statement on Form 8-A/A dated November 13, 1998.

     Each document filed by IR-New Jersey pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement/prospectus and prior to the date of the special meeting shall be deemed to be incorporated by reference in this proxy statement/prospectus and to be a part of this proxy statement/prospectus from the date of filing of such document. Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference in this proxy statement/prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this proxy statement/prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this proxy statement/prospectus.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. IR-LIMITED IS PROHIBITED FROM MAKING ANY INVITATION TO THE PUBLIC IN BERMUDA TO SUBSCRIBE FOR ANY OF ITS SHARES.

     Neither delivery of this proxy statement/prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of IR-New Jersey and IR-Limited since the date of this proxy statement/prospectus.

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                        INGERSOLL-RAND COMPANY LIMITED,

                             INGERSOLL-RAND COMPANY

                                      AND

                             IR MERGER CORPORATION

                                  DATED AS OF


                                OCTOBER 31, 2001

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I  MERGER...........................................    1
1.1  MERGER.................................................    1
1.2  EFFECTIVE TIME.........................................    1
1.3  EFFECTS OF THE MERGER..................................    2
ARTICLE II  NAME, CERTIFICATE OF INCORPORATION, DIRECTORS
  AND EXECUTIVE OFFICERS....................................    2
2.1  NAME OF SURVIVING CORPORATION..........................    2
2.2  CERTIFICATE OF INCORPORATION; BY-LAWS..................    2
2.3  DIRECTORS..............................................    2
2.4  OFFICERS...............................................    2
ARTICLE III  CONVERSION AND EXCHANGE OF STOCK...............    2
3.1  CONVERSION AND ISSUANCE OF IR-LIMITED SHARES...........    2
3.2  EXCHANGE OF STOCK......................................    3
3.3  DISSENTERS' RIGHTS.....................................    4
ARTICLE IV  BENEFIT AND COMPENSATION PLANS..................    4
4.1  PLANS..................................................    4
4.2  NEW CHANGE OF CONTROL AGREEMENTS.......................    4
ARTICLE V  CONDITIONS PRECEDENT.............................    5
5.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
     MERGER.................................................    5
ARTICLE VI  TERMINATION, AMENDMENT AND WAIVER...............    5
6.1  TERMINATION............................................    5
6.2  EFFECT OF TERMINATION..................................    5
6.3  AMENDMENT..............................................    5
6.4  WAIVER.................................................    6
6.5  PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR
     WAIVER.................................................    6
ARTICLE VII  GENERAL PROVISIONS.............................    6
7.1  NOTICES................................................    6
7.2  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES.........    6
7.3  GOVERNING LAW..........................................    7
7.4  GUARANTY...............................................    7
EXHIBIT A  STOCK PLANS SPONSORED BY IR-NEW JERSEY...........  A-1
EXHIBIT B  STOCK PLANS SPONSORED BY IR-LIMITED..............  B-1

                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (this "Agreement") is made as of October 31, 2001, among Ingersoll-Rand Company Limited, a Bermuda company
("IR-Limited"), Ingersoll-Rand Company, a New Jersey corporation ("IR-New Jersey"), and IR Merger Corporation, a New Jersey corporation ("Merger Sub") and a newly-formed, indirect wholly-owned subsidiary of IR-Limited.


                             PRELIMINARY STATEMENTS

     A. The respective Boards of Directors of IR-Limited, IR-New Jersey and Merger Sub deem it advisable and in the best interests of their respective shareholders to reorganize such that IR-New Jersey will effectively change its domicile from New Jersey to Bermuda by merging Merger Sub with and into IR-New Jersey.

     B. The respective Boards of Directors of IR-Limited, IR-New Jersey and Merger Sub have each approved the merger of Merger Sub with and into IR-New Jersey, pursuant to which IR-New Jersey will be the surviving company in the merger and become a wholly-owned, indirect subsidiary of IR-Limited, upon the terms and subject to the conditions set forth in this Agreement (the "Merger"), and whereby each issued share of common stock, par value $2.00 per share, of IR-New Jersey ("IR-New Jersey Common Stock"), other than those shares of IR-New Jersey Common Stock held by IR-New Jersey or any direct or indirect wholly-owned subsidiary of IR-New Jersey, shall automatically become one Class A common share, par value $1.00 per share, of IR-Limited ("IR-Limited Class A Common Share").

     C. Pursuant to the Merger, the preference stock purchase rights associated with IR-New Jersey Common Stock issued pursuant to the Rights Agreement (the "IR-New Jersey Rights Agreement"), dated as of November 9, 1998, between IR-New Jersey and The Bank of New York, as Rights Agent (the "IR-New Jersey Rights"), will expire and a new IR-Limited Right (as defined below) will be issued with each IR-Limited Class A Common Share issued in the Merger.

     D. The consummation of the Merger requires, among other things, the adoption of this Agreement by the affirmative vote of at least a majority of votes cast by holders of shares of IR-New Jersey Common Stock present in person or represented by proxy at IR-New Jersey's special shareholders meeting that are entitled to vote (the "IR-New Jersey Shareholder Approval").

                                   AGREEMENT

     The parties, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                     MERGER

1.1  MERGER

     Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the New Jersey Business Corporation Act (the "NJBCA"), Merger Sub shall be merged with and into IR-New Jersey at the Effective Time (as defined below). Following the Effective Time, the separate corporate existence of Merger Sub shall cease and IR-New Jersey shall continue as the surviving corporation (the "Surviving Corporation"), becoming a wholly-owned, indirect subsidiary of IR-Limited, and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the NJBCA.

1.2  EFFECTIVE TIME

     Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 5.1, the parties shall duly prepare, execute and file a Certificate of Merger (the "Certificate of Merger") in accordance with Section 14A:10-4.1 of the NJBCA with the Treasurer of the State of New Jersey. The Merger shall become effective upon the filing of the Certificate of Merger (or at such later time reflected in such Certificate of Merger as shall be agreed to by IR-Limited and IR-New Jersey). The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

1.3  EFFECTS OF THE MERGER

     (a)  General Effects.  The Merger shall have the effects set forth in
Section 14A:10-6 of the NJBCA.

     (b) Assumption of Obligations. The Surviving Corporation specifically assumes any obligation of Merger Sub which is required to be specifically assumed by the Surviving Corporation.

                                   ARTICLE II

                      NAME, CERTIFICATE OF INCORPORATION,
                        DIRECTORS AND EXECUTIVE OFFICERS

2.1  NAME OF SURVIVING CORPORATION

     The name of the Surviving Corporation shall be "Ingersoll-Rand Company."

2.2  CERTIFICATE OF INCORPORATION; BY-LAWS

     (a) Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended as of the Effective Time to contain the provisions in the Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time, except that Article FIRST of such Certificate of Incorporation shall provide that the name of the Surviving Corporation shall be "Ingersoll-Rand Company."

     (b) By-laws. The by-laws of the Merger Sub in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law.

2.3  DIRECTORS

     The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until their respective successors shall be elected and qualify, subject to prior death, resignation or removal in accordance with the Certificate of Incorporation and by-laws of the Surviving Corporation, or as otherwise provided by applicable law.

2.4  OFFICERS

     The officers of IR-New Jersey immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until their respective successors shall be elected and qualify, subject to prior death, resignation or removal in accordance with the Certificate of Incorporation and by-laws of the Surviving Corporation, or as otherwise provided by applicable law.

                                  ARTICLE III

                        CONVERSION AND EXCHANGE OF STOCK

3.1  CONVERSION AND ISSUANCE OF IR-LIMITED SHARES

     At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares:

     (a) Conversion of IR-New Jersey Common Stock. Each issued share of IR-New Jersey Common Stock, other than a share cancelled in accordance with Section 3.1(b), shall be converted into and become one fully paid and nonassessable IR-Limited Class A Common Share. In furtherance thereof and in partial consideration for entering into the transactions contemplated by this Agreement, IR-Limited agrees to issue

IR-Limited Class A Common Shares to the current holders of IR-New Jersey Common Stock as provided hereby.

     (b) Cancellation of IR-New Jersey Owned Stock. Each issued share of IR-New Jersey Common Stock that is owned by IR-New Jersey or by any direct or indirect wholly-owned subsidiary of IR-New Jersey prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no IR-Limited Class A Common Shares or other consideration shall be delivered or deliverable in exchange for such shares of IR-New Jersey Common Stock.

     (c) Effect on IR-Limited Shares In Issue. Each IR-Limited Class A Common Share held by IR-New Jersey or any of its subsidiaries immediately prior to the Effective Time shall be repurchased by IR-Limited at the Effective Time in exchange for one IR-Limited Class B common share, par value $1.00 per share ("IR-Limited Class B Common Share"), and each IR-Limited Class B Common Share held by IR-New Jersey or any of its subsidiaries immediately prior to the Effective Time shall remain in issue.

     (d) Conversion of Merger Sub Common Stock. Each issued and outstanding share of common stock, par value $.01 per share, of Merger Sub shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, power and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     (e) Stock-Based Compensation Plans. The stock-based benefit and deferred compensation plans and programs and agreements providing for the grant or award to IR-New Jersey's (and its affiliates') (i) employees of options or other rights to purchase, receive, acquire, hold or realize the benefits measured by the value of, as appropriate, IR-New Jersey Common Stock (the "Employee Stock Plans") and (ii) directors of options or other rights to purchase, receive, acquire, hold or realize the benefits measured by the value of, as appropriate, IR-New Jersey Common Stock (the "Director Stock Plans") shall be maintained and sponsored in accordance with Section 4.1 of this Agreement. The Employee Stock Plans, together with the Director Stock Plans, are referred to as the "Stock Plans."

     (f) Dividend Reinvestment Plan. IR-Limited shall assume all the rights and obligations of IR-New Jersey under IR-New Jersey's Dividend Reinvestment Plan and such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, IR-Limited Class A Common Shares.

     (g) Rights. Each IR-New Jersey Right shall automatically expire immediately prior to the Effective Time in accordance with an amendment to the IR-New Jersey Rights Agreement to be entered into prior to the Effective Time, and a new right (each, an "IR-Limited Right") will be issued with each IR-Limited Class A Common Share issued in the Merger pursuant to an IR-Limited Rights Agreement, to be entered into prior to the Effective Time between IR-Limited and The Bank of New York, as Rights Agent, containing terms and conditions substantially similar to the IR-New Jersey Rights Agreement.

3.2  EXCHANGE OF STOCK

     (a) Exchange Procedures. At the Effective Time, each outstanding certificate theretofore representing shares of IR-New Jersey Common Stock, other than shares to be cancelled as set forth in Section 3.1(b), shall automatically represent the same number of IR-Limited Class A Common Shares, and therefore do not need, and are not required, to be exchanged for certificates representing IR-Limited Class A Common Shares. Following the Merger, certificates bearing the name of IR-Limited will be issued in the normal course upon surrender of certificates bearing the name of IR-New Jersey for exchange or transfer.

     (b) No Further Ownership Rights in IR-New Jersey Common Stock. All IR-Limited Class A Common Shares issued upon the Merger, including any certificates issued upon the surrender for exchange of certificates in accordance with the terms of this Article III, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of IR-New Jersey Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by IR-New Jersey on such shares of IR-New Jersey Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of IR-New Jersey Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation they shall be cancelled and exchanged as provided in this Article III, except as otherwise provided by law.

3.3  DISSENTERS' RIGHTS

     There are no dissenters' rights under the NJBCA in connection with the Merger.

                                   ARTICLE IV

                         BENEFIT AND COMPENSATION PLANS

4.1  PLANS

     (a) At the Effective Time, (i) IR-New Jersey shall continue to sponsor and maintain each Stock Plan listed on Exhibit A, and (ii) IR-Limited shall assume the rights and obligations of IR-New Jersey under each Stock Plan listed on Exhibit B (the "Assumed Plans").

     (b) To the extent any Stock Plan provides for the issuance or purchase of, or otherwise relates to, IR-New Jersey Common Stock, after the Effective Time, such Stock Plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, IR-Limited Class A Common Shares and all options or awards issued, or benefits available or based upon the value of IR-New Jersey Common Stock, under such Stock Plan after the Effective Time shall entitle the holder thereof to purchase, receive, acquire, hold or realize the benefits measured by the value of, as appropriate, IR-Limited Class A Common Shares in accordance with the terms of such Stock Plan. The outstanding options or other awards, or other benefits available, under the Stock Plans shall be exercisable, issuable or available upon the same terms and conditions as under such Stock Plans and the agreements relating thereto immediately prior to the Effective Time, except that upon the exercise, issuance or availability of such options, awards or benefits, IR-Limited Class A Common Shares shall be issuable, held or available in lieu of shares of IR-New Jersey Common Stock. The number of IR-Limited Class A Common Shares issuable or available upon the exercise, issuance or availability of such an option, award or benefit, immediately after the Effective Time and the option, exercise or measurement price of each such option, award or benefit shall be the number of shares and option, exercise or measurement price in effect immediately prior to the Effective Time.

     (c) Such amendments deemed necessary or appropriate by IR-New Jersey and IR-Limited to effect the Merger and related reorganization transactions, including to facilitate the assignment to IR-Limited of the Assumed Plans, shall be adopted and entered into with respect to the Stock Plans. The IR-New Jersey Shareholder Approval shall also be deemed any required shareholder approval of such amendments and the assumption by IR-Limited of the Assumed Plans.

4.2  NEW CHANGE OF CONTROL AGREEMENTS

     IR-Limited shall offer to enter into management continuity agreements (the "New Change of Control Agreements") with each executive officer and key employee of IR-New Jersey who, immediately prior to the Effective Time, is a party to a management continuity agreement with IR-New Jersey (each, a "Change of Control Agreement") and the terms and conditions of the New Change of Control Agreements shall be substantially similar to those set forth in the Change of Control Agreements.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

5.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

     The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions:

     (a) Shareholder Approval. The IR-New Jersey Shareholder Approval shall have been obtained.

     (b) Form S-4. The registration statement on Form S-4 filed with the Securities and Exchange Commission by IR-Limited in connection with the issuance of the IR-Limited Class A Common Shares in the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order.

     (c) NYSE Approval. The New York Stock Exchange (the "NYSE") shall have confirmed that the IR-Limited Class A Common Shares have been approved for listing on the NYSE, subject to notice of issuance, and may trade on the NYSE and succeed to the ticker symbol "IR."

     (d) Governmental, Regulatory and Other Material Third-Party Consents. All filings required to be made prior to the Effective Time of the Merger with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any court or governmental or regulatory authority or agency, domestic or foreign, or other person in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including from the Bermuda Monetary Authority, will have been made or obtained (as the case may be).

     (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

                                   ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

6.1  TERMINATION

     This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after the IR-New Jersey Shareholder Approval, by action of the Board of Directors of IR-Limited, IR-New Jersey or Merger Sub.

6.2  EFFECT OF TERMINATION

     In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of IR-New Jersey, Merger Sub or IR-Limited, other than the provisions of this Article VI and Article VII.

6.3  AMENDMENT

     This Agreement may be amended by the parties at any time before or after the IR-New Jersey Shareholder Approval; provided, however, that after any such approval, there shall not be made any amendment without additional shareholder approval that (a) alters or changes the amount or kind of shares to be received by shareholders in the Merger, (b) alters or changes any term of the Certificate of Incorporation of the Surviving Corporation, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Surviving Corporation, or (c) alters or changes any other terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially adversely affect the holders of shares of IR-New Jersey Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

6.4  WAIVER

     At any time prior to the Effective Time, the parties may waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

6.5  PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER

     A termination of this Agreement and abandonment of the Merger pursuant to
Section 6.1, shall, in order to be effective, require action by the Board of Directors of IR-Limited, IR-New Jersey or Merger Sub. An amendment of this Agreement pursuant to Section 6.3 shall, in order to be effective, require action by the Boards of Directors of IR-Limited, IR-New Jersey and Merger Sub and, if applicable, shareholder approval. A waiver pursuant to Section 6.4 shall, in order to be effective, require action by the Boards of Directors of the parties waiving compliance by the other parties with this Agreement.

                                  ARTICLE VII

                               GENERAL PROVISIONS

7.1  NOTICES

     All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to IR-Limited:

         Ingersoll-Rand Company Limited
         200 Chestnut Ridge Road
         Woodcliff Lake, New Jersey 07677
         Attention: Secretary

     (b) if to IR-New Jersey:

         Ingersoll Rand Company
         200 Chestnut Ridge Road
         Woodcliff Lake, New Jersey 07677
         Attention: Vice President and Secretary

     (c) if to Merger Sub:

         IR Merger Corporation
         200 Chestnut Ridge Road
         Woodcliff Lake, New Jersey 07677
         Attention: Secretary

7.2  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES

     This Agreement (including the documents and instruments referred to herein)
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article III, is not intended to confer upon any person other than the parties any rights or remedies.

7.3  GOVERNING LAW

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

7.4  GUARANTY

     At or immediately after the Effective Time, IR-Limited agrees to guaranty such debt of IR-New Jersey as IR-Limited and IR-New Jersey shall mutually agree.

     IN WITNESS WHEREOF, IR-New Jersey, IR-Limited and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

                                          INGERSOLL-RAND COMPANY LIMITED

                                          By:      /s/ RONALD G. HELLER
                                            ------------------------------------
                                            Name:  Ronald G. Heller
                                            Title: Secretary

                                          INGERSOLL-RAND COMPANY

                                          By:      /s/ PATRICIA NACHTIGAL
                                            ------------------------------------
                                            Name:  Patricia Nachtigal
                                            Title: Senior Vice President and
                                                   General Counsel

                                          IR MERGER CORPORATION

                                          By:      /s/ GERALD E. SWIMMER
                                            ------------------------------------
                                            Name:  Gerald E. Swimmer
                                            Title: President

                                   EXHIBIT A

                             STOCK PLANS SPONSORED
                                BY IR-NEW JERSEY

 1.  Ingersoll-Rand Company Employee Stock Purchase Plan

 2.  I-R/Clark Leveraged Employee Stock Ownership Plan

 3.  Ingersoll-Rand Company Supplemental Savings and Stock
     Investment Plan

 4.  IR Executive Deferred Compensation Plan

 5.  Ingersoll-Rand/Thermo King Savings and Stock Investment Plan

 6.  Ingersoll-Rand Company Savings Plan for Bargaining Unit
     Employees

 7.  Management Incentive Unit Plan of Ingersoll-Rand Company

 8.  Ingersoll-Rand Company Savings and Stock Investment Plan

 9.  Dresser-Rand Company Retirement Savings Plan

10.  Dresser-Rand Company Retirement Savings Plan B

11.  Thermo-King de Puerto Rico Retirement Savings Plan

                                   EXHIBIT B

                             STOCK PLANS SPONSORED
                                 BY IR-LIMITED

 1.  Ingersoll-Rand Company Incentive Stock Plan of 1998

 2.  Ingersoll-Rand Company Incentive Stock Plan of 1995

 3.  Ingersoll-Rand Company Incentive Stock Plan of 1990

 4.  IR Director Deferred Compensation and Stock Award Plan

FORM NO. 2                                                              ANNEX II

                              [BERMUDA CREST LOGO]

                                    BERMUDA

                             THE COMPANIES ACT 1981

                          MEMORANDUM OF ASSOCIATION OF
                           COMPANY LIMITED BY SHARES
                             (Section 7(1) and (2))

                           MEMORANDUM OF ASSOCIATION
                                       OF

                         INGERSOLL-RAND COMPANY LIMITED
                   (hereinafter referred to as "the Company")

1. The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2. We, the undersigned, namely,

                                                  BERMUDIAN                       NUMBER OF
                                                   STATUS                           SHARES
NAME                            ADDRESS           (YES/NO)       NATIONALITY      SUBSCRIBED
----                            -------           ---------      -----------      ----------
James M. MacDonald         Clarendon House           Yes           British           One
                           2 Church Street
                           Hamilton HM 11
                           Bermuda
John C.R. Collis           Clarendon House           Yes           British           One
                           2 Church Street
                           Hamilton HM 11
                           Bermuda
Anthony D. Whaley          Clarendon House           Yes           British           One
                           2 Church Street
                           Hamilton HM 11
                           Bermuda

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3. The Company is to be an EXEMPTED Company as defined by the Companies Act
   1981.

4. The Company, with the consent of the Minister of Finance, has power to hold
   land situate in Bermuda not exceeding           in all, including the
   following parcels:

     N/A

5. The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each. The minimum subscribed share capital of the Company is US$12,000.00.

6. The objects for which the Company is formed and incorporated are --

     (a) to carry on business as a holding company and to acquire and hold shares, stocks, debentures, debenture stock, interests, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation, partnership or other entity, or undertaking of whatever nature and wherever constituted or carrying on business, and shares, stock, debentures, debenture stock, interests, bonds, obligations and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, whether in Bermuda or elsewhere, and to vary, transpose, dispose of or otherwise deal with from time to time as may be considered expedient any of the Company's investments for the time being;

     (b) to acquire any such shares and other securities as are mentioned in the preceding paragraph by subscription, syndicate participation, tender, acquisition, purchase, exchange or otherwise and to subscribe for the same, either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof;

     (c) to co-ordinate the administration, policies, management, supervision, control, research, planning, trading and any and all other activities of any company or companies now or hereafter incorporated, organised, or acquired which may be or may become a Group Company (which expression, in this and the next following paragraphs means a company, corporation, partnership or other entity, wherever incorporated or formed, which is or becomes a holding company, corporation, partnership or entity or a subsidiary of, or affiliated with, the Company or any company, corporation, partnership or other entity now or hereafter incorporated or formed or acquired which is considered to be within the same "group" as the Company as such term is referred to in the Investment Business Act 1998). A company, corporation, partnership or other entity shall be deemed to be a subsidiary of the Company if it is controlled, directly or indirectly, by the Company. A company, corporation, partnership or other entity shall be deemed to be a holding company of the Company if that other company, corporation, partnership or entity is its subsidiary. A company, corporation, partnership or other entity shall be deemed to be affiliated with another company, corporation, partnership or entity only if one of them is the subsidiary of the other or both are subsidiaries of the same company, corporation, partnership or entity or each of them is controlled by the same person;

     (d) to provide financing and financial investment, management and advisory services to any Group Company, which shall include but not be limited to granting or providing credit and financial accommodation, lending and making advances with or without interest to any Group Company and lending to or depositing with any bank funds or other assets to provide security (by way of mortgage, charge, pledge, lien or otherwise) for loans or other forms of financing granted to such Group Company by such bank; provided that the Company shall not be deemed to have the power to act as executor or administrator, or as trustee, except in connection with the issue of bonds and debentures by the Company or any Group Company or in connection with a pension scheme for the benefit of employees or former employees of the Company or a Group Company or their respective predecessors, or the dependents or connections of such employees or former employees;

     (e)  the packaging of goods of all kinds;

     (f) the designing and manufacturing of goods and the buying, selling, offering, providing and dealing in goods and services of all kinds, including security and safety, climate control, industrial productivity and infrastructure products and services;

     (g)  buying, selling and dealing in goods of all kinds;

     (h) mining and quarrying and exploration for metals, minerals, fossil fuel and precious stones of all kinds and their preparation for sale or use;

     (i) exploring for, the drilling for, the moving, transporting and refining petroleum and hydro carbon products including oil and oil products;

     (j) scientific research including the improvement discovery and development of processes, inventions, patents and designs and the construction, maintenance and operation of laboratories and research centres;

     (k) land, sea and air undertakings including the land, ship and air carriage of passengers, mails and goods of all kinds;

     (l) ships and aircraft owners, managers, operators, agents, builders and repairers;

     (m) acquiring, owning, selling, chartering, repairing or dealing in ships and aircraft;

     (n)  travel agents, freight contractors and forwarding agents;

     (o)  dock owners, wharfingers, warehousemen;

     (p) ship chandlers and dealing in rope, canvas oil and ship stores of all kinds;

     (q)  all forms of engineering;

     (r) farmers, livestock breeders and keepers, graziers, butchers, tanners and processors of and dealers in all kinds of live and dead stock, wool, hides, tallow, grain, vegetables and other produce;

     (s) acquiring by purchase or otherwise and holding as an investment inventions, patents, trade marks, trade names, sales and marketing intangibles, trade secrets, designs and the like;

     17. buying, selling, hiring, letting and dealing in conveyances of any sort;

     18. employing, providing, hiring out and acting as agent for artists, actors, entertainers of all sorts, authors, composers, producers, directors, engineers and experts or specialists of any kind;

     19. to acquire by purchase or otherwise and hold, sell, dispose of and deal in real property situated outside Bermuda and in personal property of all kinds wheresoever situated; and

     20. to enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence.

7. Powers of the Company

     1. The Company shall, pursuant to the Section 42 of the Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

     2. The Company shall, pursuant to Section 42A of the Companies Act 1981, have the power to purchase its own shares.

     Signed by each subscriber in the presence of at least one witness attesting the signature thereof

                /s/ ANTHONY D. WHALEY                                       /s/ TIFFANIE PILCHER
-----------------------------------------------------       -----------------------------------------------------
                  Anthony D. Whaley                                           Tiffanie Pilcher

               /s/ JAMES M. MACDONALD                                       /s/ TIFFANIE PILCHER
-----------------------------------------------------       -----------------------------------------------------
                 James M. MacDonald                                           Tiffanie Pilcher

                /s/ JOHN C. R. COLLIS                                       /s/ TIFFANIE PILCHER
-----------------------------------------------------       -----------------------------------------------------
                  John C. R. Collis                                           Tiffanie Pilcher

                    (Subscribers)                                                (Witnesses)

SUBSCRIBED this 31ST day of July, 2001.

                                                                       ANNEX III

                              AMENDED AND RESTATED

                                    BYE-LAWS

                                       OF

                         INGERSOLL-RAND COMPANY LIMITED

                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
INTERPRETATION...................................................     1
 1.  Interpretation..............................................     1
BOARD OF DIRECTORS...............................................     2
 2.  Board of Directors..........................................     2
 3.  Management of the Company...................................     2
 4.  Power to Authorise Specific Actions.........................     3
 5.  Power to Appoint Attorney...................................     3
 6.  Power to Delegate to a Committee............................     3
 7.  Power to Appoint and Dismiss Employees......................     3
 8.  Power to Borrow and Charge Property.........................     4
     Exercise of Power to Purchase Shares of or Discontinue the
 9.  Company.....................................................     4
10.  Election of Directors.......................................     4
11.  Defects in Appointment of Directors.........................     5
12.  Removal of Directors........................................     5
13.  Vacancies on the Board......................................     6
14.  Notice of Meetings of the Board.............................     6
15.  Quorum at Meetings of the Board.............................     6
16.  Meetings of the Board.......................................     6
17.  Unanimous Written Resolutions of Directors..................     7
18.  Contracts and Disclosure of Directors' Interests............     7
19.  Remuneration of Directors...................................     7
OFFICERS.........................................................     7
20.  Officers of the Company.....................................     7
21.  Appointment and Authority of Officers.......................     7
22.  Duties of Officers..........................................     8
23.  Chairman of Meetings........................................     8
24.  Register of Directors and Officers..........................     8
MINUTES..........................................................     8
25.  Obligations of Board to Keep Minutes........................     8
INDEMNITY........................................................     8
26.  Indemnification of Directors and Officers of the Company....     8
MEETINGS.........................................................    10
27.  Annual General Meeting......................................    10
28.  Special General Meetings....................................    10
29.  Accidental Omission of Notice of General Meeting............    10
30.  Meeting Called on Requisition of Members....................    10
31.  Short Notice................................................    11
32.  Postponement of Meetings....................................    11
33.  Quorum for General Meeting..................................    11
34.  Adjournment of Meetings.....................................    11
35.  Attendance at Meetings......................................    11
36.  Unanimous Written Resolutions of Members....................    12

                                                                    PAGE
                                                                    ----
37.  Attendance of Directors.....................................    12
38.  Presiding Officer at Meetings...............................    12
39.  Voting at Meetings..........................................    12
40.  Seniority of Joint Holders Voting...........................    13
41.  Instrument of Proxy.........................................    13
42.  Representation of Corporations at Meetings..................    13
SHARE CAPITAL AND SHARES.........................................    13
43.  Authorised Share Capital....................................    13
44.  Power to Issue Shares.......................................    15
     Variation of Rights, Alteration of Share Capital and
45.  Purchase of Shares of the Company...........................    15
46.  Registered Holder of Shares.................................    16
47.  Death of a Joint Holder.....................................    16
48.  Certificated or Uncertificated Shares.......................    16
REGISTER OF MEMBERS..............................................    16
49.  Contents of Register of Members.............................    16
50.  Inspection of Register of Members...........................    17
51.  Transactions with Interested Members........................    17
52.  Record Dates................................................    17
53.  Scrutineers.................................................    17
TRANSFER OF SHARES...............................................    18
54.  Instrument of Transfer......................................    18
55.  Restriction on Transfer.....................................    18
56.  Transfers by Joint Holders..................................    18
TRANSMISSION OF SHARES...........................................    18
57.  Representative of Deceased Member...........................    18
58.  Registration on Death or Bankruptcy.........................    18
59.  Dividend Entitlement of Transferee..........................    19
DIVIDENDS AND OTHER DISTRIBUTIONS................................    19
60.  Declaration of Dividends by the Board.......................    19
CAPITALISATION...................................................    19
61.  Issue of Bonus Shares.......................................    19
ACCOUNTS AND FINANCIAL STATEMENTS................................    19
62.  Records of Account..........................................    19
63.  Fiscal Year.................................................    19
64.  Financial Statements........................................    19
AUDIT............................................................    20
65.  Appointment of Auditor......................................    20
66.  Remuneration of Auditor.....................................    20
67.  Vacation of Office of Auditor...............................    20
68.  Access to Books of the Company..............................    20
69.  Report of the Auditor.......................................    20
NOTICES..........................................................    20
70.  Notices to Members of the Company...........................    20

                                                                    PAGE
                                                                    ----
SEAL OF THE COMPANY..............................................    21
71.  The Seal....................................................    21
72.  Manner in Which Seal is to be Affixed.......................    21
WINDING-UP.......................................................    21
73.  Winding-up/Distribution by Liquidator.......................    21
ALTERATION OF BYE-LAWS...........................................    21
74.  Alteration of Bye-laws......................................    21

                              AMENDED AND RESTATED
                                    BYE-LAWS
                                       OF
                         INGERSOLL-RAND COMPANY LIMITED
                      A BERMUDA LIMITED LIABILITY COMPANY

                                 INTERPRETATION

1.  INTERPRETATION

     (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context and not defined in the text, have the following meanings respectively:

          (a) "Act" means the Companies Act 1981, as amended from time to time;

          (b) "Auditor" includes any individual, general or limited partnership, corporation, firm, association or company (including a limited liability company);

          (c) A person is a "beneficial owner" of any shares of the Company:

             (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; and

             (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other person with which it has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of shares or of any material part of the assets of the Company or of it, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the United States Securities Exchange Act of 1934 (or any successor rule or regulation);

          (d) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

          (e) "Business Combination" means:

             (i) any amalgamation, merger or consolidation of the Company or one of its subsidiaries with an Interested Member or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an Interested Member;

             (ii) any transfer or other disposition to or with an Interested Member or any affiliate or associate of an Interested Member of all or any material part of the assets of the Company or one of its subsidiaries; and

             (iii) any issuance or transfer of shares of the Company upon conversion of or in exchange for the securities or assets of any Interested Member, or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an Interested Member;

          (f) "Company" means the company for which these Bye-laws are approved and confirmed;

          (g) "Director" means a director of the Company;

          (h) "Interested Member" means any Member that:

             (i) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the voting shares of the Company then in issue; or

             (ii) is an affiliate or associate of the Company and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the shares then in issue of the Company. For the purpose of determining whether a Member is an Interested Member, the number of voting shares of the Company then in issue shall include shares deemed to be beneficially owned by such Member, but shall not include any other unissued voting shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

          (i) "Member" means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

          (j) "Notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

          (k) "Officer" means any person appointed by the Board to hold an office in the Company;

          (l) "Person" means any individual, general or limited partnership, corporation, firm, association, trust, estate, company (including a limited liability company) or any other entity or organisation or bodies of persons whether corporate or otherwise, including a government, a political subdivision or agency or instrumentality thereof;

          (m) "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Bye-laws;

          (n) "Register of Members" means the Register of Members referred to in these Bye-laws;

          (o) "Resident Representative" means any person appointed to act as resident representative and includes any deputy or assistant resident representative; and

          (p) "Secretary" means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary.

     (2) In these Bye-laws, where not inconsistent with the context:

          (a) words denoting the plural number include the singular number and vice versa;

          (b) words denoting the masculine gender include the feminine gender;

          (c) the word:

             (i) "may" shall be construed as permissive;

             (ii) "shall" shall be construed as imperative; and

          (d) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

     (3) Expressions referring to writing or written shall, unless the contrary intention appears, include cable, telex, telecopier, facsimile, printing, computer generated email, lithography, photography and other modes of representing words in legible and non-transitory form.

     (4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                               BOARD OF DIRECTORS

2.  BOARD OF DIRECTORS

     The business of the Company shall be managed by the Board.

3.  MANAGEMENT OF THE COMPANY

     (1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, expressly required to be exercised by the Company in general meeting, subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

     (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

     (3) The Board may procure that the Company pay all expenses incurred in promoting and organising the Company.

4.  POWER TO AUTHORISE SPECIFIC ACTIONS

     The Board may from time to time and at any time authorise any person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

5.  POWER TO APPOINT ATTORNEY

     The Board, or any duly authorised committee, may from time to time and at any time by power of attorney appoint any person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

6.  POWER TO DELEGATE TO A COMMITTEE

     (1) The Board may delegate any or all of its powers to a committee or committees appointed by the Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board shall impose on them; provided that a committee appointed by the Board shall not have the power to set its or its members' remuneration. The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board.

     (2) The Board, by the affirmative vote of a majority of the entire Board, may appoint from their number an executive committee of which committee a majority of committee members shall constitute a quorum; and to such extent as shall be provided in these Bye-laws and as may be permitted by law, such committee shall have and may exercise any or all of the powers of the Board.

     (3) The Board, by the affirmative vote of a majority of the entire Board, may appoint any other standing committees and such standing committees shall have and may exercise such powers as may be conferred and authorised by these Bye-laws or by the Board and as may be permitted by law.

     (4) Each committee of the Board shall keep complete, accurate minutes and records of all actions taken by such committee, prepare such minutes and records in a timely fashion and promptly distribute all such minutes and records to each member of the Board at the meeting of the Board next ensuing.

7.  POWER TO APPOINT AND DISMISS EMPLOYEES

     The Board may appoint, suspend or remove any Officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties. Nothing contained in this Bye-law shall be construed to limit the Officers or any other Company official from being able to exercise these same powers to the extent they are duly authorised to do so.

8.  POWER TO BORROW AND CHARGE PROPERTY

     The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking and property, or any part thereof, and may issue debentures, debenture shares and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party. Nothing contained in this Bye-law shall be construed to limit the Officers or any other Company official from being able to exercise these same powers to the extent they are duly authorised to do so.

9.  EXERCISE OF POWER TO PURCHASE SHARES OF OR DISCONTINUE THE COMPANY

     (1) The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act.

     (2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

10.  ELECTION OF DIRECTORS

     (1) The Board shall consist of not less than three and not more than twenty Directors or such number in excess thereof as the Members may from time to time determine. The initial Directors shall be elected or appointed at the statutory meeting of the Company and thereafter, except in the case of casual vacancy, Directors shall be elected or appointed at the annual general meeting or at any special general meeting called for that purpose. Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated. Any general meeting may authorise the Board to fill any vacancy left unfilled at a general meeting. The number of Directors to be elected at any time within the minimum and maximum limitations specified herein shall be determined from time to time by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the Board then in office. Any vacancy on the Board within the minimum and maximum limitations specified in this Bye-law may be filled by a majority of the Board then in office; provided that a quorum is present. During the existence of a vacancy on the Board the remaining Directors shall have full power to act; provided that a quorum is present. The holders of Class A Common Shares (as defined hereinafter) shall be entitled at all meetings of the Members at which Directors are elected to one vote for each such share held by them as described in this Bye-Law. The holders of Class B Common Shares (as defined hereinafter) shall not be entitled to vote for the election of Directors. At all elections of Directors each holder of Class A Common Shares shall be entitled to as many votes as shall equal the number of votes which such holder would be entitled to cast at a general meeting, multiplied by the number of Directors to be elected, and such holder may cast all such votes for a single Director, or may distribute them among the number to be voted for or any two or more Directors as such holder may see fit.

     (2) The Board shall be divided as equally as may be possible into three classes, each of which shall consist of such number as these Bye-laws may from time to time provide. Initially, the Directors of the first class shall be elected for a term of one year or until the first annual general meeting, the Directors of the second class shall be elected for a term of two years or until the second annual meeting, and the Directors of the third class shall be elected for a term of three years or until the third annual meeting. At each annual election thereafter, the successors of the Directors of the class whose term expires in that year shall be elected to hold office for a term of three years, so that the term of office of one class of Directors shall expire each year.

     (3) If the number of Directors is changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. In case of any increase in the number of Directors of any class or classes within the minimum and maximum limitations specified in Bye-law 10(1) causing a casual vacancy, additional Directors may be elected by the Board to fill such casual vacancy, but any such Director so elected shall hold office only until the next succeeding annual general meeting of Members and until his or her successor shall have been elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director.

     (4) Directors may be removed without cause only upon the affirmative vote of the holders of at least 80% of the shares of the Company entitled to vote for the election of Directors. Directors may be removed for cause only upon the affirmative vote of the holders of at least 66 2/3% of the shares of the Company entitled to vote for the election of Directors; provided that any meeting convened and held to consider the removal of a Director shall be convened and held in accordance with Bye-law 12.

     (5) Notwithstanding subparagraph (1) of this Bye-law, any Member entitled to vote for the election of Directors at a meeting or to express a consent in writing without a meeting may nominate a person or persons for election as a Director only if written notice of such Member's intent to make such nomination is given to the Secretary of the Company, either by personal delivery, mail or facsimile not later than (a) with respect to an election to be held at an annual general meeting of Members, 90 days in advance of the anniversary of the immediately preceding annual general meeting or if the date of the annual general meeting of Members occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual general meeting, not later than the close of business on the seventh day following the date on which notice of such meeting is given to Members and (b) in the case of any Member who wishes to nominate a person or persons for election as a Director pursuant to consents in writing by Members without a meeting (to the extent election by such consents is permitted under applicable law and these Bye-laws), 60 days in advance of the date on which materials soliciting such consents are first mailed to Members or, if no such materials are required to be mailed under applicable law, 60 days in advance of the date on which the first such consent in writing is executed. Each such notice shall set forth the name and address of the Member who intends to make the nomination and of the person or persons to be nominated for election as a Director, a representation that the Member is a holder of record of shares of the Company entitled to vote at such meeting or to express such consent in writing and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to execute such a consent in writing to elect such person or persons as a Director, a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations for election as a Director are to be made by the Member, such other information regarding each nominee proposed by such Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission if such nominee had been nominated, or was intended to be nominated, for election as a Director by the Board, and the consent of each nominee to serve as a Director if so elected. The Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

11.  DEFECTS IN APPOINTMENT OF DIRECTORS

     All bona fide acts taken at any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

12.  REMOVAL OF DIRECTORS

     (1) Subject to Bye-law 10(4) and any provision to the contrary in these Bye-laws, the Members may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director; provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than fourteen days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

     (2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy in accordance with Bye-law 13.

13.  VACANCIES ON THE BOARD

     (1) Subject to any requirements of these Bye-laws with respect to the filling of vacancies among additional Directors elected by a class or classes of shares, if the office of any Director becomes vacant, the remaining Directors may, by a majority vote, elect a successor who shall hold office until the next succeeding annual general meeting of the Members and until his or her successor shall have been elected and qualified.

     (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board pursuant to Bye-law 15, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

     (3) The office of Director shall be vacated if the Director:

          (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

          (b) is or becomes bankrupt or makes any arrangement or composition with his or her creditors generally;

          (c) is or becomes of unsound mind or dies; or

          (d) resigns his or her office by notice in writing to the Company.

14.  NOTICE OF MEETINGS OF THE BOARD

     (1) Notice of a regular meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by mail, courier service, cable, telex, telecopier, facsimile, printing, computer generated email or other mode of representing words in a legible and non-transitory form at such Director's last known address or any other address given by such Director to the Company for this purpose at least two days before the proposed date of the meeting, but a failure of the Secretary to send such notice shall not invalidate any proceedings of the Board at such meeting.

     (2) Notice of a special meeting of the Board shall be deemed to be duly given to a Director if it is sent to such Director by mail at least two days before the proposed date of the meeting, or given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by mail, courier service, cable, telex, telecopier facsimile, printing, computer generated email or other mode of representing words in a legible and non-transitory form, at such Director's last known address or any other address given by such Director to the Company for this purpose at least one day before the proposed date of the meeting, but such notice may be waived by any Director. At any special meeting at which every Director shall be present, even without notice, any business may be transacted.

15.  QUORUM AT MEETINGS OF THE BOARD

     The quorum necessary for the transaction of business at all meetings of the Board shall be a majority of the Directors then in office. If at any meeting of the Board there be less than a quorum present, a majority of those present or any Director solely present may adjourn the meeting from time to time without further notice.

16.  MEETINGS OF THE BOARD

     (1) Regular meetings of the Board shall be held at such times and intervals as the Board may from time to time determine.

     (2) Special meetings of the Board shall be held on the requisition of the Chairman, if one is appointed, the Deputy Chairman, if one is appointed, the President, or by 33 1/3% of the Directors then in office.

     (3) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

     (4) Unless a greater number is expressly required by law or these Bye-laws, the affirmative votes of a majority of the votes cast by the Directors present at a meeting at which a quorum is in attendance shall be the act of the Board or a committee thereof, as appropriate. At any time that these Bye-laws provide that Directors elected by the holders of a class or series of shares shall have more or less than one vote per Director on any matter, every reference in these Bye-laws to a majority or other proportion of Directors shall refer to a majority or other proportion of the votes of such Directors.

17.  UNANIMOUS WRITTEN RESOLUTIONS OF DIRECTORS

     A resolution in writing signed by all the Directors then in office, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

18.  CONTRACTS AND DISCLOSURE OF DIRECTORS' INTERESTS

     (1) Any Director, or any firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director; provided that nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

     (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

     (3) Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

19.  REMUNERATION OF DIRECTORS

     The remuneration (if any) of the Directors shall be determined by the Board from time to time. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally; provided that nothing contained herein shall be construed to preclude any Director from serving the Company in any other capacity or receiving compensation therefor.

                                    OFFICERS

20.  OFFICERS OF THE COMPANY

     The Officers of the Company shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, such additional Vice Presidents or Deputy Chairmen as the Board may from time to time determine, a Secretary and such additional Officers, including a Chief Executive Officer, as the Board may from time to time determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws. A person may hold any number of offices simultaneously; provided that the same person may not hold the offices of President and Vice President, or Chairman and Deputy Chairman, simultaneously.

21.  APPOINTMENT AND AUTHORITY OF OFFICERS

     (1) The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a President and a Vice President or a Chairman and a Deputy Chairman who shall be Directors. Any vacancy arising in the position of President or Chairman shall be filled by the Board at such time and in such manner as the Board shall determine. Such Vice President or Deputy Chairman shall have such duties and responsibilities as provided in these Bye-laws or as may be determined by the Board from time to time.

     (2) The Secretary and additional Officers, if any, shall be appointed by the Board from time to time. The Chief Executive Officer shall have the authority to appoint and remove assistant officers (who shall not be deemed to be Officers for the purposes of these Bye-laws) with such authority as the Chief Executive Officer shall deem appropriate.

22.  DUTIES OF OFFICERS

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

23.  CHAIRMAN OF MEETINGS

     Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if one is appointed, or, in the absence of a Chairman, the Deputy Chairman, if one is appointed, or, in the absence of the Deputy Chairman, the President, shall act as chairman at any general meeting, or in the absence of any of the foregoing Officers, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

24.  REGISTER OF DIRECTORS AND OFFICERS

     The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                    MINUTES

25.  OBLIGATIONS OF BOARD TO KEEP MINUTES

     (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

          (a) of all elections and appointments of Officers;

          (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

          (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board and meetings of committees appointed by the Board.

     (2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                   INDEMNITY

26.  INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY

     (1) The Company shall indemnify any person who was, is or is threatened to be made a party to a Proceeding (as hereinafter defined) by reason of the fact that he or she (a) is or was a Director or Officer of the Company or (b) while a Director or Officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, general or limited partnership, firm, association, trust, estate, company (including a limited liability company) or any other entity or organisation or employee benefit plan or other enterprise, to the fullest extent permitted under Bermuda law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any Director or Officer who is elected and accepts the position of Director or Officer of the Company or elects to continue to serve as a Director or Officer of the Company while this Bye-law is in effect. Any repeal or amendment of this Bye-law shall be prospective only and shall not limit the rights of any such Director or Officer or the obligations of the Company with respect to any claim arising from or related to the services of such Director or Officer in any of the foregoing capacities prior to any such repeal or amendment to this Bye-law. Such right shall include the right to be paid by the Company expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under Bermuda law, as the same exists or may hereafter be amended; provided that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the Director or Officer is not entitled to be indemnified under this Bye-law or otherwise. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Company within 60 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under Bermuda law, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including the Board or any committee thereof, independent legal counsel or Members) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Company (including the Board or any committee thereof, independent legal counsel or Members) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

     Except as otherwise provided in this subparagraph (1), the Company shall be required to indemnify a Director or Officer in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorised by the Board.

     (2) The Company may additionally indemnify any employee or agent of the Company to the fullest extent permitted by law.

     (3) The rights conferred on any person indemnified by this Bye-law shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Memorandum of Association of the Company, these Bye-laws, agreement, vote of the Members or disinterested Directors or otherwise.

     (4) The Company's obligation, if any, to indemnify or to advance expenses to any person indemnified who was or is serving at its request as a Director or Officer or otherwise of another person described in subparagraph (1) shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other person.

     (5) This Bye-law shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than persons authorised for indemnification under this Bye-law when and as authorised by appropriate corporate action.

     (6) The indemnity provided by this Bye-law 26 shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

     (7) "Proceeding," for purposes of this Bye-law 26, means any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding.

     (8) Each Member agrees to exempt a Director or Officer from any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his or her duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

                                    MEETINGS

27.  ANNUAL GENERAL MEETING

     (1) The annual general meeting of the Company shall be held in each year other than the year of organisation at such time and place as the Board shall appoint. At least five days notice of such meeting shall be given to each Member stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

     (2) At any annual general meeting only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board or (b) by any Member entitled to vote at such meeting who complies with the procedures set forth in this Bye-law. Any Member entitled to vote at such meeting may propose business to be included in the agenda of such meeting only if written notice of such Member's intent is given to the Secretary of the Company, either by personal delivery or mail or by facsimile, not later than 90 days in advance of the anniversary of the immediately preceding annual general meeting or if the date of the annual general meeting of Members occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the seventh day following the date on which notice of such meeting is given to Members. A Member's notice to the Secretary shall set forth in writing as to each matter such Member proposes to bring before the annual general meeting (a) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (b) the name and address, as they appear on the Company's books, of the Members proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the Member and (d) any material interest of the Member in such business. Notwithstanding anything in these Bye-laws to the contrary, no business shall be conducted at an annual general meeting except in accordance with the procedures set forth in this subparagraph. The Officer of the Company or other person presiding at the annual general meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this subparagraph, and, if such Officer or other person should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

28.  SPECIAL GENERAL MEETINGS

     The Chairman, if one is appointed, the President or the Board by vote of a majority of the Board may convene a special general meeting of the Company whenever in its judgement such a meeting is necessary, upon not less than five days' notice which shall state the date, time, place and the nature of the business to be considered at the meeting. Special general meetings may be held at such place as may from time to time be designated by the Board and stated in the notice of the meeting. In any special general meeting of the Company only such business shall be conducted as is set forth in the notice thereof.

29.  ACCIDENTAL OMISSION OF NOTICE OF GENERAL MEETING

     The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

30.  MEETING CALLED ON REQUISITION OF MEMBERS

     Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right to vote in general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply; provided that for any question proposed for consideration at any such special general meeting to be approved shall require the affirmative vote of the holders of not less than 66 2/3% of the shares entitled to vote thereon.

31.  SHORT NOTICE

     A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting and (ii) a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

32.  POSTPONEMENT OF MEETINGS

     The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under Bye-law 30 of these Bye-laws); provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

33.  QUORUM FOR GENERAL MEETING

     (1) In any general meeting of the Company, except as otherwise expressly required by the Act or by these Bye-laws, two or more persons present in person and representing in person or by proxy a majority of the shares then in issue entitled to vote at any meeting shall form a quorum for the transaction of business; provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business in any general meeting of the Company held during such time. If the holders of the number of shares necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these Bye-laws for an annual general meeting, a majority in interest of the Members present, in person or by proxy, may adjourn from time to time without notice other than announcement at the meeting until the holders of the amount of shares requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

     (2) Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the presence in person or by proxy of the holders of record of the shares of such class or series entitled to cast a majority of the votes thereon shall constitute a quorum for the transaction of such specified item of business.

34.  ADJOURNMENT OF MEETINGS

     The chairman of a general meeting may, with the consent of a majority of the Members, in any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

35.  ATTENDANCE AT MEETINGS

     Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

36.  UNANIMOUS WRITTEN RESOLUTIONS OF MEMBERS

     (1) Subject to subparagraph (6), any action which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

     (2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

     (3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

     (4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in a general or special meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

     (5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

     (6) This Bye-law shall not apply to:

          (a) a resolution passed pursuant to Section 89(5) of the Act; or

          (b) a resolution passed for the purpose of removing a Director before the expiration of his or her term of office under these Bye-laws.

37.  ATTENDANCE OF DIRECTORS

     The Directors of the Company shall be entitled to receive notice of, and to attend and be heard in any general meeting.

38.  PRESIDING OFFICER AT MEETINGS

     At all meetings of Members, unless otherwise determined by the Board, the Chairman, if one is appointed, or, in the absence of a Chairman, the Deputy Chairman, if one is appointed, or, in the absence of the Deputy Chairman, the President, shall preside and the Secretary shall act as secretary of the meeting.

39.  VOTING AT MEETINGS

     Except as otherwise expressly required by the Act or these Bye-laws, any question proposed for the consideration of the Members at any general meeting at which a quorum is in attendance shall be decided by the affirmative vote of a majority of the votes cast by ballot by the Members in person or by proxy appointed by instrument in writing subscribed by such Member or by his or her duly authorised attorney and delivered to the chairman of the meeting. Without limiting the generality of the foregoing, any matter which relates to the amalgamation, merger or consolidation of the Company with another entity or the sale, lease or exchange of all or substantially all of the assets of the Company shall, except as otherwise expressly provided in these Bye-laws, require the affirmative vote of a majority of the votes cast in order to be approved. In the case of an equality of votes the resolution shall fail. Directors shall be elected as set forth in Bye-law 10.

40.  SENIORITY OF JOINT HOLDERS VOTING

     In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

41.  INSTRUMENT OF PROXY

     The instrument appointing a proxy shall be in writing in the form as may be prescribed by the Board from time to time, under the hand of the appointor or of the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney. The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.

42.  REPRESENTATION OF CORPORATIONS AT MEETINGS

     A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote in general meetings on behalf of a corporation that is a Member.

                            SHARE CAPITAL AND SHARES

43.  AUTHORISED SHARE CAPITAL

     (1) The authorised share capital of the Company is US$1,175,010,000, consisting of (1) 1,175,000,000 common shares of the par value of US$1.00 per share, which common shares consist of (a) 600,000,000 Class A common shares ("Class A Common Shares") and 575,000,000 Class B common shares ("Class B Common Shares"), and (2) 10,000,000 preference shares of the par value of US$0.001 per share ("Preference Shares"), with any series of Preference Shares being designated from time to time pursuant to subparagraph (4) of this Bye-law.

     (2) Subject to these Bye-laws, the holders of Class A Common Shares shall:

          (a) subject to Bye-law 43(3)(b), be entitled to such dividends as the Board may, in its discretion, from time to time declare and pay out of funds legally available for the payment of dividends;

          (b) in the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, after payment in full has been made to the holders of the Preference Shares of the amounts to which they are respectively entitled or sufficient sums have been set apart for the payment thereof, be entitled to receive ratably any and all surplus assets remaining to be paid or distributed;

          (c) subject to any required Preference Share class votes, be entitled to one vote per Class A Common Share held by them and shall vote together as a single class on all matters submitted to a vote of the Members with the holders of (i) Preference Shares (but only to the extent the holders of Preference Shares shall be entitled to vote with respect to the applicable series of Preference Shares or under the Act) and (ii) Class B Common Shares (but only to the extent the holders of Class B Common Shares shall be entitled to vote under the Act);

          (d) generally be entitled to enjoy all of the rights attaching to Class A Common Shares; and

          (e) not be entitled to any preemptive or preferential rights to subscribe for or purchase any shares of any class or series of shares of the Company, now or hereafter authorised, or any series convertible into, or warrants or other evidences of optional rights to purchase or subscribe for, shares of any class or series of the Company, now or hereafter authorised.

     (3) Subject to these Bye-laws, the holders of Class B Common Shares shall have all of the rights of the holders of Class A Common Shares, except that:

          (a) the holders of Class B Common Shares shall not be entitled to vote, except as to matters for which the Act specifically requires voting rights for otherwise nonvoting shares;

          (b) if a dividend or other distribution in cash, shares or other property is declared or paid on Class A Common Shares, a like dividend or other distribution in kind and amount shall also be declared and paid on Class B Common Shares;

          (c) the holders of Class B Common Shares shall have the right to convert their shares into Class A Common Shares on a one-for-one basis in the following circumstances:

             (i) to satisfy the obligations of the Company or its subsidiaries or affiliated companies to issue Class A Common Shares with regard to the exercise of share options, grants or purchases of shares pursuant to share incentive plans, employee share purchase plans, dividend reinvestment plans or other stock-based compensation, retirement or deferred compensation plans sponsored by the Company or its subsidiaries or affiliated companies; or

             (ii) as consideration for any acquisition of stock or assets of a third party;

          (d) in the event of the transfer of Class B Common Shares to any person other than a wholly-owned, direct or indirect, subsidiary of the Company, Class B Common Shares so transferred shall automatically be converted into Class A Common Shares on a one-for-one basis, subject to adjustment for share divisions or other recapitalization events; and

          (e) the holders of Class B Common Shares shall have the right upon written notice to require the Company, subject to Section 42A of the Act, to purchase for cash the number of Class B Common Shares stated in such notice at the fair market value per Class A Common Share on the date of such notice. Any such purchase shall be settled within 180 calendar days of the day such notice is given and shall include simple interest from the date of the notice to but not including the payment date at a rate equal to the prime rate charged by the Chase Manhattan Bank or its successor. For purposes of this paragraph, the fair market value per Class A Common Share, as of any date, means the average of the high and low sales prices of a Class A Common Share as reported on the New York Stock Exchange composite tape on the applicable date, or if no sales of Class A Common Shares were made on the New York Stock Exchange on that date, the average of the high and low prices as reported on the composite tape for the most recent preceding day on which sales of Class A Common Shares were made. No dividends shall be declared on any Class B Common Shares for which notice has been given under this paragraph.

     (4) The Board is empowered to cause the Preference Shares to be issued from time to time as shares of one or more series of Preference Shares, and in the resolution or resolutions providing for the issue of shares of each particular series, before issuance, the Board is expressly authorised to fix:

          (a) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;

          (b) the rate of dividends payable on shares of such series, whether or not and upon what conditions dividends on shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

          (c) the terms, if any, on which shares of such series may be redeemed, including without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

          (d) the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

          (e) the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;

          (f) the terms, if any, upon which the holders of shares of such series may convert shares thereof into shares of any other class or classes or of any one or more series of the same class or of another class or classes;

          (g) the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional Directors of the Company in case of dividend arrearages or other specified events, or upon other matters;

          (h) whether or not the holders of shares of such series, as such, shall have any preemptive or preferential rights to subscribe for or purchase shares of any class or series of shares of the Company, now or hereafter authorised, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe for, shares of any class or series of the Company, now or hereafter authorised;

          (i) whether or not the issuance of additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the preferences, rights and qualifications of any such other series; and

          (j) such other rights, preferences and limitations as may be permitted to be fixed by the Board of the Company under the laws of Bermuda as in effect at the time of the creation of such series.

     (5) Subject to these Bye-laws and except to the extent otherwise provided for in a series of Preference Shares in its designation, the Preference Shares shall be of equal rank and be identical in all respects. The Board is authorised to change the designations, rights, preferences and limitations of any series of Preference Shares theretofore established, no shares of which have been issued.

44.  POWER TO ISSUE SHARES

     (1) Subject to these Bye-laws and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Board may from time to time prescribe.

     (2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

     (3) Unless otherwise permitted by law, the Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

45. VARIATION OF RIGHTS, ALTERATION OF SHARE CAPITAL AND PURCHASE OF SHARES OF THE COMPANY

     (1) Subject to the provisions of Sections 42 and 43 of the Act and except as otherwise expressly set forth in these Bye-laws, any Preference Shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

     (2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of 75% of the shares then in issue of that class or with the sanction of a resolution passed by a majority of the votes cast in a separate general meeting of the holders of the shares of the class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

     (3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

     (4) The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

46.  REGISTERED HOLDER OF SHARES

     (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

     (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by direct deposit to the bank account designated by the Member for such purpose and cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

47.  DEATH OF A JOINT HOLDER

     Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall, subject to Bye-law 58, recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

48.  CERTIFICATED OR UNCERTIFICATED SHARES

     (1) The shares of the Company may be issued in certificated or uncertificated form. The Board shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of such certificated or uncertificated shares of the Company.

     (2) Promptly after uncertificated shares have been registered as issued, the Company or its transfer agent shall send to the registered owner thereof a written statement containing a description of the issue of which such shares are a part, the number of shares registered, the date of registration and such other information as may be required or appropriate.

                              REGISTER OF MEMBERS

49.  CONTENTS OF REGISTER OF MEMBERS

     (1) The Board shall cause to be kept in one or more books a Register of its Members and shall enter therein the particulars required by the Act which are as follows:

          (a) the name and address of each Member, the number and, where appropriate, the class or series of shares held by such Member and the amount paid on such shares;

          (b) the date on which each person was entered in the Register as a Member; and

          (c) the date on which any person ceased to be a Member.

     (2) Subject to the Act, the Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a registration office in connection therewith.

50.  INSPECTION OF REGISTER OF MEMBERS

     The Register of Members and, if applicable, any branch register of Members shall be open to inspection at the registered office of the Company and, if applicable, any registration office, on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members and, if applicable, any branch register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

51.  TRANSACTIONS WITH INTERESTED MEMBERS

     (1) The Company may not engage, at any time, in any Business Combination with any Interested Member unless the Business Combination receives the affirmative vote of the holders of 80% of the shares then in issue of all classes of shares of the Company entitled to vote, considered for the purposes of this provision as one class.

     (2) Interested Member status of a Member is determined as of the date of any action taken by the Board with respect to such transaction or as of any record date for the determination of Members entitled to notice and to vote with respect thereto or immediately prior to the consummation of such transaction. Any determination made in good faith by the Board, on the basis of information at the time available to it, as to whether any person is an Interested Member, shall be conclusive and binding for all purposes of these Bye-laws.

     (3) The provisions of subparagraph (1) of this Bye-law shall not apply to
(a) any Business Combination with an Interested Member that has been approved by the Board or (b) any agreement for the amalgamation, merger or consolidation of any subsidiary of the Company with the Company or with another subsidiary of the Company if (i) the provisions of this subparagraph shall not be changed or otherwise affected by or by virtue of the amalgamation, merger or consolidation and (ii) the holders of greater than 50% of the voting power of the Company or the subsidiary, as appropriate, immediately prior to the amalgamation, merger or consolidation continue to hold greater than 50% of the voting power of the amalgamated company immediately following the amalgamation, merger or consolidation.

52.  RECORD DATES

     Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

          (a) determining the Members entitled to receive any dividend; and

          (b) determining the Members entitled to receive notice of and to vote in any general meeting of the Company.

53.  SCRUTINEERS

     (1) One or more scrutineers may be appointed by the Board to act at any meeting of Members, or, if the Board fails to act, the chairman of the meeting may appoint a scrutineer or scrutineers. A scrutineer may or may not be a Member, but shall not be a candidate for the office of Director.

     (2) The scrutineer or scrutineers shall determine the number of shares then in issue and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Members.

     (3) Each scrutineer, before entering upon the discharge of the duties described in Bye-law 53(2), shall be sworn faithfully to execute the duties of a scrutineer at such meeting with strict impartiality, and according to the best of such person's ability.

                               TRANSFER OF SHARES

54.  INSTRUMENT OF TRANSFER

     An instrument of transfer shall be in the form as may be prescribed by the Board from time to time. The Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

55.  RESTRICTION ON TRANSFER

     (1) The Board shall refuse to register the transfer of a share unless such transfer is in accordance with the Bye-laws and all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

     (2) If the Board refuses to register a transfer of any share, the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

56.  TRANSFERS BY JOINT HOLDERS

     The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                             TRANSMISSION OF SHARES

57.  REPRESENTATIVE OF DECEASED MEMBER

     In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder (as set forth in Bye-law 58), shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorized to deal with the shares of a deceased Member.

58.  REGISTRATION ON DEATH OR BANKRUPTCY

     Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Company may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form as may be prescribed by the Board. On the presentation thereof to the Company, accompanied by such evidence as the Company may require to prove the title of the transferor, the transferee shall be registered as a Member but the Company shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

59.  DIVIDEND ENTITLEMENT OF TRANSFEREE

     A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered holder of the share. However, the Company may determine to withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of these Bye-laws being met, such a person may vote at meetings.

                       DIVIDENDS AND OTHER DISTRIBUTIONS

60.  DECLARATION OF DIVIDENDS BY THE BOARD

     The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them or the class or series of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

                                 CAPITALISATION

61.  ISSUE OF BONUS SHARES

     The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

                       ACCOUNTS AND FINANCIAL STATEMENTS

62.  RECORDS OF ACCOUNT

     The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

          (b) all sales and purchases of goods by the Company; and

          (c) the assets and liabilities of the Company.

     Such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

63.  FISCAL YEAR

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

64.  FINANCIAL STATEMENTS

     Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

                                     AUDIT

65.  APPOINTMENT OF AUDITOR

     Subject to Section 88 of the Act, in the annual general meeting or in a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

66.  REMUNERATION OF AUDITOR

     The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

67.  VACATION OF OFFICE OF AUDITOR

     If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

68.  ACCESS TO BOOKS OF THE COMPANY

     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

69.  REPORT OF THE AUDITOR

     (1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

     (2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting pursuant to Bye-law 64.

     (3) The generally accepted auditing standards referred to in subparagraph
(2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

                                    NOTICES

70.  NOTICES TO MEMBERS OF THE COMPANY

     A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, printing, computer generated email or other mode of representing words in a legible and non-transitory form.

                              SEAL OF THE COMPANY

71.  THE SEAL

     The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

72.  MANNER IN WHICH SEAL IS TO BE AFFIXED

     The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose; provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the organisation documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

                                   WINDING-UP

73.  WINDING-UP/DISTRIBUTION BY LIQUIDATOR

     If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             ALTERATION OF BYE-LAWS

74.  ALTERATION OF BYE-LAWS

     No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

                                  * * * * * *

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  INGERSOLL-RAND COMPANY

     Article Seventh of the restated certificate of incorporation, as amended, of Ingersoll-Rand Company ("IR-New Jersey") provides that, to the fullest extent permitted by the laws of the State of New Jersey, directors and officers of IR-New Jersey shall not be personally liable to IR-New Jersey or its shareholders for damages for breach of any duty owed to IR-New Jersey or its shareholders, except that no such director or officer shall be relieved from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to IR-New Jersey or its shareholders, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such person of an improper personal benefit.

     Article Seventh also provides that each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, by reason of his or her being or having been a director or officer of IR-New Jersey, or by reason of his or her being or having been a director, officer, trustee, employee or agent of any other corporation or of any partnership, joint venture, employee benefit plan or other entity or enterprise, serving as such at the request of IR-New Jersey, shall be indemnified and held harmless by IR-New Jersey to the fullest extent permitted by the New Jersey Business Corporation Act (the "NJBCA"), from and against all reasonable costs, disbursements and attorney's fees, and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors, administrators and assigns; provided, however, that there shall be no indemnification with respect to any settlement of any proceeding unless IR-New Jersey has given its prior consent to such settlement or disposition. This right to indemnification includes the right to be paid by IR-New Jersey the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that, if the NJBCA so requires, the payment of such expenses shall be made only upon receipt by IR-New Jersey of an undertaking to repay all amounts so advanced unless it shall ultimately be determined that such director or officer is entitled to be indemnified.

     Article Seventh also provides that the right to indemnification thereunder is a contract right and gives claimants certain rights with respect to claims for indemnification not paid by IR-New Jersey after 30 days following a written request. Finally, Article Seventh provides that the right to indemnification and advancement of expenses provided thereby shall not exclude or be exclusive of any other rights to which any person may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise.

     Sections 1 and 2 of Article IX of IR-New Jersey's by-laws also provide directors and officers with certain rights to indemnity that are substantially similar to the foregoing provisions of Article Seventh.


     Section 14A: 3-5 of the NJBCA provides that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct unless the court in which such proceeding was brought determines upon application that the defendant, officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. In any case, a corporation must indemnify an officer or director against expenses (including attorneys' fees) to the extent that he or she has been successful on the merits or otherwise or in defense of any claim or issue.


     IR-New Jersey has a liability insurance policy in effect that covers certain claims against any officer or director of IR-New Jersey by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

  INGERSOLL-RAND COMPANY LIMITED

     Section 98 of the Companies Act 1981 of Bermuda (the "Companies Act") provides generally that a Bermuda company may indemnify its directors and officers against any liability that by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from fraud or dishonesty of which such director or officer may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors and officers against any liability incurred by them in defending any proceedings, whether civil or criminal, in which a judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Companies Act.

     Ingersoll-Rand Company Limited ("IR-Limited") has adopted provisions in its Amended and Restated Bye-laws, similar to those of IR-New Jersey described above, which provide that IR-Limited shall indemnify its officers and directors to the maximum extent permitted under Bermuda law.

     IR-Limited will also obtain liability insurance similar to that of IR-New Jersey described above.

ITEM 21.  EXHIBITS


EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
  2       --   Agreement and Plan of Merger among Ingersoll-Rand Company
               Limited, Ingersoll-Rand Company and IR Merger Corporation
               (incorporated by reference to Annex I to the proxy
               statement/ prospectus included as part of this Registration
               Statement)
  3.1     --   Memorandum of Association of Ingersoll-Rand Company Limited
               (incorporated by reference to Annex II to the proxy
               statement/prospectus included as part of this Registration
               Statement)
  3.2     --   Amended and Restated Bye-Laws of Ingersoll-Rand Company
               Limited (incorporated by reference to Annex III to the proxy statement/prospectus included as part of this Registration
               Statement)
  4.1+    --   Certificate of Designation, Preferences and Rights of Series
               A Preference Shares of Ingersoll-Rand Company Limited
  4.2+    --   Rights Agreement between Ingersoll-Rand Company Limited and
               The Bank of New York, as Rights Agent
  4.3+    --   Voting Agreement between Ingersoll-Rand Company Limited and
               Ingersoll-Rand Company
  4.4*    --   Specimen Class A common share certificate, par value $1.00 per share, of Ingersoll-Rand Company Limited
  5.1+    --   Form of Opinion of Conyers Dill & Pearman as to the legality of the securities being issued
  8.1+    --   Form of Opinion of Baker & McKenzie as to certain tax
               matters
  8.2+    --   Form of Opinion of Conyers Dill & Pearman as to certain tax matters (included in Exhibit 5.1)
 23.1+    --   Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
 23.2+    --   Consent of PricewaterhouseCoopers LLP
 23.3+    --   Consent of Baker & McKenzie (included in Exhibit 8.1)
24*       --   Powers of Attorney
 99.1+    --   Form of proxy card


---------------


*previously filed



+filed herewith


ITEM 22.  UNDERTAKINGS

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURE


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Woodcliff Lake, State of New Jersey, on October 30, 2001.


                                          INGERSOLL-RAND COMPANY LIMITED


                                          By:     /s/ RONALD G. HELLER
                                            ------------------------------------
                                            Name: Ronald G. Heller
                                            Title: Secretary



     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.



                    SIGNATURE                                    TITLE                       DATE
                    ---------                                    -----                       ----

                        *                                President and Director        October 30, 2001
 ------------------------------------------------    (Principal Executive Officer)
                Gerald E. Swimmer


                        *                             Vice President and Director      October 30, 2001
 ------------------------------------------------
                Patricia Nachtigal


               /s/ RONALD G. HELLER                      Secretary and Director        October 30, 2001
 ------------------------------------------------
                 Ronald G. Heller


                        *                            Treasurer (Principal Financial    October 30, 2001
 ------------------------------------------------       and Accounting Officer)
                    Peter Hong


 *By:              /s/ RONALD G. HELLER
        -----------------------------------------
                     Ronald G. Heller
                     Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
  2      Agreement and Plan of Merger among Ingersoll-Rand Company
         Limited, Ingersoll-Rand Company and IR Merger Corporation
         (incorporated by reference to Annex I to the proxy
         statement/prospectus included as part of this Registration
         Statement)
  3.1    Memorandum of Association of Ingersoll-Rand Company Limited
         (incorporated by reference to Annex II to the proxy
         statement/prospectus included as part of this Registration
         Statement)
  3.2    Amended and Restated Bye-Laws of Ingersoll-Rand Company
         Limited (incorporated by reference to Annex III to the proxy statement/prospectus included as part of this Registration
         Statement)
  4.1+   Certificate of Designation, Preferences and Rights of Series
         A Preference Shares of Ingersoll-Rand Company Limited
  4.2+   Rights Agreement between Ingersoll-Rand Company Limited and
         The Bank of New York, as Rights Agent
  4.3+   Voting Agreement between Ingersoll-Rand Company Limited and
         Ingersoll-Rand Company
  4.4*   Specimen Class A common share certificate, par value $1.00 per share, of Ingersoll-Rand Company Limited
  5.1+   Form of Opinion of Conyers Dill & Pearman as to the legality of the securities being issued
  8.1+   Form of Opinion of Baker & McKenzie as to certain tax
         matters
  8.2+   Form of Opinion of Conyers Dill & Pearman as to certain tax matters (included in Exhibit 5.1)
 23.1+   Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
 23.2+   Consent of PricewaterhouseCoopers LLP
 23.3+   Consent of Baker & McKenzie (included in Exhibit 8.1)
 24*     Powers of Attorney
 99.1+   Form of proxy card


---------------


*previously filed



+filed herewith